SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 23, 1997


                             GOLF HOST RESORTS, INC.
             (Exact name of registrant as specified in its charter)


         Colorado                       2-64309                  84-0631130
  (State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


           P.O. Box 3131, Durango, Colorado                         81302
       (Address of principal executive offices)                  (Zip Code)




Registrant's telephone number, including area code: (303) 259-2000


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

     On June 23, 1997, a merger and stock purchase transaction occurred, pursuant to that certain Stock Purchase and Merger Agreement, dated April 25, 1997 (the "Merger Agreement"), by and among Golf Hosts, Inc., a Florida corporation ("GHI"), Stanley D. Wadsworth, Brenton Wadsworth, C. James McCormick and TM Golf Hosts, Inc., a Florida corporation ("TM"), by which the registrant became a wholly-owned indirect subsidiary of Golf Host Holdings, Inc., a Delaware corporation ("Holdings"). A group of individual investors led by Barry Sternlicht is the record and beneficial owner of 74 percent of the issued and outstanding capital stock of Holdings.

     Prior to the transaction, GHI owned 80 percent of the issued and outstanding capital stock of the registrant. The remaining 20 percent of the registrant's issued and outstanding capital stock, as well as a controlling interest in GHI, was held by Stanley D. Wadsworth, Brenton Wadsworth and C. James McCormick (collectively, the "Control Shareholders"). Pursuant to the Merger Agreement, (i) GHI acquired the remaining shares of the registrant from the Control Shareholders, and (ii) TM, a wholly-owned subsidiary of Holdings, was merged with and into GHI with GHI being the surviving corporation. GHI's existing shares were converted into the right to receive cash, and TM's shares were each converted into 100 shares of GHI.

     Total consideration for the acquisition was $54,127,981.03 cash (subject to adjustment), which was obtained pursuant to a Loan Agreement, dated April 20, 1997 (the "Loan Agreement"), between the registrant and Golf Trust of America, L.P., a Delaware limited partnership ("GTA"). The Loan Agreement provides for a revolving line of credit of up to $78,975,000, from which the merger consideration was obtained. The term of the loan is 30 years, and is secured by certain real and personal property of the registrant and a guaranty by GHI.

     Descriptions of the Merger Agreement and the Loan Agreement and the transactions contemplated thereunder do not purport to be complete. Included as exhibits hereto are the Merger Agreement and the Loan Agreement and, as such, the foregoing description is qualified in its entirety by reference to and incorporation of the terms and provisions contained in those exhibits.

Item 4.  Changes in Registrant's Certifying Accountant.

     Effective July 8, 1997, the registrant has dismissed Arthur Andersen LLP ("Arthur Andersen") as the registrant's independent accountant, and has retained Price Waterhouse as the new independent accountant for the registrant. The change was implemented solely as a result of the change in control discussed above. Arthur Andersen's reports on the registrant's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The change of accountants was duly approved by the board of directors of the registrant. During the registrant's two most recent fiscal years there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     The following documents are filed as exhibits hereto:

     Exhibit 2.1 Stock Purchase and Merger Agreement, dated April 25, 1997, by and among Golf Hosts, Inc., Stanley D. Wadsworth, Brenton Wadsworth, C. James McCormick and TM Golf Hosts, Inc.

     Exhibit 99.1 Loan Agreement, dated April 20, 1997, between Golf Host Resorts, Inc. and Golf Trust of America, L.P.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GOLF HOST RESORTS, INC.
                                            (Registrant)



Date: July 8, 1997                          By: /s/ Merrick R. Kleeman
                                               Name:  Merrick R. Kleeman
                                               Title:  President

                       STOCK PURCHASE AND MERGER AGREEMENT


                                      among


                                GOLF HOSTS, INC.,

                              STANLEY D. WADSWORTH,
                               BRENTON WADSWORTH,
                               C. JAMES MCCORMICK,



                                       and



                               TM GOLF HOSTS, INC.



                           Dated as of April 25, 1997

                                TABLE OF CONTENTS

Section                                                                    Page

                                    ARTICLE I

                                   DEFINITIONS

   1.1  Definitions.......................................................  2

                                   ARTICLE II

                                   THE MERGER

   2.1  Surviving Corporation............................................. 11
   2.2  Articles of Incorporation......................................... 12
   2.3  By-Laws........................................................... 12
   2.4  Directors......................................................... 12
   2.5  Officers.......................................................... 12
   2.6  Effective Time.................................................... 12

                                   ARTICLE III

               CONVERSION OF SHARES AND PURCHASE OF RESORT SHARES

   3.1  Company Shares of Common Stock.................................... 12
   3.2  Dissenting Shares................................................. 13
   3.3  Exchange Agent.................................................... 13
   3.4  Conversion of Purchaser Stock..................................... 15
   3.5  Purchase of the Resort Shares..................................... 15

                                   ARTICLE IV

                                CLOSING OF MERGER

   4.1  Closing........................................................... 15
   4.2  Calculation of Purchaser's Closing Payment........................ 15
   4.3  Determination of Purchaser's Closing Payment...................... 18
   4.4  Delivery of Stock; Payment........................................ 19
   4.5  Accounts Receivable............................................... 19
   4.6  Prorations........................................................ 20

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF EACH RESORT HOLDER

   5.1  Title to Shares................................................... 21
   5.2  Due Authorization................................................. 21
   5.3  Consents and Approvals; Authority Relative to this Agreement...... 21
   5.4  Broker's Fees..................................................... 22

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   6.1  Due Incorporation; Capitalization................................. 22
   6.2  Financial Statements.............................................. 24
   6.3  Reports........................................................... 25
   6.4  Right of First Refusal............................................ 25
   6.5  Subsidiaries...................................................... 26
   6.6  No Violation; Consents and Approvals.............................. 26
   6.7  Preservation of Business.......................................... 27
   6.8  Real Property..................................................... 27
   6.9  Intellectual Property Rights...................................... 32
   6.10  Contracts........................................................ 33
   6.11  Insurance. ...................................................... 34
   6.12  Benefit Plans.................................................... 35
   6.13  Permits.......................................................... 37
   6.14  Taxes ........................................................... 37
   6.15  Environmental Matters............................................ 39
   6.16  Customer and Supplier Relationships.............................. 41
   6.17  Litigation; Compliance with Laws................................. 41
   6.18  Labor Matters.................................................... 41
   6.19  No Adverse Change................................................ 42
   6.20  Tangible Property and Title...................................... 42
   6.21  Bank Accounts.................................................... 43
   6.22  Insolvency Proceedings........................................... 43
   6.23  Broker's Fees.................................................... 44
   6.24  Accuracy of Statements........................................... 44
   6.25  Liabilities Relating to Former Shareholders...................... 44
   6.26  Management Agreements............................................ 44
   6.27  Principal Place of Business...................................... 44
   6.28  Opinion of Financial Advisor..................................... 45
   6.29  Shareholder Consent.............................................. 45

                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

   7.1  Due Incorporation................................................. 45
   7.2  Due Authorization................................................. 45
   7.3  Consents and Approvals; Authority Relative to this Agreement...... 46
   7.4  Hart-Scott-Rodino................................................. 46
   7.5  Brokers Fees...................................................... 46
   7.6  Investment........................................................ 46

                                  ARTICLE VIII

                                    COVENANTS

   8.1  Access to Information and Facilities.............................. 47
   8.2  Preservation of Business.......................................... 47
   8.3  Exclusivity....................................................... 50
   8.4  Shareholder Matters............................................... 50
   8.5  Deposit Amount.................................................... 51
   8.6  Best Efforts; Further Assurances; Cooperation..................... 51
   8.7  Supplemental Information; Notice of Developments.................. 52
   8.8  Maintenance of Insurance.......................................... 53
   8.9  Resignation of Directors and Officers............................. 53
   8.10  Repayment of Debt................................................ 54
   8.11  Discharge of Liens, etc.......................................... 54
   8.12  State Takeover Laws.............................................. 54
   8.13  Vacation Accrual................................................. 54
   8.14  Reserved......................................................... 54
   8.15  Financial Statements............................................. 54
   8.16  Sandpiper Expansion.............................................. 54
   8.17  Environmental Matters............................................ 55
   8.18  Real Property.................................................... 55
   8.19  Post-Closing Covenants........................................... 55
   Innisbrook Rental Pool Master Lease Agreement.......................... 56

                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF PURCHASER

   9.1  Warranties True as of Both Present Date and Closing Date.......... 57
   9.2  Compliance with Agreements and Covenants.......................... 57
   9.3  Required Consents................................................. 57
   9.4  No Prohibition.................................................... 57
   9.5  Shareholder Approval.............................................. 58

   9.6  No Material Adverse Change........................................ 58
   9.7  Financial Statements; Financial Condition......................... 58
   9.8  Reserved.......................................................... 58
   9.9  Repayment of Indebtedness; Discharge of Liens..................... 58
   9.10  Reserved......................................................... 58
   9.11  Liquor License................................................... 59
   9.12  Reserved......................................................... 59
   9.13  Dissenting Shares................................................ 59
   9.14  Title Commitment and Survey...................................... 59
   9.15  Documents........................................................ 60
   9.16  Litigation....................................................... 62

                                    ARTICLE X

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                      OF THE COMPANY AND THE RESORT HOLDERS

   10.1  Warranties True as of Both Present Date and Closing Date......... 62
   10.2  Compliance with Agreements and Covenants......................... 62
   10.3  No Prohibition................................................... 63
   10.4  Documents........................................................ 63

                                   ARTICLE XI

                                   TERMINATION

   11.1  Termination...................................................... 64
   11.2  Effect of Termination............................................ 65

                                   ARTICLE XII

                      SURVIVAL AND REMEDY; INDEMNIFICATION

   12.1  Survival......................................................... 66
   12.2  Indemnification by the Company, the Resort Holders
           and the Shareholders........................................... 67
   12.3  Indemnification by Purchaser and the Surviving Corporation....... 68
   12.4  Third-Party Claims............................................... 69
   12.5  Purchaser-Resort Holder-Shareholder Claims....................... 70
   12.6  Indemnification Limits........................................... 71

                                  ARTICLE XIII

                                  MISCELLANEOUS

   13.1   Expenses......................................................... 71
   13.2   Amendment........................................................ 72
   13.3   Notices.......................................................... 72
   13.4   Representative................................................... 74
   13.5   Waivers.......................................................... 75
   13.6   Counterparts..................................................... 75
   13.7   Interpretation................................................... 75
   13.8   APPLICABLE LAW................................................... 76
   13.9   Binding Agreement................................................ 76
   13.10  No Third Party Beneficiaries.................................... 76
   13.11  Enforcement of this Agreement................................... 76
   13.12  Publicity....................................................... 76
   13.13  Further Assurances.............................................. 76
   13.14  Entire Understanding............................................ 77
   13.15  Jurisdiction; Attorneys' Fees................................... 77
   13.16  Severability.................................................... 77
   13.17  Construction.................................................... 77


EXHIBITS

Exhibit A         -        Articles and Plan of Merger
Exhibit B         -        Form of Shareholder Consent and Agreement
Exhibit C         -        Deposit Escrow Agreement
Exhibit D         -        Escrow Agreement
Exhibit E         -        Exchange Agent Agreement
Exhibit F         -        Closing Checklist
Exhibit G         -        Surveyor's Certificate
Exhibit H         -        Merger Consideration
Exhibit I         -        Letter of Transmittal

SCHEDULES

Schedule I            -    Shareholders and Resort Holders
Schedule II           -    Net Value Calculation
Schedule III          -    Tamarron Assets
Schedule IV           -    Approved Sandpiper Expenditures and Development Plan
Schedule V            -    Long-term Receivables
Schedule 6.1          -    Due Incorporation; Capitalization; Distributions;
                             Subsidiaries
Schedule 6.2          -    Financial Statements; Liabilities
Schedule 6.5          -    Investments
Schedule 6.6          -    No Violation; Consents and Approvals
Schedule 6.8          -    Real Property
Schedule 6.9          -    Intellectual Property Rights
Schedule 6.10         -    Contracts
Schedule 6.11         -    Insurance
Schedule 6.12         -    Benefit Plans
Schedule 6.13         -    Permits
Schedule 6.14         -    Taxes
Schedule 6.15         -    Environmental Matters
Schedule 6.17         -    Litigation, Compliance with Law
Schedule 6.18         -    Labor Matters
Schedule 6.19         -    No Adverse Change
Schedule 6.20         -    Tangible Property
Schedule 6.21         -    Bank Accounts
Schedule 6.26         -    Amounts Owned Hilton; Section 8.08.1 Calculation
Schedule 8.2          -    Preservation of Business
Schedule 8.19         -    Persons Entitled to Resort Benefits

                       STOCK PURCHASE AND MERGER AGREEMENT

         THIS STOCK PURCHASE AND MERGER AGREEMENT (this "Agreement") is made as of the 25th day of April, 1997, by and among Golf Hosts, Inc., a Florida corporation (the "Company"), Stanley D. Wadsworth ("SW"), Brenton Wadsworth ("BW") and C. James McCormick ("JM" and together with SW and BW, the "Resort Holders") and TM Golf Hosts, Inc., a Florida corporation (the "Purchaser"). Certain capitalized terms used herein are defined in Article I.


                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company has reviewed a form of this Agreement and has authorized its execution by the Company and the merger of Purchaser with and into the Company (the "Merger"), with the Company being the surviving corporation, pursuant to the terms and conditions contained herein and in accordance with the Florida Business Corporation Act (the "BCA") and the articles and plan of merger to be filed in the State of Florida in a form approved by the Boards of Directors of the Company and Purchaser (the "Articles and Plan of Merger") attached hereto as Exhibit A;

         WHEREAS, the Board of Directors of Purchaser has approved this Agreement and the Articles and Plan of Merger pursuant to the terms and conditions contained herein and in accordance with the BCA;

         WHEREAS, the Board of Directors of the Company has recommended to the Shareholders of the Company that the Shareholders vote to approve the Merger pursuant to this Agreement at a special meeting of Shareholders of the Company to be called and held pursuant to the provisions hereof and in accordance with the requirements of the BCA and the Articles of Incorporation and By-Laws of the Company;

         WHEREAS, the Board of Directors of Purchaser has recommended to the shareholders of Purchaser that the shareholders vote to approve the Merger pursuant to this Agreement at a special meeting of shareholders of Purchaser to be called and held pursuant to the provisions hereof and in accordance with the requirements of the BCA and the Articles of Incorporation and By-Laws of Purchaser;

         WHEREAS, the Shareholders listed on Schedule I have approved and authorized this Agreement and the Merger, and the Company has delivered to Purchaser a Shareholder Consent and Agreement executed by each such Shareholder ("Shareholder Consent"), in the form of Exhibit B hereto;

         WHEREAS, the Resort Holders are the owners of 1,000 shares of the common stock, par value $1.00 per share (the "Resort Shares"), of Golf Host Resorts, Inc., a Colorado corporation ("Resort"), constituting 20% of the issued and outstanding shares of common stock of Resort; and

         WHEREAS, concurrently with the Merger, Purchaser will purchase the Resort Shares from the Resort Holders and the Resort Holders will sell the Resort Shares to Purchaser, all in accordance with the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

         "Affiliate" means with respect to any Person, (a) any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director, or executive officer (i) of such Person, (ii) of any subsidiary of such Person, or (iii) of any Person described in clause (a) above, or with respect to any Shareholder, the Company and its Subsidiaries; provided, that any Affiliate of a corporation shall be deemed an Affiliate of such corporation's Shareholders. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect,
(i) to vote or direct the voting of more than 50% of the outstanding shares of voting stock or voting units of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agreement" means this Agreement, including the Disclosure Schedule and all other exhibits and schedules hereto, as amended from time to time.

         "Authority" means any governmental, regulatory or administrative body, agency, subdivision or authority, any court or judicial authority, any public, private or industry regulatory authority, whether in the United States or any foreign country and whether national, Federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any Regulation.

         "Business" means the business and operations of the Company and its Subsidiaries as conducted as of the date hereof or as specifically proposed to be conducted by the Company and its Subsidiaries with respect to the Sandpiper Expansion and the Estates at Tamarron- Pine Ridge at the date of this Agreement and/or the Closing Date.

         "Closing" means the consummation of the transactions contemplated herein.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, $.30 par value per share, of the Company.

         "Contract" means any binding contract, lease, agreement, indenture, mortgage, note, bond, instrument or understanding, whether written or oral.

         "Current Assets" means cash and cash equivalents, prepaid items to the extent that such items benefit Purchaser post-Closing (excluding any accrual or prepayment of deferred expenses relating to Extinguished Debt and any pre-opening expenses or other amounts relating to the Management Agreements), inventories and receivables (other than the current portion of Long-term Receivables), determined in accordance with GAAP.

         "Current Liabilities" means accounts payable, accrued expenses, deposits and prepaid fees, the current portion of Long-term Obligations and other current liabilities (other than the current portion of the Extinguished
Debt), determined in accordance with GAAP and reflecting all reserves and accruals normally reflected in a year-end balance sheet.

         "Deposit Amount" means the $500,000 (together with interest accrued thereon) deposited by Purchaser with the Escrow Agent in accordance with the terms of the Deposit Escrow Agreement and Section 8.5 hereof substantially in the form attached hereto as Exhibit C.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto, as amended, modified or supplemented pursuant to this Agreement. References to specific Schedule numbers are references to specific sections of the Disclosure Schedule, which is comprised of all such Schedules.

         "Dollars" or numbers preceded by the symbol "$" means amounts in United States Dollars.

         "Environmental Law" means any Regulation which relates to, or otherwise imposes liability or standards of conduct concerning, discharges, Releases or threatened Releases of noises, odors or any pollutants, contaminants, Hazardous Materials or toxic wastes, substances or materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, Hazardous Materials or toxic wastes, substances or materials.

         "Environmental Liabilities and Costs" means all Losses from any claim, by any Person, whether based on Contract, tort, implied or express warranty, strict liability, criminal or civil statute, including under any Environmental Law, Environmental Permit, Environmental Lien, Order or agreement with any Authority, arising from environmental, health or safety conditions, or the Release of a Hazardous Material into the environment.

         "Environmental Lien" means any Lien in favor of any Authority for Environmental Liabilities and Costs or Remedial Action.

         "Environmental Permit" means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means First Union National Bank of Florida.

         "Escrow Agreement" means the Escrow Agreement, to be dated the Closing Date among the Company, the Escrow Agent, the Representative, the Resort Holders and Purchaser, substantially in the form of Exhibit D hereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" means First Union National Bank of Florida or such other entity reasonably acceptable to the parties hereto.

         "Exchange Agent Agreement" means the Exchange Agent Agreement by and among the Company, the Exchange Agent, the Representative and Purchaser, substantially in the form of Exhibit E hereto.

         "Financial Statements" means the following:

                  (i) the audited consolidated financial statements of the Company and its Subsidiaries as of December 31, 1996 (including all notes thereto) included in Schedule 6.2(a), consisting of the consolidated balance sheet at such date and the related consolidated statements of income, retained earnings and cash flow for the year then ended; and

                  (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries for January 31, 1997 and each month following January 31, 1997, consisting of the consolidated balance sheet at such date and the related consolidated statements of income and cash flow.

         "GAAP" means the U.S. generally accepted accounting principles at the time in effect, consistently applied.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hazardous Material" means (i) any "hazardous substance," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986 (together, as amended, "CERCLA"); (ii) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended; (iii) any petroleum product or fractions thereof; or (iv) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as in effect now or as of the Closing Date.

         "Hilton" means Hilton Hotels Corporation.

         "Indebtedness" with respect to any Person means any obligation of such Person for borrowed money whether or not reflected on the face of the balance sheet contained in the Financial Statements, and in any event shall include (i) any obligation incurred for all or any part of the purchase price of property or other assets or services or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in the ordinary course of business, (ii) the face amount of all letters of credit issued for the account of such Person, (iii) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (iv) capitalized lease obligations, (v) all guarantees of such Person, (vi) all accrued interest, fees and charges in respect of any Indebtedness, and (vii) all prepayment premiums and penalties, and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment and/or discharge of any Indebtedness.

         "indemnitee" means the Person entitled to, or claiming a right to, indemnification under Article XII.

         "indemnitor" means the Person claimed by the indemnitee to be obligated to provide indemnification under Article XII.

         "Innisbrook Property" means that certain parcel of land and improvements thereon consisting of approximately 757.88 acres lying in Sections 24 and 25, Township 27 South, Range 15 East, and Section 30 Township 27 South, Range 16 East located in Pinellas County, Florida, as more particularly described in Schedule 6.8(a).

         "IRS" means the Internal Revenue Service.

         "Knowledge of the Company" means the actual knowledge, after diligent and reasonable inquiry and after performance of the duties reasonably within the scope of each such person's responsibility in the position held, by reference, in part, to the company they manage, of Richard S. Ferreira, Stanley D. Wadsworth, Brenton Wadsworth, C. James McCormick, Richard L. Akin and Dominic Bengivengo, with respect to the Company and its Subsidiaries.

         "Lien" means any lien, mortgage, pledge, deed, assignment, hypothecation, easement, restriction, interest, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof).

         "Long-term Contingencies" means long term contingencies, determined in accordance with GAAP, valued by reference to the total obligation or liability without reduction for any related asset or right.

         "Long-term Obligations" means long term debt and other obligations (other than Long-term Contingencies, Extinguished Debt, the Long-term Receivables payable by the Tamarron Association of Condominium Owners, Inc. and related unamortized debt discount and expenses and Current Liabilities), determined in accordance with GAAP whether or not reflected on the face of the balance sheet contained in the Financial Statements, valued by reference to the total obligation or liability without reduction for any related asset or right.

         "Long-term Receivables" means the long term receivables of the Company and its Subsidiaries (including the current portion thereof) as of the Closing Date or incurred post-closing with respect to the Tamarron Association of Condominium Owners, Inc., as set forth on Schedule V and reflected in the Final Determination, determined in accordance with GAAP, including all receivables subject to Long-term Obligations, Long-term Contingencies and Current Liabilities and all receivables from the Innisbrook Condominium Association, Inc. and the Tamarron Association of Condominium Owners, Inc. and including all principal amounts, and interest thereon from and after the Closing Date.

         "Loss" or "Losses" means any and all actual losses (including actual losses in value), liabilities, costs, damages, penalties and expenses (including attorneys' fees and expenses and litigations costs), and any legal or other expenses reasonably incurred in connection with investigating (but only to the extent the losses arising from any investigation are otherwise required to be indemnified or entitled to indemnification pursuant to this Agreement) or defending any claims or actions, whether or not resulting in any liability, but not including indirect losses, liabilities, damages or expenses incurred due to the interruption of the indemnitee's business or punitive damages, except where such damages are incurred by or awarded to a third party making a claim against an indemnitee.

         "material" means any claim, circumstance or state of facts which results in, or would reasonably be expected to result in Losses or the expenditure or commitment of $50,000 or more, or which results in any material limitation or restriction on the ability of the Company and its Subsidiaries to conduct the Business.

         "Material Adverse Effect" means any circumstances, developments, state of facts, occurrences or matters whose effect on the Business, properties, assets, results, operations, customers, condition (financial and otherwise) and prospects of the Company and its Subsidiaries considered as one, either alone or in the aggregate, is or would reasonably expected to result in a material Loss.

         "Net Value" means the difference between (a) Current Assets, less (b) the sum of Long-term Obligations, Long-term Contingencies and Current
Liabilities, all determined in accordance with GAAP, applied in a manner consistent with the Company's audited consolidated financial statements at
December 31, 1996, and reflecting full year-end reserves, accruals and adjustments in accordance with GAAP and calculated as set forth in Schedule II hereto, provided, that, in determining Net Value, (a) the Tamarron Tax Liability will be disregarded, (b) the Sandpiper Expenditures and any assets resulting therefrom will be disregarded, (c) the transaction fees and expenses of the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement will be fully satisfied or otherwise reflected.

         "Permits" means any licenses, permits, registrations, variances, interim permits, permit applications, certificates, approvals or other authorizations under any Regulation required for the operation of the Business as of the date hereof and/or the Closing Date.

         "Person" means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, organization, joint venture, trust, association, Authority or other entity.

         "Real Property" means the Innisbrook Property, the Tamarron Property and the Easement.

         "Regulation" means any law, statute, regulation, ruling, rule, order or permit, of, administered or enforced by or on behalf of any Authority.

         "Related Agreements" means the Articles and Plan of Merger, the Deposit Escrow Agreement, the Escrow Agreement, the Exchange Agent Agreement, the Shareholder Consents, the Letters of Transmittal and any other Contract which is or is to be entered into at the Closing or otherwise pursuant to this Agreement or in connection with the transactions contemplated hereby and that is listed on the closing checklist in substantially the form attached hereto as Exhibit F as such closing checklist may be modified or supplemented by agreement of the parties hereto, such agreement to be evidenced solely by the attachment hereto of a revised closing checklist. The Related Agreements executed by a specific Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

         "Release"  means  any  release,  spill,  emission,   leaking,  pumping,
deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property or assets owned or leased by the Company or its Subsidiaries, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

         "Remedial Action" means all actions reasonably necessary to remedy or prevent any Environmental Liabilities and Costs by (1) cleaning up, removing, treating or in any other way addressing Hazardous Materials in the indoor or outdoor environment; (2) preventing the Release or threat of Release or minimizing the further release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (3) performing preremedial studies and investigations and post-remedial monitoring and care.

         "Resort" means Golf Host Resorts, Inc.

         "Right of First Refusal" means the rights of Hilton under Section 9.04 of the Management Agreements.

         "Sandpiper Expenditures" means the capital expenditures made by the Company or Resort prior to the Closing Date, in connection with the proposed nine-hole expansion of the Sandpiper Golf Course that have been made in accordance with the approved Sandpiper expenditures and development plan approved by Purchaser and attached hereto as Schedule IV; provided, that Purchaser is consulted with respect to and afforded the opportunity to participate in the development of the expansion and all expenditures as such expenditures are incurred.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholders" means the holders of Shares.

         "Shares" means the shares of common stock of the Company, par value $.30 per share, issued and outstanding.

         "Survey" means ALTA surveys prepared by a surveyor licensed in the jurisdiction in which the Real Property is located and reasonably acceptable to Purchaser, at the Company's sole cost and expense (not to exceed $110,000) conforming to the 1992 Minimum Standard Detail Requirements of ALTA/ACSM Surveys for Class A Properties, setting forth and depicting such matters and information as Purchaser or the Title Company may require and certified by such surveyor in substantially the form attached hereto as Exhibit G to be delivered by the Company to the Surviving Corporation within six (6) months of the date hereof.

         "Tamarron Tax Liability" means the amount representing all Federal, state and local income Taxes that would be payable to any Authority by the Company, Resorts or Purchaser if Resorts sold substantially all of its properties, assets and rights that relate to the ownership and operation of the Tamarron Resort for an aggregate purchase price of $10 million as of the Closing Date. A general description of such properties, assets and rights relating to the Tamarron Resort and their tax basis is set forth on Schedule III hereto.

         "Tamarron Property" means that certain parcel of land and improvements thereon consisting of approximately 677.5 acres lying in Sections 1, 2 and 12, Township 37 North, Range 9 West, N.M.P.M., located in La Plata County, Colorado as more particularly described in Schedule 6.8(a).

         "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, recording, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the United States or any foreign country or by any other tax Authority, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

         "Title Commitment" means with respect to the Tamarron Property, the commitment for an ALTA Owner's and Lender's Title Policy bearing File No. L-2-0013-97 and having an effective date of February 18, 1997 and with respect to the Innisbrook Property, the commitment for an ALTA Owner's and Lender's Title Policy bearing Commitment No. C- 97020208 and having an effective date of February 14, 1997, each prepared by the Title Company; along with copies of the documents referenced therein and the related tax information, which are in form and substance acceptable to Purchaser except that (i) the Company shall comply with each of the requirements set forth in Schedule B, Section 1 thereof and such other requirements imposed by Purchaser with respect to any matters not currently reflected in the Title Commitment (it being understood that any intervening title matters between the date hereof and the Closing Date will be removed of record by the Company at its expense at or prior to the Closing Date) and (ii) the Company shall obtain the elimination of items 1-6 of Schedule B-II for the Tamarron Property and items 1 and 2 on Schedule B-II for the Innisbrook Property (it being agreed that the Title Company shall be permitted to take exception to shortages in area and underground easements not shown by visible inspection).

         "Title Company" means Stewart Title Company.

         The following terms are defined in the indicated Sections:


Term                                                             Section
----                                                             -------

"Aggregate Seller Proceeds"                                      4.2
"Articles and Plan of Merger"                                    Recitals
"BCA"                                                            Recitals
"Benefit Plans"                                                  6.12(b)
"Cash Consideration"                                             3.1
"Certificate"                                                    3.3
"Certificate of Objections"                                      9.4
"Closing Date"                                                   4.1
"Closing Estimation"                                             4.3
"Closing Seller Proceeds"                                        3.3
"Company"                                                        Preamble
"Construction Loan"                                              8.2(i)
"De Minimis Shareholder"                                         3.1
"Development Agreement"                                          6.8
"Dissenting Shares"                                              3.2
"Easement"                                                       6.8
"Effective Time"                                                 2.6
"Effluent Agreement"                                             6.8
"Engineering Reports"                                            6.8
"Escrow Amount"                                                  4.2
"Exchange Fund"                                                  3.3
"Extinguished Debt"                                              4.2
"Extinguished Debt Certificate"                                  4.2
"Fairness Opinion"                                               6.28
"Final Determination"                                            4.3
"First Amendment"                                                6.8
"Indemnification Period"                                         12.1
"Leases"                                                         6.8
"Leased Real Property"                                           6.8
"Lender Pay-Off Letters"                                         4.2
"Letter of Transmittal"                                          3.3
"Liabilities"                                                    6.2
"Management Agreements"                                          6.4
"Material Contracts"                                             6.10
"Merger"                                                         Recitals
"Merger Consideration"                                           3.1
"Permitted Liens"                                                6.20
"Phase I"                                                        8.19
"Problem"                                                        8.7
"Proprietary Rights"                                             6.9.

Term                                                             Section
----                                                             -------

"Purchaser"                                                      Preamble
"Purchaser's Closing Payment"                                    4.2.
"Representative"                                                 13.4
"Representative Replacement Instrument"                          13.4(b)
"Resort Holders"                                                 Preamble
"Resort Proceeds"                                                4.2
"Resort Shares"                                                  Recitals
"Sandpiper Expansion"                                            6.8
"Shareholder Consent"                                            Preamble
"Special Shareholders Meeting"                                   8.4
"Subsidiaries"                                                   6.1.
"Surviving Corporation"                                          2.1
"Transaction Fee Certificate"                                    4.2
"Transaction Fee Pay-Off Letters"                                4.2
"Water Agreements"                                               6.8
"Water Rights"                                                   6.8


                                   ARTICLE II

                                   THE MERGER

         2.1 Surviving Corporation. Subject to the provisions of this Agreement and the BCA, at the Effective Time, Purchaser shall be merged with and into the Company, and the separate corporate existence of Purchaser shall cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Florida. The Merger shall have the effects set forth in Section 607.1106 of the BCA.

         2.2 Articles of Incorporation. The Articles of Incorporation of Purchaser shall be the Articles of Incorporation of the Surviving Corporation, until thereafter duly amended in accordance with its terms and the BCA. The corporate name of the Surviving Corporation shall be "Golf Hosts, Inc."

         2.3 By-Laws. The By-Laws of Purchaser shall be the By-Laws of the Surviving Corporation until thereafter duly amended in accordance with their terms and the BCA.

         2.4 Directors. The directors of the Surviving Corporation shall consist of the directors of Purchaser immediately prior to the Effective Time, such directors to hold office from the Effective Time until their respective successors are duly elected and qualified.

         2.5 Officers. The officers of the Surviving Corporation shall consist of the officers of Purchaser immediately prior to the Effective Time, such officers to hold office from the Effective Time until their respective successors are duly elected and qualified.

         2.6 Effective Time. When all the conditions set forth in Articles IX and X shall have been fulfilled or waived in accordance with the terms hereof, provided this Agreement shall not have been terminated in accordance with
Article XI hereof, the parties hereto shall cause the Articles and Plan of Merger to be properly executed and filed with the Secretary of State of the State of Florida no later than 12:00 noon (Tampa time) on the Closing Date, and the Merger shall become effective upon filing on the Closing Date, and the date and time when the Merger becomes effective is herein referred to as the effective time (the "Effective Time"). Unless the context provides otherwise, all references to the "Effective Time" shall refer to the earliest date and time on which the Merger has become effective.


                                   ARTICLE III

               CONVERSION OF SHARES AND PURCHASE OF RESORT SHARES

         3.1 Company Shares of Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each Share issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares) shall be converted into the right to receive an amount equal to the result obtained by dividing (x) the sum of (i) 80.2% of the sum of (1) the Purchaser's Closing Payment less (2) all payments made pursuant to Section 4.2(c); plus (ii) the right to receive payments, if any, pursuant to the Escrow Agreement (the "Aggregate Seller Proceeds") plus (ii) the right to receive payments, if any, with respect to the Long-term Receivables as they are received by the Company after the Closing by (y) the number of issued and outstanding Shares immediately prior to the Effective Time (such amount shall sometimes be referred to as the "Merger Consideration"). An example of the calculation of the Merger Consideration is attached hereto as Exhibit H. The Company has determined that it is in the best interests of its Shareholders to avoid the fees, expenses and other costs of administration associated with providing the rights described in the preceding clauses (ii) and (iii) as part of the Merger Consideration to be received by Shareholders holding 10 or fewer Shares immediately prior to the Effective Time. Consequently, in lieu of receiving the rights described in the preceding clauses (ii) and (iii), (A) the Merger Consideration to be received by each Shareholder holding 10 or fewer Shares immediately prior to the Effective Time (a "De Minimis Shareholder") shall consist solely of cash (the "Cash Consideration") in an amount equal to the product obtained by multiplying (I) the number of Shares held by such De Minimis Shareholder by (II) the dollar amount of "Merger Consideration per Share" set forth on Exhibit H, and (B) except for the right to receive the Cash Consideration, each such De Minimis Shareholder shall have no claim, right or interest in any further amounts payable to Shareholders pursuant to this Agreement, the Escrow Agreement or the Exchange Agent Agreement.

         3.2 Dissenting Shares. To the extent that dissenters' rights are available under 607.1301 et seq. of the BCA, Shares that are issued and outstanding immediately prior to the Effective Time that have not been voted for adoption of the Merger and with respect to which the holder of such Shares shall have filed with the Surviving Corporation a notice of election to dissent and demand for payment pursuant to 607.1320 of the BCA ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration provided for in Section 3.1 at or after the Effective Time unless such notice of election is properly withdrawn by the dissenting Shareholder. If a holder of the Dissenting Shares properly withdraws a notice of election to dissent and demand for payment, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration provided for in Section 3.1. If any holder of Shares shall assert the right to be paid the fair value of such Shares as described above, the Company shall give Purchaser prompt notice thereof and Purchaser shall have the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. Payment for the Dissenting Shares shall be made as required by the BCA.

         3.3 Exchange Agent. (a) Immediately prior to the Effective Time, Purchaser shall deposit or shall cause to be deposited in trust with the Exchange Agent cash in an amount equal to the Purchaser's Closing Payment pursuant to Section 4.2(b). Such amount shall include the amount to which the holders of Shares are entitled pursuant to Section 4.2(e)(i) (the "Closing Seller Proceeds") and the Resort Proceeds (such Closing Seller Proceeds and Resort Proceeds being hereinafter referred to as the "Exchange Fund"). Within the time required by the Exchange Agent Agreement, the Exchange Agent shall distribute the Closing Seller Proceeds and the Resort Proceeds as required by the Exchange Agent Agreement.

         (b) As soon as is reasonably practicable after the date hereof, but prior to the Effective Time, the Exchange Agent shall make available to each
Shareholder of record (other than holders of Dissenting Shares) as of the Effective Time a letter of transmittal in the form of Exhibit I hereto (a "Letter of Transmittal") and instructions for use in effecting the surrender of the certificate or certificates held by the Shareholders which immediately prior to the Effective Time represented a Share or Shares (the "Certificate" or "Certificates"). Payment shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper completion, execution and delivery of the Certificates to the Exchange Agent, and the Letter of Transmittal shall so reflect. Proper completion, execution and delivery of the Letters of Transmittal, and their acceptance by the Exchange Agent and Purchaser, which acceptance shall not be unreasonably withheld, shall be a condition precedent to any payments pursuant to Section 3.1, in connection with the Merger. Upon surrender to the Exchange Agent of a Certificate, together with a Letter of Transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the consideration to which such holder shall have become entitled pursuant to Section 3.1 and the Exchange Agent Agreement, and the Certificate so surrendered shall forthwith be transferred to the Surviving Corporation. No interest will be paid or accrued by Purchaser with respect to the cash payable upon the surrender of the Certificates. From the Effective Time until surrender in accordance with the provisions of this Section 3.3, each Certificate shall represent for all purposes only the right to receive the consideration provided in Section 3.1. All payments in respect of Shares that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

         (c) In the case of any lost, mislaid, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the consideration described in Section 3.1, to deliver to the Surviving Corporation a bond in such reasonable sum or a satisfactory indemnity agreement as the Surviving Corporation may direct as indemnity against any claim that may be made against the Exchange Agent or the Surviving Corporation with respect to the Certificate alleged to have been lost, mislaid, stolen or destroyed.

         (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be exchanged for the consideration described in Section 3.1.

         (e) Any portion of the Exchange Fund that remains unclaimed by the Shareholders for one year after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any holder of Shares who has not theretofore complied with Section 3.3(b) shall thereafter look only to the Surviving Corporation for issuance of consideration to which such holder has become entitled pursuant to the provisions of Section 3.1; provided, however, that neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         3.4 Conversion of Purchaser Stock. As of the Effective Time, each share of Common Stock, par value $0.01 per share, of Purchaser shall be converted into one share of Common Stock, par value $0.30 per share, of the Surviving Corporation so that all of the issued and outstanding capital stock of the Surviving Corporation is owned by those Persons who are shareholders of Purchaser prior to the Effective Time.

         3.5 Purchase of the Resort Shares. Subject to the terms and conditions of this Agreement, at the Closing, each Resort Holder shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery of, all of such Resort Holder's right, title and interest in and to the Resort Shares owned by the Resort Holder, as set forth on Schedule I hereto, free and clear of any Liens.

                                   ARTICLE IV

                                CLOSING OF MERGER

         4.1 Closing. The Closing of the Merger shall take place at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York at 10:00 A.M. on the latest of:

                  (i)  June 2, 1997,

                  (ii) three business days after the satisfaction or waiver of the conditions precedent set forth in Articles IX and X, or

                  (iii) such other date, time and place as may be agreed by Purchaser and the Company; provided, however, that the date of the Closing shall be automatically extended from time to time for so long as any of the conditions set forth in Articles IX and X shall not be satisfied or waived, subject, however, to the provisions of Section
         11.1. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date."

         4.2 Calculation of Purchaser's Closing Payment. (a) As consideration for the Merger and the purchase of the Resort Shares, but subject to adjustment pursuant to Section 4.3, Purchaser shall pay to the Exchange Agent an aggregate amount equal to the difference of:

                  (i)  Fifty-seven   Million,   Five  Hundred  Thousand  Dollars
         ($57,500,000); less

                  (ii) the Deposit Amount, which shall be retained by the Escrow Agent and transferred from the Deposit Escrow Account to the Escrow Account; less

                  (iii) Four Million Five Hundred Thousand Dollars ($4,500,000) (such amount together with the Deposit Amount, the "Escrow Amount") which Escrow Amount shall remain in escrow pursuant to the Escrow Agreement for a period of up to five years following the Closing Date; less

                  (iv) all cost and expenses incurred in connection with obtaining the Construction Loan; less

                  (v) the Final Tamarron Tax Liability; plus or minus, as the case may be

                  (vi)  Net Value as of the Closing Date; less

                  (vii) the unfunded commitments with respect to the Tamarron Association of Condominium Owners, Inc. on the Closing Date; plus

                  (viii)  any documented Sandpiper Expenditures.

(The difference of the result of the amounts referred to in clauses (i) through (vii) above is referred to as the "Purchaser's Closing Payment.")

         (b) At the Closing, Purchaser shall pay to the Exchange Agent an amount in cash equal to the Purchaser's Closing Payment by wire transfer of immediately available funds to an account or accounts designated by the Exchange Agent.

         (c) At the Closing, the Exchange Agent, on behalf of the Company, for Purchaser shall apply the Purchaser's Closing Payment, as follows:

                  (i) to pay all principal of, premium, if any, expenses and other amounts owing to the holders of Indebtedness of the Company and its Subsidiaries that is listed in the Closing Estimation under the heading "Extinguished Debt," including all deferred financing and other costs associated therewith (if any) and the current portion thereof (the "Extinguished Debt"), as all such amounts are set forth in the pay-off and discharge letters by such lenders and delivered to the Company and Purchaser at the Closing (the "Lender Pay-Off Letters"). The amounts referred to in this clause (i) will be set forth in a certificate of the Company's Chief Financial Officer and delivered to Purchaser at the Closing (the "Extinguished Debt Certificate"); and

                  (ii) to pay transaction fees and expenses incurred or payable by the Company or its Subsidiaries, the Resort Holders and the Shareholders (to the extent such fees and expenses are not reflected in Net Value and the Final Determination), including the costs of the Survey, the opinion of water counsel and report of water engineer delivered to Purchaser pursuant to Section 9.15(t) and the Engineering Reports, in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby in accordance with this Agreement as such amounts are set forth in pay-off and discharge letters ("Transaction Fee Pay-Off Letters") delivered at the Closing and set forth in a certificate of the Company's Chief Financial Officer and delivered to Purchaser at the Closing (the "Transaction Fee Certificate"); provided that the obligation of the Company, the Resort Holders and the Shareholders with respect to the Engineering Report shall not exceed $27,100 and with respect to the opinion of water counsel and report of water engineer shall not exceed $25,000 in the aggregate;

                  (iii) to pay all interest on, if any, amounts owing to the holders of the Extinguished Debt as such interest amount (a) is set forth in the Lender Pay-Off Letters, and (b) is not paid or otherwise satisfied by the Company at the Closing; and

                  (iv) to fund any set aside or to make any payments requested in writing by the Representative pursuant to Section 13.4 and delivered to the Exchange Agent at or prior to the Closing.

         (d) At the Closing, (i) the Company will deliver to the Exchange Agent a certificate setting forth the amount of the Purchaser's Closing Payment (and its determination) and the amount of the Purchaser's Closing Payment per Share, and (ii) the Exchange Agent will deliver to the Company, the Resort Holders and all holders of Shares to be tendered pursuant to Section 3.3(b) a certificate setting forth (x) the Purchaser's Closing Payment and its determination, and (y) each of the amounts paid by the Exchange Agent pursuant to Section 4.2(c), together with copies of the Lender Pay-Off Letters and the Transaction Fee Pay-Off Letters, and (z) each of the amounts to be paid or applied by the Exchange Agent pursuant to Section 4.2(e).

         (e) At the Closing, the Exchange Agent shall apply the net Purchaser's Closing Payment after paying or making arrangements, on behalf of the Company, the Resort Holders and the Shareholders and the Purchaser, as applicable, for paying the amounts set forth in Section 4.2(c) and deliver the net proceeds as follows:

                  (i) an amount of cash equal to 80.2% of the net Purchaser's Closing Payment to be distributed to the Shareholders by the Exchange Agent pursuant to the terms of the Exchange Agent Agreement; and

                  (ii) the balance of the net Purchaser's Closing Payment (the "Resort Proceeds") shall be paid to the Resort Holders. Each Resort Holder will be entitled to an amount in cash equal to such Resort Holder's share of the Resort Proceeds as set forth opposite such Resort Holder's name on Schedule I hereto.

         (f) In addition, each Resort Holder and Shareholder (other than a De Minimis Shareholder) will be entitled to receive a quarterly payment from the Exchange Agent equal to such Shareholder's or Resort Holder's proportionate share of all amounts received by the Exchange Agent from the Surviving
Corporation during the quarter then ended as payment of the Long-term Receivables less all out-of-pocket costs reasonably incurred by the Surviving Corporation (if any) in collecting such payments. The Surviving Corporation shall remit payments with respect to the Long-term Receivables to the Exchange Agent within 20 business days from the end of each fiscal quarter and at any time when the amount received by the Surviving Corporation with respect to the Long-term Receivables shall equal $100,000 or more. The Resort Holders and Shareholders each acknowledge that they have fully reviewed and are familiar with the terms of the Long-term Receivables and the impact the transactions contemplated by this Agreement and the Related Agreements may have on the ability of the Company to collect such Long-term Receivables as contemplated by this Agreement. The Resort Holders and Shareholders each further acknowledge that the Surviving Corporation is collecting all amounts with respect to the Long-term Receivables on behalf of the Shareholders (other than De Minimis Shareholders) and the Resort Holders and has made no guaranty with respect to the collection of the Long-term Receivables and has no obligation to collect such Long-term Receivables other than to submit invoices with respect to the collection thereof as contemplated by this Agreement.

         (g) At the Closing, Purchaser shall deposit the Escrow Amount less the Deposit Amount in the Escrow Account and the Escrow Agent will transfer the Deposit Amount from the Deposit Escrow Account to the Escrow Account.

         4.3 Determination of Purchaser's Closing Payment. (a) No later than 10 business days prior to the Closing Date, the Company will prepare and deliver to Purchaser a detailed, reasonable, good faith estimation ("Closing Estimation") of the Purchaser's Closing Payment, including Net Value as of the Closing Date, the Extinguished Debt and the Long- term Receivables. Purchaser will provide to the Company its objections to the Closing Estimation within five business days after receipt by Purchaser of the Closing Estimation. The Company will discuss any objections made by Purchaser to the Closing Estimation and shall make any modifications thereto reasonably requested by Purchaser. Purchaser and the Company will use all reasonable efforts to resolve such disputes no later than two business days prior to the Closing Date. The Closing Estimation, as adjusted by such modification and the resolution of such disputes, is herein referred to as the "Purchaser's Closing Payment."

         (b) Within 60 days after the Closing Date or as soon thereafter as practicable, the Surviving Corporation will prepare and deliver to the Representative a worksheet setting forth the Surviving Corporation's final determination (the "Final Determination") of Purchaser's Closing Payment, including Net Value as of the Closing Date and Long-term Receivables. The Final Determination shall be determined in accordance with the methodology used in the example calculation of Net Value set forth on Schedule II. The Representative will deliver to the Surviving Corporation, within 15 days after receipt of the Final Determination, a detailed statement describing any objections to the Surviving Corporation's determination of the Final Determination. The Surviving Corporation and the Representative will use reasonable efforts to resolve any such disputes, but if a final resolution is not obtained within 15 days after the Representative has submitted any objections, any remaining disputes will be resolved by an accounting firm or other financial expert mutually agreeable to the Surviving Corporation and the Representative. If the Surviving Corporation and the Representative are unable to mutually agree on such an accounting firm or expert, an independent "big six" accounting firm will be selected by lot after eliminating one firm designated as objectionable by each of the Surviving Corporation and the Representative. The Resort Holders and the Shareholders, on the one hand, and the Surviving Corporation, on the other hand, shall each bear one-half of the cost of such accounting firm or expert. The accounting firm so selected will prepare a written report to both parties and will submit a proposed resolution of such unresolved disputes. The Purchaser's Closing Payment will be adjusted by the amount of the difference between the Closing Estimation and the Final Determination, so that if the Closing Estimation exceeds the Final Determination, the Escrow Agent will reimburse to the Surviving Corporation the excess, and if the Closing Estimation is less than the Final Determination, the Surviving Corporation will pay the Escrow Agent the shortfall, in either case in immediately available Federal funds on the second business day following the date when the Final Determination is so determined. Any amount payable by the Escrow Agent pursuant to this Section 4.3 shall be paid from the Escrow Account. Any amount payable by the Surviving Corporation pursuant to this Section 4.3 to the Escrow Agent will be deposited in the Escrow Account.

         4.4 Delivery of Stock; Payment. At the Closing each Resort Holder shall deliver to Purchaser one or more stock certificates representing the Resort Shares set forth such Resort Holder's name on Schedule I hereto, duly endorsed in blank for transfer or accompanied by duly executed stock powers in proper form. At the Effective Time the Exchange Agent shall pay to the Resort Holders the Resort Proceeds for the Resort Shares by check or wire transfer in next day funds.

         4.5 Accounts Receivable. On or after 180 days after the Closing Date, the Surviving Corporation may assign to the Shareholders (other than the De Minimis Shareholders) and Resort Holders any of the accounts receivable of the Company and its Subsidiaries as of the Closing Date and which have not yet been collected in the full amount thereof, provided that the Surviving Corporation shall not have materially modified the terms of such accounts receivable, to the extent that the total amount of such unpaid accounts shall exceed the amount of the reserve for doubtful accounts determined in accordance with GAAP as set forth in the Final Determination, and the Escrow Agent, on behalf of the Shareholders (other than the De Minimis Shareholders) and Resort Holders shall reimburse the Surviving Corporation within 5 days by wire transfer from the Escrow Account, for the amount of such excess; provided, however, that the Surviving Corporation shall use its best efforts to collect all such accounts receivable. At the request of the Representative, the Surviving Corporation shall continue to administer the collection of any accounts receivable assigned to the Shareholders (other than the De Minimis Shareholders) and the Resort Holders pursuant to this Section 4.5 and will continue to send invoices and other collection materials consistent with the Company's past collection practices to collect such accounts receivable. All amounts collected by the Surviving Corporation with respect to the assigned accounts receivable pursuant to this Section 4.5 shall be remitted to the Exchange Agent for distribution to the Shareholders (other than the De Minimis Shareholders) and Resort Holders. A list of the accounts receivable shall be prepared by the Company as of the Closing Date to be delivered to Purchaser as soon as practicable after Closing. In order to determine whether, or to what extent, an account receivable is unpaid, the Surviving Corporation shall apply all amounts received from an account debtor first to any account specifically identified by the debtor and if none is designated, then to the debtor's oldest outstanding invoice or invoices. Access to the Surviving Corporation's records to the extent necessary to verify any amounts payable to the Surviving Corporation, shall be provided upon the Representative's reasonable request. The reserve for doubtful accounts as reflected on the Final Determination shall be used as the base for computations pursuant to this Section 4.5.

         4.6 Prorations. To the extent that any of the items listed below relating to the business and operation of the Company and its Subsidiaries are payable by the Surviving Corporation after the Closing Date but relate to periods prior to the Closing Date and are not reflected in Net Value as of the Closing Date, the Shareholders and the Resort Holders will be liable to the extent such items relate to any time period up to and including the Closing Date and to the extent that any of the items listed below relating to the business and operation of the Company and its Subsidiaries are payable by the Company prior to the Closing Date but relate to periods after the Closing Date and are not reflected in Net Value as of the Closing Date, the Surviving Corporation will be liable to the extent such items relate to any time period after the Closing Date: (a) personal property, real estate, occupancy, income and water taxes, if any, on or with respect to the business and operation of the Business, or the assets or the obligations of the Company and its Subsidiaries;
(b) rents, taxes and other items payable by the Company or any of its Subsidiaries under any lease, contract or other Contract; (c) the amount of any license or registration fees with respect to any licenses or registrations which are being assigned or transferred hereunder; (d) the amount of sewer rents and charges for water, telephone, electricity and other utilities and fuel; (e) the amount of any management fees; (f) the amount of all bonus payments to employees; and (g) all other items which are normally prorated in connection with similar transactions; provided that no proration shall be made to the extent that such proration is accounted for in the Final Determination. The Company, the Shareholders and the Purchaser agree that if any information is not available as of the Closing Date to determine all adjustment and proration calculations, such calculations will be made using the most recently available information and when such information becomes available, the proration amount shall be adjusted in connection with the Final Determination. To the extent that any adjustment or proration is not reflected in the Final Determination, such amount shall be paid by the Escrow Agent on behalf of the Shareholders (other than the De Minimis Shareholders) and Resort Holders from the Escrow Account.


                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF EACH RESORT HOLDER

         Each Resort Holder, severally as to such Resort Holder, hereby represents and warrants to Purchaser that:

         5.1 Title to Shares. The Resort Shares set forth opposite such Resort Holder's name on Schedule I are owned, beneficially and of record by the Resort Holders, free and clear of any and all Liens, and such Resort Holder has the right to transfer to Purchaser, all of such Resort Shares. There are no options, warrants, rights, convertible securities or other agreements or commitments obligating such Resort Holder with respect to shares of capital stock of Resort owned by such Resort Holder to transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock of Resort. At the Closing, the Resort Holder (or, if the Resort Holder is then deceased, his or her heirs, administrator or personal representative) will transfer and convey, and Purchaser will acquire, good, valid and marketable title to the Resort Shares free and clear of all Liens.

         5.2 Due Authorization. (a) The Resort Holder has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements to which such Resort Holder is a party. This Agreement constitutes the legal, valid and binding obligation of the Resort
Holder and the Related Agreements of the Resort Holder, upon execution and delivery by the Resort Holder, will constitute legal, valid and binding obligations of the Resort Holder, in each case, enforceable against the Resort Holder in accordance with their respective terms.

         (b) The Resort Holder has full power and authority to enter this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby, including the power to dispose of the Resort Shares.

         5.3 Consents and Approvals; Authority Relative to this Agreement. The execution, delivery and performance by the Resort Holder of this Agreement and the Related Agreements to which such Resort Holder is a party will not (a) violate any law, regulation or order of any governmental Authority applicable to the Resort Holder, (b) require any filing with or registration by the Resort Holder with, or require any consent, permit, authorization or approval with respect to the Resort Holder of, any Authority or other Person, or (c) with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under any Contract to which the Resort Holder is a party or by which any of the Resort Holder's assets or properties are bound, or result in the creation of any Lien upon any property or assets of the Resort Holder pursuant to any instrument or agreement to which the Resort Holder is a party or by which the Resort Holder or its properties are bound, except in each case where any such filing, registration, consent or approval, if not made or obtained, or any such violation, conflict, breach or default, would not have a Material Adverse Effect on the Resort Holder or such Resort Holder's ability to perform such Resort Holder's obligations under this Agreement and the Related Agreements to which such Resort Holder is a party.

         5.4 Broker's Fees. The Resort Holder has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, and neither Purchaser, the Surviving Corporation nor any Affiliate thereof shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by the Resort Holders in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Purchaser as follows (unless the context indicates otherwise, all representations contained in this Article VI with respect to the Company are made with respect to the Company and its Subsidiaries, taken as a whole):

         6.1 Due Incorporation; Capitalization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and each of the Company's direct and indirect subsidiaries is listed on Schedule 6.1(a) hereto (the "Subsidiaries") and is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite power and authority to own and operate its assets and properties as they are now being owned and operated, and each state of incorporation is listed on Schedule 6.1(a) hereto. The Company and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to be qualified would, in the aggregate, have a Material Adverse Effect, and each such jurisdiction is listed on Schedule 6.1(a). True, correct and complete copies of the Articles of Incorporation and By-laws, as amended, of the Company and each of its Subsidiaries have been delivered to Purchaser. Except as set forth on
Schedule 6.1(a) the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries.

         (b) The authorized capital stock of the Company consists of 100,000 shares of Common Stock, $.30 par value per share, 51,562 of which are currently issued and outstanding. All of the issued and outstanding shares of Common Stock
(i) are validly issued, fully paid and nonassessable, (ii) are, and when issued were, free of preemptive rights, and (iii) are owned (legally and beneficially) by the Shareholders, as set forth on Schedule 6.1(b) hereof. There are no shares of capital stock of the Company held in the treasury of the Company and no shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. Except as set forth on Schedule 6.1(b), there are no shares of capital stock or other securities (whether or not such securities have voting rights) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of the Company. There are no outstanding contractual obligations of the Company which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of the Company or the management or operation of the Company. Except for Shareholders' rights as holders of the Shares or as disclosed elsewhere in this Agreement, no Person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Company or any component or portion thereof, or any increase or decrease in any of the foregoing.

         (c) The authorized capital stock of Resort consists of 5,000 shares of common stock, $1.00 par value per share, all of which are currently issued and outstanding, and 4,577,000 shares of preferred stock, $1.00 par value (the "Preferred Stock"), all of which are currently issued and outstanding. All of the issued and outstanding shares of common stock and Preferred Stock of Resort
(i) are validly issued, fully paid and nonassessable, (ii) are, and when issued were, free of preemptive rights, and (iii) are owned (legally and beneficially) by the Company or the Resort Holders. There are no shares of capital stock of Resort held in the treasury of Resort and no shares of capital stock of Resort are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. There are no shares of capital stock or other securities (whether or not such securities have voting rights) of Resort issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Resort to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of Resort. Except as set forth on Schedule 6.1(b) or as disclosed elsewhere in this Agreement, there are no outstanding contractual obligations of Resort which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of Resort or the management or operation of Resort. Except for rights of the holders of the Common Stock or Preferred Stock of Resort as holders of the Common Stock or Preferred Stock, no Person has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of Resort or any component or portion thereof, or any increase or decrease in any of the foregoing.

         (d) Except as set forth on Schedule 6.1(d), since January 1, 1997, no dividend or other distribution of any nature (whether in cash, stock or property, or any combination thereof) has been declared, made, set aside or paid on or in respect of any of the capital stock of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has directly or indirectly, issued, redeemed, retired, purchased or otherwise acquired any of its capital stock.

         (e) The Company has full corporate power and authority to execute and deliver this Agreement and, subject only to the approval of this Agreement by the holders of a majority of the Shares, to perform its respective obligations under this Agreement, the Related Agreements and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the Related Agreements by the Company and the performance by the Company of its obligations hereunder and the consummation of the Merger and the other transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of the Company. The Board of Directors of the Company has reviewed a form of this Agreement and has authorized and approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and has recommended to the Shareholders that they vote to approve the Merger and the other transactions contemplated by this Agreement. The Company has delivered to Purchaser, on the date hereof, resolutions of the Board of Directors of the Company evidencing the due authorization of this Agreement and the Merger certified by the secretary of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         6.2 Financial Statements. (a) The Financial Statements have been prepared in accordance with GAAP, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the results of operations and cash flows of the Company and the Subsidiaries for the periods covered thereby, are correct and complete in all material respects, and are consistent with the books and records of the Company and the Subsidiaries (which books and records are correct and complete in all material respects), except that interim financial statements omit footnotes and are subject to customary year-end adjustments and accruals, that will not individually or in the aggregate, have a Material Adverse Effect.

         (b)  Except  as set  forth  on  Schedule  6.2(e)  or in  the  Financial
Statements, the Company has no material liabilities, debts, claims or obligations of any nature on the date of this Agreement, whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due (the "Liabilities") except Liabilities incurred in the ordinary and usual course of business and consistent with past practice since December 31, 1996 (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, claim, proceeding or demand).

         (c) The reserves and accruals set forth in the Financial Statements are sufficient to pay all Taxes that have become due and payable during, or which have accrued with respect to the Company for, any period and that have not been paid prior to the Closing Date or reserved on the Financial Statements (which reserves shall not take into account any liability for deferred taxes).

         (d) All accounts receivable of the Company have arisen out of bona fide transactions in the ordinary course of business, and each such accounts receivable, other than routine good faith accrual estimates that will be adjusted and reflected in the Final Determination, constitutes a valid and binding obligation of the obligor, maker, comaker, guarantor, endorser or debtor thereof or thereunder.

         (e) Except as set forth in the Closing Estimation under the heading "Remaining Debt" and for Indebtedness incurred by Purchaser in connection with the transactions contemplated by this Agreement, the Company will not be subject to any Indebtedness for borrowed money, as of the Closing, and after giving effect to the transactions contemplated by this Agreement.

         6.3 Reports. The Company has furnished to Purchaser copies of all forms, reports, statements (including without limitation any financial statements and schedules) and documents of Resort filed with the SEC (the "SEC Documents"), all of which have complied in all respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, and the laws, regulations and rules relating thereto, except where the failure to comply with such requirements, laws, regulations and rules would not have a Material Adverse Effect on the Company or Resorts. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC
Documents, at the time of their filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Resort has timely filed all registration statements, reports and other filings required to be filed with the SEC under its rules and regulations except where the failure to file would not have a Material Adverse Effect.

         6.4 Right of First Refusal. The Company and/or Resorts has complied in all respects with, and as of the Closing will have received all waivers, consents, and/or approvals required under, the Management Agreements dated as of March 25, 1993 and November 20, 1995, between Hilton and Resorts (the "Management Agreements") with respect to this transaction, including Section
9.04 thereof. As of the date hereof and at all times thereafter, Hilton has and will have no right to acquire the Company, any of its Subsidiaries or any of the assets of the Company or its Subsidiaries as a result of any agreement, Contract or understanding with the Company, any of its Subsidiaries, any Shareholder or any Resort Holder in effect as of the date hereof or the Closing Date.

         6.5 Subsidiaries. Except as set forth on Schedule 6.1(a), neither the Company nor any of its Subsidiaries own any capital stock or other equity securities of any other corporation or has any other type of interest (whether ownership or other) in any other corporation, partnership, joint venture or other business organization or entity. Except as set forth on Schedule 6.5, neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for, or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any Person. Except as set forth on Schedule 6.1(b), there are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, sell, transfer, redeem or purchase any shares of the outstanding capital stock of any Subsidiary.

         6.6 No Violation; Consents and Approvals. Subject only to (i) the approval of this Agreement by the holders of a majority of the outstanding Shares and (ii) the filing and recordation of the Articles and Plan of Merger as required by the BCA, and except for the consents set forth on Schedule 6.6 all of which will be obtained prior to the Closing Date (other than the liquor licenses), the execution, delivery and performance of this Agreement, the Related Agreements, the consummation of the Merger and the other transactions contemplated by this Agreement and the Related Agreements and the fulfillment of and compliance with the terms and conditions of this Agreement and the Related Agreements do not and will not, with the passing of time or the giving of notice or both:

                  (a) violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the termination or acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or By-Laws of the Company or any of its Subsidiaries, (ii) any judgment, decree or order of any Authority to which the Company is a party or by which the Company, or any of its properties is bound, (iii) any statute, law, regulation or rule applicable to the Company, or (iv) any debt, contractual or other obligation of the Company or its Subsidiaries and which will cause in the case of subsection (ii), (iii) or (iv) above, a Material Adverse Effect;

                  (b) require the consent of any party to any agreement or commitment to which the Company or its Subsidiaries are a party, or by which the Company or its Subsidiaries is bound, the failure of which to obtain would, individually or in the aggregate with all other failures to obtain required consents, have a Material Adverse Effect, or result in the creation or imposition of any security interest, Lien, or other encumbrance upon any property or assets of the Company or its Subsidiaries (determined singly or in the aggregate), under any agreement or commitment to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries is bound;

                  (c) require the  consent,  approval  or  authorization  of, or declaration, filing or registration with, any Authority or other third party, other than consents, approvals or authorizations which if not received, or declarations, filings or registrations which if not made, in any single case or in the aggregate, would not have a Material Adverse Effect or impede the consummation of the transaction contemplated by this Agreement or any Related Agreement.

         6.7 Preservation of Business. Except as set forth on Schedule 6.7, since December 31, 1996 (i) each of the Company and its Subsidiaries has been operated in the ordinary and usual course of its business and consistent with past practice; (ii) the business organization and personnel of the Company and each of its Subsidiaries has been maintained intact, except for personnel changes occurring in the ordinary course of business; and (iii) the business relationships of each of the Company and its Subsidiaries with other Persons have been preserved except where the failure to preserve such relationship could not have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Schedule 6.7, since December 31, 1996, the Company and each of its Subsidiaries has not, except as consented to in writing by Purchaser, taken any action listed in Section 8.2

         6.8 Real Property. (a) Schedule 6.8(a) lists and describes briefly all Real Property that the Company owns and subject to Permitted Liens is complete, true and correct in all material respects. Except for Permitted Liens with respect to each such parcel of owned Real Property:

                  (i) the Company or its Subsidiaries has good and marketable title to the parcel of Real Property (or, in the case of the Easement, good and marketable easement rights), free and clear of any Lien, easement, covenant, or other restriction, except for (A) installments of taxes or special assessments not yet delinquent and (B) recorded easements, covenants, and other restrictions of record or which do not materially impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                  (ii) there are no (A) pending or, to the Knowledge of the Company, threatened condemnation proceedings relating to the Real Property, or (B) pending or, to the Knowledge of the Company, threatened litigation or administrative actions relating to the Real Property;

                  (iii) the Company has received no notice that any of the facilities has not received all approvals of Authorities (including licenses and permits) required in connection with the ownership or operation thereof or that the facilities have not been operated and maintained in accordance with applicable laws, rules, and regulations;

                  (iv) except as set forth on Schedule 6.8(a)(iv) and specifically excluding any sales contracts entered into with resort customers at the Tamarron Property or the Innisbrook Property in the ordinary course of business consistent with past practices (none of which sales contracts grant any one customer the right to use any portion of the Real Property for more than thirty (30) consecutive days) and other than paid members entitled to use the facilities and dining areas and the Tamarron Property and the Innisbrook Property, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of Real Property and there are no other parties in possession of the parcel of Real Property;

                  (v) there are no outstanding options or rights of first refusal to purchase the parcel of Real Property, or any portion thereof or interest therein for which waivers have not been obtained;

                  (vi) all facilities located on the parcel of Real Property are supplied with utilities and other services necessary for the current operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services (A) to the Knowledge of the Company, are adequate for the current use in accordance with all applicable laws, ordinances, rules, and regulations, (B) enter through adjoining streets or land and (C) to the Knowledge of the Company, are in good working order and repair;

                  (vii) to the Knowledge of the Company, there are no material, latent or patent physical defects or deficiencies (structural or otherwise) with respect thereto, any item of deferred maintenance or any code or other legal violation inclusive of compliance with the requirements of the Americans with Disabilities Act of 1990, as amended, and the regulations promulgated thereunder;

                  (viii) except as set forth on Schedule 6.8(a)(viii), there is no consent of any governmental authority, the Innisbrook Condominium Association, Inc., the Tamarron Association of Condominium Owners, Inc. or any other third party that is required for the transaction contemplated by this Agreement;

                  (ix) the Company has enforced all available rights and has protected and preserved its interest in all rights, agreements and matters relating to the Innisbrook Condominium Association, Inc. and the Tamarron Association of Condominium Owners, Inc.;

                  (x) the Company has no Knowledge, nor has it received notice within the past three years, of any existing violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Real Property or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof;

                  (xi) to the Company's Knowledge, (A) the improvements on the Real Property conform in all material respects to all legal requirements, (B) all contractors and subcontractors retained by the Company who have performed work on or supplied materials to the Real Property have been fully paid, and all materials used at or on the Real Property have been fully paid for (or have been fully reserved for as reflected in the Financial Statements and the Final Determination), (C) the improvements on the Real Property have been completed in all material respects in a workmanlike manner, and (D) all material equipment necessary or appropriate for the use or operation of the Real Property has been installed and is presently operative in good working order. The Company has not received any written notice which is still in effect that there is, and, to the Company's Knowledge, there does not exist, any violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement existing the Real Property, or any portion thereof;

                  (xii) the Company has not expressly released or modified any warrants or guarantees, if any, of manufacturers, suppliers and installers relating to improvements on the Real Property or any party thereof;

                  (xiii) except as set forth on Schedule 6.8(a)(xvii), and to the Company's Knowledge, no fact or condition exists which would result in the termination or material impairment of access to the Real Property from adjoining public or private streets or ways or which would result in discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services;

                  (xiv) the Company has or will have as of the Closing Date all necessary certificates of occupancy or completion (evidence of which is attached hereto or otherwise described on Schedule 6.8(a)(xiv) or will be provided to Purchaser prior to the Closing Date) to operate the Real Property as presently operated and, to the Knowledge of the Company, there are no material conditions that the Company has failed or refused to fulfill respective of the development of the Real Property;

                  (xv) the Company does not know of any defects, facts or conditions materially and adversely affecting the Real Property that make it unsuitable for the use in the Business as presently conducted;

                  (xvi) listed on Schedule 6.8(a)(xvi) is (A) a complete listing of each contract or other agreement wherein the Company has agreed to supply water to various third parties or pursuant to which the Company has other rights or obligations primarily relating to water (the "Water Agreements") and (B) a complete listing of all of the Company's rights, title and interest in and to any and all lakes, rivers, streams or other bodies of water (the "Water Rights"), which listing accurately sets forth the name of the body of water, the decreed amount, the decreed source and use, the appropriation and adjudication date and the applicable case number relating to such decree. To the Knowledge of the Company, there are no liens, encumbrances or other matters affecting the Company's rights and title to the Water Rights other than as set forth on Schedule 6.8(a)(xvi). Notwithstanding any such lien or encumbrance, the Water Rights have in the past been legally and physically sufficient to satisfy all of the Company's obligations under the Water Agreements (or the Company is not liable for failing to satisfy its obligations under the Water Agreements) and to meet the water requirements necessary to own and operate the Real Property as a resort golf course. The cost for such Water Rights are set forth on
         Schedule 6.8(a)(xvi). The Company has obtained all permits, licenses and other requirements necessary to operate any water and wastewater facilities on the Real Property and the Company has not received any notices of violation with respect to its use of any water and wastewater facility on the Real Property;

                  (xvii) (A) except as set forth on Schedule 6.8(a)(xvii), and to the Knowledge of the Company, there are no plans, studies or efforts by any governmental authority to widen, modify or realign any street that would be adverse to the Real Property, (B) there are no intended public improvements or special assessments affecting the Real Property that will result in any charge being levied or assessed against the Real

         Property or in the creation of any lien against the Real Property,  and
         (C) there are no commitments with any governmental authority affecting the Real Property, other than as provided in Section 6.8(d); and

                  (xviii) to the Company's Knowledge, the Company has obtained all required licenses, permits and approvals for the past and current development and sale of single family lots, condominium units and other completed development activities described on Schedule 6.8(a)(xviii) with respect to the Real Property described on Schedule 6.8(a)(xviii) and (A) with respect to the Estates at Tamarron, Pine Ridge, the Company has sold two (2) single family lots and owns in fee simple seven (7) unsold single family lots, (B) the Innisbrook Property contains a 73 acre (more or less) and a 30 acre (more or less) parcel of land which may be developed into approximately 585 condominium units or single family lots, with related commercial development uses and (c) the Tamarron Property contains 347 acre (more or less) parcel of land which may be developed into approximately 481 condominium units or single family lots. Certain constraints to further development at Innisbrook and Tamarron are reflected on Schedule 6.8(a)(xviii).

         (b) The Company is not a party to any lease or sublease of any portion of the Real Property except as described in Schedule 6.8(b). The leases and subleases described in Schedule 6.8(b) (the "Leases") constitute all of the leases and subleases under which the Company or any of the Subsidiaries holds any leasehold or subleasehold interest in the Real Property. Each of the leases is in full force and effect and the Company or any of the Subsidiaries holds a valid and existing leasehold or subleasehold interest thereunder in the Real Property which is subject thereto (collectively the "Leased Real Properties").

         The Company has delivered to Purchaser complete and accurate copies of each of the Leases, in each case including all modifications and amendments thereto. With respect to each Lease: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) such Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately after the Closing; (iii) neither the Company nor any of the Subsidiaries is in breach or default under, and to the Knowledge of the Company no event has occurred which, with notice or lapse of time, or both, would constitute such a breach or default or permit termination, modification or acceleration of, such Lease; (iv) to the Knowledge of the Company, no other party to such Lease is in breach or default under, and no event has occurred which, with notice or lapse of time, or both, would constitute such a breach or default or permit termination, modification or acceleration of, such Lease; (v) no party to such Lease has repudiated any provision thereof; (vi) there are no disputes, oral agreements, or forbearances in effect as to such Lease; (vii) such Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to Purchaser; (viii) neither the Company nor any of the Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or caused any lien to exist with respect to any interest in such Lease; (ix) neither the Company nor any of the Subsidiaries has contracted for the furnishing of labor or materials to any of the Leased Real Properties

(A) which will not be paid in full (or have been fully reserved for as reflected in the Financial Statements and the Final Determination) at or prior to the Closing Date, or (B) which would give rise to a claim of lien which will not be discharged by the Company or any of the Subsidiaries prior to Closing; (x) gas, water, sewage facilities, electricity and telephone lines are supplied to the Leased Real Properties by either private or public authorities; and (xi) neither the Company nor any of the Subsidiaries has any Knowledge of any latent defect to any of the Leased Real Properties which would have or is likely to have a material adverse affect on the use of the Leased Real Property as currently used.

         (c) With respect to the master lease agreements entered into by the Company and the individual condominium unit owners at each of the Tamarron
Property and the Innisbrook Property last amended September 15, 1994 and July 17, 1995, respectively (the obligations of which shall continue to be binding after the transactions contemplated hereby), the Company represents and warrants that, as of March 31, 1997, 299 condominium rental units at the Tamarron Property (none of which are owned by the Company and constitute part of the Tamarron Property) and 972 condominium rental units at the Innisbrook Property (5 of which are owned by the Company and constitute part of the Innisbrook Property) are currently participating in the rental pool described in such master lease agreements.

         (d) The Company has entered into that certain Agreement for Effluent Disposal, dated April 30, 1973, between the Company and Pinellas County, as amended by that certain First Amendment to Agreement for Effluent Disposal (the "First Amendment") dated as of January 28, 1997, between Pinellas County and the Company (collectively the "Effluent Agreement"), which Effluent Agreement provides that, inter alia, (i) the Company shall be obligated to receive up to five million (5,000,000) gallons per day of effluent and (ii) the Company shall have an exclusive easement (the "Easement") on certain land described therein for the purpose of constructing, operating and maintaining a nine-hole golf course (the "Sandpiper Expansion"). The Company hereby represents, covenants and warrants that (i) the real property commonly known as the Innisbrook Hilton Resort, as legally described in the Effluent Agreement, can adequately meet the daily effluent delivery requirement set forth in the Effluent Agreement so as not to be in violation of any term or condition thereof, (ii) on or before the Closing Date, the Company will have obtained all necessary licenses, permits and approvals to fulfill its obligations under the Effluent Agreement, including, without limitation, those licenses, permits and approvals required to design and construct the Sandpiper Expansion, (iii) on or before the Closing Date the Company will have satisfied or waived the contingencies set forth in the Effluent Agreement (without which the First Amendment is null and void), has obtained written approval from Hilton of the First Amendment and that certain Easements and Development Agreement, dated as of February 11, 1997, between the Company and Wall Springs Conservatory, Inc. (the "Development Agreement"), (iv) all effluent received under the Effluent Agreement shall be received by the Company at no cost to the Company and (v) the only basis for the termination of the Easement is the abandonment by the Company of the Easement as described in the First Amendment.

         6.9 Intellectual Property Rights. The Company owns, or possesses adequate licenses or other rights to use, any and all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, formulations, service marks, trade names, copyrights, inventions, invention disclosures, drawings, designs, customer lists, proprietary know-how or information or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in or required for the Business as currently conducted, except those Proprietary Rights the failure to possess would not have a Material Adverse Effect. Schedule 6.9 sets forth a true and complete list as of the date hereof of all such Proprietary Rights, including, where applicable, registration numbers and jurisdictions where such registrations exist. The Company has not received notice of any claims, disputes, actions, proceedings, suits or appeals pending against the Company or its Subsidiaries with respect to any Proprietary Rights that if adversely determined could reasonably be expected to result in a loss of any Proprietary Rights or any other loss that could reasonably be expected to have a Material Adverse Effect, and, to the Knowledge of the Company, none has been threatened. To the Knowledge of the Company, none of the Proprietary Rights infringes on the proprietary rights of any third party, no product (or component thereof) or process used, sold or manufactured by and/or for, or supplied to, the Company or its Subsidiaries, infringes or otherwise violates the proprietary rights of any other Person.

         6.10 Contracts. Schedule 6.10 contains an accurate list as of the date of this Agreement of all the Contracts of the following types to which the Company or any of its Subsidiaries is a party or to which any of its assets or properties is subject (the "Material Contracts"): (a) any collective bargaining Contract; (b) any pension, retirement, deferred compensation, profit sharing, incentive compensation, bonus, stock purchase, stock option, welfare, hospitalization or insurance plan or arrangement or any vacation pay or severance pay or any other employee benefit arrangement for its officers, employees, consultants or agents whether pursuant to a Contract or pursuant to custom or informal understanding, other than plans or arrangements listed on
Schedule 6.12; (c) all Contracts of any kind with any officer, director, or shareholder, relating to present or future compensation or other benefits available to such person or otherwise, other than plans or arrangements listed on Schedule 6.12; (d) any contract, purchase order or other arrangement of any kind (other than arrangements relating to employment and plans and arrangements listed on Schedule 6.12) with any Person Affiliated with or controlled by (or with power to control) the Company or any officer, director, salaried employee;
(e) any Contract with a broker, sales agency, advertising agency or other person engaged in sales, distributing or promotional activities entered into other than in the ordinary course of business consistent with past practices which involve an unperformed commitment in excess of $15,000; (f) any Contract, purchase order or other arrangement of any nature (other than a sales Contract or order) which involves an unperformed commitment in excess of $25,000; (g) any commitment or arrangement pursuant to which the Company or any of its Subsidiaries has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business); (h) any indentures, credit agreements, loan agreements, notes, mortgages, security agreements, and agreements for financing; (i) all leases of Real Property or leases of personal property; (j) any Contract involving a partnership, joint venture or other cooperative undertaking, or involving any restrictions of the geographical area of operations or scope or type of business of the Company or any of its Subsidiaries; (k) all Contracts with sales representatives, distributors and dealers entered into other than in the ordinary course of business consistent with past practices; (l) any power of attorney or agency agreement or arrangement with any party pursuant to which such party is granted the authority to act for or on behalf of the Company or any of its Subsidiaries; (m) any property, casualty and other forms of insurance; (n) Contracts that are not terminable without liability within 60 days from the date of this Agreement; (o) any Contract or arrangement of any nature between the Company or any of its Subsidiaries and Hilton, the Innisbrook Condominium Association, Inc., or the Tamarron Association of Condominium Owners, Inc.; or (p) all other Contracts, including sales orders, not made in the ordinary course of business consistent with past practice which are to be performed at or after the date of this Agreement. The Company has made available to Purchaser true and complete copies of each Material Contract.

         Each of the Material Contracts is in full force and effect and enforceable in accordance with its terms; the Company has not received any notice (written or oral) of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Material Contracts and the Company reasonably believes that no such Material Contract will be terminated due to the transactions contemplated by this Agreement or the Related Agreements; other than the Management Agreements (Section 9.05), no Material Contract contains a change of control or ownership provision which would be applicable to the transactions contemplated by this Agreement or the Related Agreements; no Material Contract is the subject of, or, to the Knowledge of the Company, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; with respect to any Material Contract which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Material Contract is exercised, the Company has not received any notice (written or oral), or otherwise has any Knowledge, that any such Material Contract will not be so renewed or that any such extension option will not be exercised; no Material Contract contains a provision that would prohibit the Surviving Corporation from incurring Indebtedness at the Closing Date; and there exists no event of de fault or occurrence, condition or act on the part of the Company or, to the Knowledge of the Company, on the part of the other parties to the Material Contracts which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Material Contracts, except to the extent that the inaccuracy of the foregoing would not, indi vidually or in the aggregate, have a Material Adverse Effect.

         6.11 Insurance. Schedule 6.11 contains a list of all policies of fire and casualty, liability, workmen's compensation and other forms of insurance, including the coverage amounts, deductibles and risks and losses against which such policies provide coverage, maintained by the Company and its Subsidiaries with respect to their assets and business. Except as set forth in item (ii) (re Howell suit) on Schedule 6.17, the Company and its

Subsidiaries do not have any liability or contingent liabilities with respect to such coverages beyond the limits of such policies. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen compensation insurance policies which amounts will be paid or accrued prior to the Closing Date), no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation and such policies will continue in full force and effect after the consummation of the transactions contemplated by this Agreement and the Related Agreements. The Company has not received any notice from any insurance company of any defect or inadequacies in the property used in connection with the Business or any part thereof which would adversely affect the insurability of the property used in connection with the Business, or which would increase the cost of insurance beyond that which would ordinarily and customarily be charged for similar properties in the vicinity of the Company's facilities.

         6.12  Benefit Plans.

         (a) General. Except as set forth on Schedule 6.12, neither the Company nor any of its Subsidiaries has any liability or contingent liability with respect to:

                  (i) any "employee welfare benefit plan" (as that term is defined in section 3(1) of ERISA);

                  (ii) any "employee pension benefit plan" (as that term is defined in section 3(2) of ERISA) or "multiemployer plan" (as that term is defined in section 3(37) of ERISA);

                  (iii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA); or

                  (iv) any employment agreement.

         (b) Plan Documents and Reports. A true and correct copy of each of the plans, arrangements, and agreements listed on Schedule 6.12 (referred to hereinafter as "Benefit Plans"), and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied to Purchaser. In the case of any Benefit Plan that is not in written form, Purchaser has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service ruling or determination letter with respect to each Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Benefit Plan has been supplied to Purchaser, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied.

         (c)  Compliance with Laws; Liabilities.  As to all Benefit Plans:

                  (i) None of the Benefit Plans is subject to section 412 of the Code or Title IV of ERISA.

                  (ii) All Benefit Plans comply and have been administered in form and in operation in all material respects with all applicable requirements of law, and no event has occurred that will or could cause any such Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

                  (iii) None of the assets of any Benefit Plan is invested in employer securities or employer Real Property.

                  (iv)  There  have  been  no  "prohibited   transactions"   (as
         described in section 406 of ERISA or section 4975 of the Code) with respect to any Benefit Plan.

                  (v) There have been no acts or omissions by the Company or its Subsidiaries that have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which the Company or its Subsidiaries may be liable.

                  (vi) None of the payments contemplated by the Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection
         (b)(4) thereof)).

                  (vii) There are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any Benefit Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

                  (viii) Each Benefit Plan that constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in compliance with applicable law, including coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

                  (ix) Neither the Company nor any of its Subsidiaries has any liability or contingent liability for providing, under any Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

                  (x) Except that no provision is contained in the Financial Statements for accumulated sick days which are not vested and for unused time off pertaining to birthday anniversaries of Florida-based employees with service dates prior to January 1, 1989, actuarially adequate accruals for all obligations under the Benefit Plans are reflected in the consolidated financial statements of the Company and its Subsidiaries and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

                  (xi) There has been no act or omission that would impair the ability of the Company or its Subsidiaries (or any successor thereto) to unilaterally amend or terminate any Benefit Plan.

         6.13 Permits. The Company and its Subsidiaries hold all of the Permits described on Schedule 6.13, copies of each of which shall be delivered to the Purchaser prior to the Closing Date. No provision, condition or limitation of any of the Permits listed on Schedule 6.13 has been breached or violated, and no other Permits are currently required for the lawful operation of the Business, except for those the absence of which would not have a Material Adverse Effect. The Company has not misrepresented or failed to disclose any material relevant fact in obtaining all Permits, and the Company has no Knowledge of any change in the circumstances under which any of the Permits were obtained that would result in their termination, suspension, modification or limitation. The Company has not taken any action (or failed to take any action), the omission of which would result in the revocation of any of the Permits. No Permit will be terminated or modified as a result of the transactions contemplated by this Agreement or the Related Agreements and all Permits will be in effect immediately after the Closing.

         6.14 Taxes. (a) The amount provided on the Closing Estimation for all Taxes imposed by any taxing authority are adequate to cover all unpaid liabilities for all Taxes (including any interest or penalties with respect to such Taxes), whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto and for which the Company may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person. The Company has not incurred any Tax liabilities other than in the ordinary course of business for any taxable year for which the applicable statute of limitations has not expired; there are no Tax Liens (other than Liens for current Taxes not yet due and payable) upon the properties or assets of the Company. There exist no open extensions or waivers of any statute of limitations or requests therefor applicable to any claim against the Company for Taxes.

         (b) All federal, state, local and foreign Tax returns required to be filed by or with respect to the Company or its Subsidiaries through the Closing Date have been or will be accurately prepared in all material respects, and have been or will be duly and timely filed, and all Taxes shown as due and payable thereon (including Taxes withheld from employees' salaries and all other withholding Taxes and obligations and all deposits required to be made by or with respect to the Company or its Subsidiaries with respect to such withholding Taxes or otherwise), interest, penalties, assessments and/or deficiencies due with respect to any taxable period or partial taxable period of the Company or its Subsidiaries ending on or before the Closing Date have been or will be timely paid, or to the extent not due and payable as of the Closing Date, adequate provision for the payment thereof has been or will be made on the consolidated financial statements or the books of account of the Company and its Subsidiaries. Each such return and filing is true and correct in all material respects and the Company neither has nor will have any additional liability for Taxes with respect to any return or other filing heretofore filed or which was required by law to be filed, other than as reflected as liabilities in the computation of Net Value.

         (c) Except as set forth in Schedule 6.14(c): (i) with respect to each taxable period of the Company and its Subsidiaries ending prior to the date hereof either such taxable period has been audited by the IRS or other taxing authority, and such audit has been completed without the issuance of any notice of deficiency or similar notice of additional liability or the time for assessing or collecting income tax with respect to each such taxable period has closed and such taxable period is not subject to review by the IRS or such other taxing authority to the Knowledge of the Company and no facts exist which would constitute grounds for the assessment of any additional Taxes by any taxing authority with respect to the taxable years covered in such returns and filings;
(ii) the Company and its Subsidiaries have not made any election under Section 341(f) of the Code (or any corresponding provision of state or local income tax law); (iii) the Company and its Subsidiaries have not been a member of an affiliated group (as defined in Section 1504(a) of the Code) or filed or been included in a combined, consolidated or unitary income tax return other than an affiliated group of which the Company was a parent; (iv) Purchaser will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of the Shares to Purchaser; (v) the Company and its Subsidiaries are not required to make any material adjustment under Section 481(a) of the Code by reason of a change or proposed change in accounting method or otherwise; and (vi) the Company has not received notice from any Tax Authority that a material issue has been raised with respect to the Company and its Subsidiaries in any audit or examination which, by application of similar principles, could reasonably be expected to result in proposed material adjustment to the liability for Taxes for any period not so examined.

         (d) The basis of all depreciable or amortizable  assets as set forth on
Schedule 6.14(d), and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of the Company and its Subsidiaries, are correct in all material respects and in compliance with the Code and the regulations thereunder.

         (e) The Company and its Subsidiaries are not liable for the Taxes of any taxpayer other than the Company for any taxable period beginning before the Closing Date.

         (f) The Company is not obligated to make, and as a result of any event connected with the transactions contemplated by this Agreement or the Related Agreements, will not become obligated to make, any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to subsection (b)(4) thereof.

         (g) The Company is not a party to and is not otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss in a taxable period ending on or before the Closing Date, and a corresponding recognition of taxable income or gain in a taxable period ending after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain in a taxable period ending after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

         (h) The Company is not subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for Federal income tax purposes. Except as set forth in Schedule 6.14(h), the Company is not a party to any tax sharing agreement.

         (i) None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the Financial Statements of the Company is subject to a lease, safe harbor lease or other arrangement as a result of which the Company is not treated as the owner for Federal income tax purposes.

         (j) The Company has no Knowledge of, nor has it received any notice of, any special Taxes or assessments relating to the Real Property of any part thereof, including Taxes relating to the business of the Real Property, or any planned public improvements that may result in a special tax or assessment against the Real Property, that are not otherwise disclosed in the Title Commitment. To the Company's Knowledge, there is not any proposed increase in the assessed valuation of the Real Property for Tax purposes.

         (k) Except as set forth on Schedule 6.14(k), all revenue with respect to the Long- term Receivables has been previously reported to all required Tax Authorities and any income taxes with respect to such revenue has been fully paid or accrued by the Company.

         6.15  Environmental Matters.

                  (a) The Company and its Subsidiaries are in material compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law or any other material Environmental Liabilities and Costs;

                  (b) The Company and its Subsidiaries are in possession of all Environmental Permits required for the conduct or operation of its business (or any part thereof), and are in material compliance with all of the requirements, conditions and limitations included in such Environmental Permits;

                  (c) To the Knowledge of the Company, there are no, and the Company and its Subsidiaries have not used or stored any, Hazardous Material in, on, or at any of the properties or facilities now or previously owned or leased by the Company or its Subsidiaries except for inventories of substances listed on Schedule 6.15(c) that are used or are to be used in the ordinary course of business (which inventories have been stored, used and disposed of in accordance with all applicable Environmental Laws and Environmental Permits, including all so-called "Right To Know Laws");

                  (d) Except as set forth on Schedule 6.15(d), neither the Company nor any of its Subsidiaries has received any notice from any Authority or any other Person that any past or present aspect of the business, operations or facilities (whether owned or leased) of the Company or its Subsidiaries is in violation of any Environmental Law or Environmental Permit, or that the Company or its Subsidiaries is responsible or liable (or potentially responsible or liable) for the investigation, cleanup or remediation of any Hazardous Materials at any location;

                  (e) Neither the Company nor any of its Subsidiaries is the subject of any litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of or liability under any Environmental Law;

                  (f) Except as set forth on Schedule 6.15(d), no underground storage tanks are, or have been, located at the properties or facilities now or previously owned or leased by the Company or its Subsidiaries except in accordance with applicable law.

                  (g) The Company and its Subsidiaries have timely filed all reports and notifications required to be filed with respect to all of its operations, properties and facilities (whether owned or leased) and has generated and maintained all required records and data under all applicable Environmental Laws; and

                  (h) Except as set forth on Schedule 6.15(h), neither the Company, its Subsidiaries nor any corporation or other entities that has merged with or into the Company or any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list.

         6.16 Customer and Supplier Relationships. Except in accordance with past experience of the Company, to the Knowledge of the Company, no customer or supplier has indicated an intent to discontinue or materially change its commercial relationship with the Company or any Subsidiary which would have a Material Adverse Effect.

         6.17 Litigation; Compliance with Laws. Except as disclosed on Schedule 6.17, there are no claims, actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against or affecting (i) the Company or its Subsidiaries, (ii) any of the officers or directors of the Company or its Subsidiaries, (iii) the employees of the Company or its Subsidiaries in their capacities as such, (iv) the Resort Holders in their capacities as such (v) or the Shareholders listed on Schedule I in their capacity as shareholders, or (vi) any of the properties or business of the Company or its Subsidiaries. Schedule
6.17 sets forth each instance in which the Company or its Subsidiaries (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge, (ii) is a party to any charge, complaint, action, suit, proceeding, hearing, or, to the Knowledge of the Company, investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, (iii) is subject to any Liability or knows of any threatened Liability with respect to SEC or National Association of Securities Dealers, Inc. matters. Neither the Company nor any of its Subsidiaries is in, nor has it received notice within the past three years of any, violation of any material laws, rules, regulations, ordinances, orders, judgments and decrees applicable to its business, properties or operations as presently conducted. Each of the Company and its Subsidiaries possesses, is presently in substantial compliance with and in the previous two years has received no notice of material violations of any license, permit, consent, authorization or approval of or from any governmental body having jurisdiction over it necessary to conduct its business as presently conducted except where the failure to hold any such license or the failure to be in compliance would not have a Material Adverse Effect.

         6.18 Labor Matters. To the Knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or its Subsidiaries. Schedule 6.18 sets forth the names and annual compensation (including salary, bonuses and commissions) as of December 31, 1996, of all salaried employees of the Company and its Subsidiaries having total annual compensation in excess of $25,000. The Company and its Subsidiaries have complied in all material respects with all applicable foreign, federal and state laws relating to the employment of labor including the provisions thereof relating to wages, hours, collective bargaining and the payment of social security and other taxes and to the Knowledge of the Company, the Company and its Subsidiaries are not liable for any arrears of wages or any tax or any penalty for failure to comply with any of the foregoing.

There are no controversies or disputes pending or, to the Knowledge of the Company, threatened between the Company and its Subsidiaries and their employees which could reasonably be expected to have a Material Adverse Effect. There are no collective bargaining agreements currently binding on or being negotiated with respect to the business of the Company and its Subsidiaries. There are no pending petitions by labor unions to the National Labor Relations Board for certification as representative of any employees of the Company or its Subsidiaries. The Company and its Subsidiaries have not experienced any strikes, grievances, claims of unfair labor practices or lockouts. The aggregate amount of all vested vacation benefits, and an accrual of non-vested vacation benefits, for all employees of the Company and its Subsidiaries is fully reflected in the Financial Statements and will be fully reflected in the Net Value of the Company as of the Closing Date.

         6.19 No Adverse Change. Except as listed on Schedule 6.19, since December 31, 1996, there has not been (i) any event, occurrence, development or other matter that could have a Material Adverse Effect, (ii) any material loss or damage (whether or not covered by insurance) to any of the Company's or its Subsidiaries' assets, that materially affects or impairs the ability of the Company and its Subsidiaries to conduct the Business, or any other event or condition of any character that has materially and adversely affected the business or operation of the Company or its Subsidiaries, (iii) any contract or other transaction entered into by the Company or its Subsidiaries relating to, or otherwise affecting in any way, the Business or the operation thereof, other than in the ordinary course of business, (iv) any sale or transfer of the Company's or its Subsidiaries assets, or any cancellation of any debts or claims of the Company or its Subsidiaries, except in the ordinary course of business,
(v) any material and adverse changes in the terms of any instruments, accounts, notes, Contracts, other than in the ordinary course of business, (vi) any changes in the accounting systems, policies or practices of the Company or its Subsidiaries, (vii) any express waiver by the Company or its Subsidiaries of any rights which have any value to the extent such waiver would have a Material Adverse Effect, (viii) any transactions with any of the Company's Affiliates, the Shareholders or any Shareholders' Affiliate, (ix) any increase in the compensation of officers or employees of the Company or its Subsidiaries (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee of the Company or its Subsidiaries, other than, with respect only to employees whose annual salary or wages do not exceed $50,000 per employee, in the ordinary course of business, (x) any incurrence of any Lien, security interest, pledge, mortgage, encumbrance, restriction or change of any kind permitted or allowed with respect to any of the properties, business or assets of the Company or its Subsidiaries, except Permitted Liens, (xi) any declaration, setting aside, making or paying of any dividend or other distribution in respect of its capital stock (other than in the ordinary course of business, consistent with past practices) or any direct or indirect redemption, purchase or other acquisition of any shares of the Company's or its Subsidiaries' capital stock, (xii) any setting aside, making or incurring of any capital expenditure or commitment, or series of related capital expenditures or commitments, by the Company or its Subsidiaries in the aggregate amount above $125,000, or (xiii) any material decrease in the amount of the Company's or its Subsidiaries' reserves and accruals that is outside of the ordinary course of business inconsistent with past practice.

         6.20 Tangible Property and Title. (a) Schedule 6.20(a)(i) sets forth a complete and accurate list of all licensed vehicles of the Company and its Subsidiaries. Schedule 6.20(a)(ii) sets forth depreciation schedules of the Company and its Subsidiaries as of December 31, 1996. Schedule 6.20(a)(iii) sets forth a capital expenditure analysis of the Company and its Subsidiaries for the year ended December 31, 1996. The tangible personal property listed on Schedule
6.20 hereto includes all leases by the Company or its Subsidiaries of any item of personal property that is used in connection with the operation of the Business. All of the tangible personal property owned or leased by the Company or its Subsidiaries is currently utilized by the Company or its Subsidiaries in the ordinary course of the business and operation of the Business and is in good operating condition and repair (with the exception of normal wear and tear), free from defects other than such minor defects as do not interfere with the continued use thereof in the conduct of normal operations. The Company has delivered to Purchaser true, correct and complete copies of all personal property leases.

         (b) The Company and its Subsidiaries have good title to, and are the lawful owner of, all of the assets and properties that are reflected in the Financial Statement or are material to the Business, free and clear of any Lien, mortgage, right of first refusal, security interest or encumbrance, except for
(a) Liens which shall be removed prior to, or coincident with, the Closing; (b) mechanics', carriers', landlords', worker's and other similar Liens imposed by law arising in the ordinary course of business; (c) Liens and encumbrances which would not have a Material Adverse Effect; (d) Liens for taxes not yet due and payable for which full reserves are reflected in the Financial Statements to the extent accrued; (e) matters disclosed on the Title Commitment excluding those matters which the Company is obligated to have deleted from the Title Commitment as set forth in the definition of "Title Commitment" herein; (f) Liens set forth on Schedule 6.20; (g) reservations or exceptions in acts authorizing the issuance of mining claims; and (h) claims or title to the Water Rights; provided, however, that the Company and its Subsidiaries warrant and represent that they have not sold or otherwise conveyed title to the Water Rights (collectively, the "Permitted Liens"). The Company and its Subsidiaries have good and merchantable title to all of the tangible personal property owned by the Company and its Subsidiaries and the right to convey the same in accordance with this Agreement.

         6.21 Bank Accounts. Schedule 6.21 sets forth a true, complete and correct list of each bank, deposit, lockbox or cash collection, management or other account, of the Company and its Subsidiaries, including the title and number of the account and the financial or other institution at which such account is located.

         6.22 Insolvency Proceedings. No insolvency proceeding has ever been brought against the Company and no petition has been filed against the Company for compulsory or voluntary winding up, dissolution or bankruptcy. No receiver has been appointed or applied for nor has any attachment been granted with respect to the Business or the assets of the Company. The Company has taken no action that would entitle any person to initiate insolvency proceedings against it.

         6.23 Broker's Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or the Related Agreements, and neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by the Company in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

         6.24 Accuracy of Statements. Neither this Agreement, any Related Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company or the Resort Holders or, to the extent such information has been delivered to the Company, the Shareholders on Schedule I hereto, to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement, the Related Agreements or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         6.25 Liabilities Relating to Former Shareholders. As of the Closing Date, after the payments to be made by Purchaser hereunder to the Shareholders have been delivered to the Exchange Agent, the Company will not have any liability or obligation whatsoever, contingent or otherwise, to any former holder of shares of capital stock of the Company.

         6.26 Management Agreements. Schedule 6.26(a) is a true and complete listing of all amounts that the Company and its Subsidiaries owe to Hilton on the date hereof, whether such amounts are currently due. The Company reasonably believes, based on its financial performance as of the date hereof, that the Surviving Corporation will be able to terminate the Innisbrook Management Agreement, without payment of any penalty or early termination payment, pursuant to Section 8.08.1 of such Management Agreement. Set forth on Schedule 6.26(b) is a worksheet setting forth a detailed statement of the calculation required by
Section 8.08.1 of the Innisbrook Management Agreement, for the 1996 Operating Year and the 1997 Operating Year as of the date hereof. The terms 1996 Operating Year and 1997 Operating Year shall have the meaning given in the Innisbrook Management Agreement. Subject to Section 8.19(h), the Company, the Shareholders and the Resort Holders acknowledge that the Surviving Corporation may terminate each of the Management Agreements in accordance with Section 8.08.1 thereof.

         6.27 Principal Place of Business. The Company's principal place of business is in the State of Florida at 36750 U.S. Highway 19 North, Palm Harbor, Florida 34684 and Resort's principal place of business is the State of Florida at 36750 U.S. Highway 19 North,

Palm Harbor, Florida 34684. Except as set forth on Schedule 6.9, the Company or Resorts do not do business under any trade name or fictitious business name other than Golf Hosts, Inc., Golf Host Resorts, Inc., Golf Host Development, Inc., Golf Host Securities, Inc. or Golf Host Realty, Inc.

         6.28 Opinion of Financial Advisor. The Company has received a draft of the opinion and as of the Closing Date will have received a final copy of the opinion (the final copy of such opinion being referred to as the "Fairness
Opinion") of Comstock Valuation Advisors, Inc. to the effect that, as of the date hereof, the Merger Consideration is fair to the Shareholders from a financial point of view, a true and complete copy of which draft and final opinion has been delivered to Purchaser prior to the date hereof and the Closing Date, respectively.

         6.29 Shareholder Consent. Shareholders holding in excess of 51% of the Shares entitled to vote to approve the Merger have approved the Merger by executing Shareholder Consents that have been delivered to the Purchaser.


                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser (which term shall include only the Purchaser and in no event the Surviving Corporation), represents and warrants to the Company and the Resort Holders that:

         7.1 Due Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all requisite power and authority to own and operate its assets and properties as they are now being owned and operated.

         7.2 Due Authorization. (a) Purchaser has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements to which Purchaser is a party. This Agreement constitutes the legal, valid and binding obligation of Purchaser and the Related Agreements to which Purchaser is a party upon execution and delivery by Purchaser will constitute legal, valid and binding obligations of Purchaser, in each case, enforceable against Purchaser in accordance with their respective terms.

         (b) Purchaser has full power and authority to enter this Agreement and the Related Agreements and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Related Agreements to which Purchaser is a party have been duly and validly approved by all required action or proceeding on the part of Purchaser necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

         7.3 Consents and Approvals; Authority Relative to this Agreement. The execution, delivery and performance by Purchaser of this Agreement and the Related Agreements to which Purchaser is a party will not (a) violate any governmental authority applicable to Purchaser, or (b) with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under any Contract to which Purchaser is a party or by which any of Purchaser's assets or properties are bound, or result in the creation of any Lien upon any property or assets of Purchaser pursuant to any instrument or agreement to which Purchaser is a party or by which Purchaser's properties may be bound or affected, except in each case where any such filing, registration, consent or approval, if not made or obtained, or any such violation, conflict, breach or default, would not have a Material Adverse Effect on Purchaser or Purchaser's ability to perform Purchaser's obligations under this Agreement and the Related Agreements to which Purchaser is a party. Except for filing and recordation of the Articles and Plan of Merger as required by the BCA, no consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or Authority with respect to Purchaser is required in connection with the execution, delivery or performance of this Agreement or the Related Documents by Purchaser or the consummation of the transactions contemplated hereby or thereby.

         7.4 Hart-Scott-Rodino. The transactions contemplated hereby are not subject to the pre-merger notification and waiting period requirements under the HSR Act.

         7.5 Brokers Fees. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or the Related Agreements, and neither the Resort Holders, the Shareholders nor any Affiliate thereof shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Purchaser in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

         7.6 Investment. Purchaser is acquiring Shares and the Resort Shares for its own account and with no present intention of distributing or reselling such Shares or Resort Shares in any transaction that would be in violation of the securities laws of the United States or any state thereof, without prejudice, however, to Purchaser's rights at all times, to sell or otherwise dispose of all or any part of the Shares and Resort Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act and applicable state securities laws.

                                  ARTICLE VIII

                                    COVENANTS

         8.1 Access to Information and Facilities. From the date of this Agreement to the Closing Date, the Company shall give Purchaser and Purchaser's representatives, lenders, financiers and financial and legal advisors (the "Purchaser's Representatives") reasonable access during normal business hours to the offices, facilities, books and records of the Company and its Subsidiaries, and shall make the officers and employees of the Company and its Subsidiaries available to Purchaser and Purchaser's Representatives as Purchaser and Purchaser's Representatives shall from time to time reasonably request, in each case to the extent that such access and disclosure would not obligate the Company to take any actions that would unreasonably disrupt the normal course of its businesses or violate the terms of any Contract to which the Company or its Subsidiaries is bound or any applicable law or regulation. Except as required by any Authority, all information supplied to Purchaser pursuant to this Section shall be maintained in strict confidence by Purchaser, and in the event that this Agreement is terminated, all written materials relating thereto shall be returned to the Company or destroyed, and Purchaser shall make no further use of such information whatsoever; provided, however, that nothing in this Section shall preclude Purchaser from sharing such information with the Purchaser's Representatives or keeping one record copy of any such materials in Purchaser's files or from disclosing the existence of this Agreement and the transactions contemplated hereby in accordance with the securities laws of the United States.

         8.2 Preservation of Business. From the date of this Agreement until the Closing Date, the Company and each of its Subsidiaries shall be operated in the ordinary and usual course of business and consistent with past practice, and shall use commercially reasonable efforts to preserve intact the present business organization and personnel of the Company and each of its Subsidiaries, preserve the business relationships of the Company and each of its Subsidiaries with other Persons material to the operation of the Company or its Subsidiaries, and not permit any action or omission which would cause any of the representations or warranties of the Company contained herein to become inaccurate or any of the covenants of the Company to be breached. Without limiting the generality of the foregoing, except as set forth in Schedule 8.2, prior to the Closing the Company and each of its Subsidiaries will not, without the prior written consent of Purchaser, which consent will not be unreasonably withheld:

                  (a) other than in the ordinary course of business and consistent with past practice, incur any obligation or enter into any Contract (including any agreement to construct or develop the Sandpiper Expansion or any agreement to sell any portion of the Real Property) which either (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $25,000, or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000, or (ii) has a term of, or requires the performance of any obligations by the Company or any of its Subsidiaries over a period in excess of, twelve months;

                  (b) take any action, or enter into or authorize any Contract or transaction, other than in the ordinary course of business and consistent with past practice and other than any transactions contemplated by this Agreement or the Related Agreements;

                  (c) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except sales of inventory and exhausted equipment or equipment replaced in the ordinary course of business and consistent with past practice;

                  (d) except in the ordinary course of business and consistent with past practice, waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value;

                  (e) make any changes in its accounting systems, policies, principles or practices;

                  (f) (1) enter into, authorize, or permit any transaction with the Shareholders, the Resort Holders or any Affiliates of the
         Shareholders or Resort Holders, except in the ordinary course of business consistent with past practice, transactions with such individuals in their capacity as an employee of the Company or its Subsidiaries, or (2) modify any compensation amounts or levels of any officer, director or, except in the ordinary course of business consistent with past practices, any employee;

                  (g) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities, or amend any of the terms of any such capital stock or other securities;

                  (h) except as set forth on Schedule 6.1(d), split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any capital stock or other securities of the Company or any of its Subsidiaries;

                  (i) prepay any Indebtedness, make any borrowings, incur any debt, or assume, guarantee, endorse (except with respect to existing credit lines and for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any Indebtedness (other than trade payables in the ordinary course of business and consistent with past practice and payments required to be made in accordance with the terms of such Indebtedness); provided, that the Company may incur up to $1,500,000 in Indebtedness from Barnett Bank to fund Sandpiper Expenditures (the "Construction Loan") on the terms and conditions set forth in the commitment letter from Barnett Bank to the Company dated as of November 8, 1996;

                  (j) except as set forth on Schedule 6.5, make any loans, advances or capital contributions to, or investments in, any other Person, except for advances to customers and employees in the ordinary course of business consistent with past practices;

                  (k) except for the hiring consistent with past practices of any new employees whose annual salary or wages do not exceed $50,000 per employee, enter into (except with respect to current employees that become eligible for benefits that are in place as of the date hereof consistent with past practices), adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (l) other than pursuant to the Construction Loan, acquire, lease or encumber any assets (including intellectual property) outside the ordinary course of business or any assets which are material to the Company or any of its Subsidiaries;

                  (m) except for  expenditures  made in the  ordinary  course of business and consistent with past practice, and for Sandpiper Expenditures, authorize or make any capital expenditures which individually are in excess of $50,000 or in the aggregate are in excess of $125,000 or make any capital expenditure with respect to the Sandpiper Expansion;

                  (n) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes or make any payment of Taxes not yet due;

                  (o) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company, any of its Subsidiaries, or their directors, officers, employees or agents;

                  (p) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Material Contract, or pay any material amount not required by Law or by any Contract;

                  (q) incur, create or suffer to exist any Liens other than Permitted Liens;

                  (r) amend the Articles of Incorporation and By-laws of the Company or any of its Subsidiaries; or

                  (s) communicate with Hilton in writing with respect to this Agreement or the transactions contemplated hereby.

         8.3 Exclusivity. Prior to the termination of this Agreement, neither the Company, nor any of its Subsidiaries nor the Board of Directors of any shall solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (i) liquidation, dissolution, or recapitalization, (ii) merger or consolidation, (iii) acquisition or purchase of all, substantially all or a material amount of stock, securities or assets (other than inventories and other assets in the ordinary and usual course of business and consistent with past practices), or (iv) similar transaction or business combination involving any of the Company or its Subsidiaries.

         8.4 Shareholder Matters. (a) The Company shall deliver a copy of this Agreement (exclusive of the Disclosure Schedule) to each Shareholder prior to execution of a Letter of Transmittal by such Shareholder and to each Shareholder on Schedule I, a draft of this Agreement prior to execution of a Shareholder Consent by such Shareholder.

         (b) The Company shall call a special meeting of its Shareholders to be held as soon as practicable after the date hereof but no later than 20 business days after the date hereof for the purpose of voting upon the matters relating to this Agreement and the Merger (the "Special Shareholders Meeting"). The Company will use its best efforts to hold such Special Shareholders Meeting as promptly as practicable and will, through its Board of Directors, recommend to its Shareholders approval of the Merger and this Agreement at such Special Shareholders Meeting; provided, however, that such recommendation is subject to any action taken by the Board of Directors in the exercise of its good faith judgment as to its fiduciary duties to the Shareholders of the Company.

         (c) The Company shall deliver to Purchaser promptly after the conclusion of the Special Shareholders Meeting contemplated by Section 8.4(b) hereof a certificate of the secretary of the Company (the "Certificate of Objections") stating the number of Shares as to which written notice of the Shareholder's intent to demand payment were filed prior to the vote thereon in accordance with Section 607.1320 of the BCA and that were not voted in favor of the Merger and the adoption of this Agreement, such Certificate to include the names, mailing addresses and number of Shares owned of record by each such Shareholder who shall have filed such notice. Promptly after the conclusion of the Special Shareholders

Meeting contemplated by Section 8.4(b), the Company shall deliver to each Shareholder who shall have filed notice of intent to demand payment and was not voted in favor of the Merger a written dissenters' notice, pursuant to and in compliance with Section 607.1320 of the BCA, with a return date for payment demand of 30 days.

         8.5 Deposit Amount. Purchaser shall deposit the Deposit Amount with the Escrow Agent in accordance with the Deposit Escrow Agreement within the later of
(a) seven business days from the later of (i) the execution of this Agreement by the Company and the Resort Holders and (ii) receipt by the Purchaser of Shareholder Consents from the Resort Holders and the Shareholders listed on
Schedule I hereto and copies of the resolutions of the Board of Directors evidencing the authorization of this Agreement and the transaction contemplated hereby and the approval of the consummation of the Merger, certified by the secretary of the Company and (b) two business days after a copy of the Fairness Opinion has been delivered to the Purchaser.

         8.6 Best Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereto shall each use their best efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be effected and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

         (a) The parties shall promptly (i) make their respective filings and submissions, and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to obtain any required approval of any other federal, state or local governmental agency or regulatory body with jurisdiction over the transactions contemplated by this Agreement and the Related Agreements and will furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing and (ii) take all reasonable steps (not including the expenditure of money or the payment or delivery of other consideration) to obtain all other required consents of other Persons with respect to the transactions contemplated hereby.

         (b) The Company and the Resort Holders shall each complete, execute, enter into, deliver and perform the Related Agreements to which they are a party.

         (c) The Company will provide full access to and respond to all reasonable inquiries of Purchaser's lenders, financiers and financial and legal advisors.

         (d) The Company will use its best efforts to cause all holders of Shares to (i) execute a Letter of Transmittal and (ii) tender their Shares pursuant to the terms of this Agreement.

         (e)  Reserved.

         (f) In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

         (g) Purchaser and the Company shall each use commercially reasonable efforts to accommodate reasonable changes to the nature of the transactions contemplated hereby as requested by Purchaser, the Resort Holders or the Company because of changes to United States tax laws and regulations that become effective after the date hereof but before or on the Closing Date that would be mutually advantageous to Purchaser, the Resort Holders and the Company; provided that such changes shall not have a material effect on the amount and nature of the consideration paid by Purchaser to the Resort Holders and the Shareholders or a Material Adverse Effect on Purchaser or its tax position.

         (h) The Company shall deliver to the Title Company and the surveyor preparing the Survey such affidavits, instruments, documents, releases and agreements and shall perform such acts as the Title Company or the surveyor shall reasonably require in order to issue the Title Commitment, the endorsements thereto and the Survey.

         8.7 Supplemental Information; Notice of Developments. (a) The Company will, from time to time, as necessary, prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement or amend the Disclosure Schedule, including one or more supplements or amendments to correct any matter which would constitute a breach of any representation, warranty, agreement or covenant contained herein; provided that neither this Agreement nor any Schedule shall be amended or supplemented without the written consent of such amended or supplemental Schedule by Purchaser.

         (b) In the event that, upon receiving any supplements to the Disclosure Schedule or notices of developments pursuant to Section 8.7(b), including, without limitation, any requirement for environmental remediation with respect to the Real Property, Purchaser in good faith reasonably determines that (i) the preparation and review of such supplements or notices reveal information which would have constituted, if known to Purchaser as of the date of this Agreement, a material breach of this Agreement or would have required a material change to the Disclosure Schedule or exhibits, or which otherwise would have, in the good faith reasonable view of Purchaser, a Material Adverse Effect, or (ii) such analysis has led Purchaser to perceive or appreciate circumstances or facts which, if fully perceived or appreciated by Purchaser at the date of this Agreement, would have, in the good faith reasonable view of Purchaser, a Material Adverse Effect (collectively, a "Problem"), then



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



Purchaser will promptly notify the Company of such Problem, and the parties will together use reasonable efforts in good faith to eliminate or resolve such Problem. Subject to Section 11.1, if, notwithstanding such efforts, such Problem is not eliminated, resolved or negotiated by August 15, 1997 (or such later date that is 10 business days after receiving such supplement or notice) to the reasonable satisfaction of Purchaser, then Purchaser may, at any time within 30 days thereafter, terminate this Agreement by written notice thereof to the Company, in which case, no party will have any obligations or liabilities pursuant to this Agreement other than as provided in Section 11.1.

         (c) The Company will give prompt written notice to Purchaser of any material development affecting the assets, liabilities, Business, financial condition, operations, results of operations, or future prospects of the Company or any of its Subsidiaries. The Company will give prompt written notice to Purchaser of any material development affecting the ability of the Company to consummate the transactions contemplated by this Agreement. Purchaser will give prompt written notice to the Company of any material development affecting the ability of Purchaser to consummate the transactions contemplated by this Agreement. No disclosure by the Company or Purchaser, including any amendment or supplement to the Disclosure Schedule pursuant to this Section 8.7, however, shall be deemed to amend or supplement any Disclosure Schedule hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant unless the Agreement is amended or such misrepresentation or breach is waived or consented to in writing and the transactions contemplated hereby are consummated pursuant to this Agreement.

         8.8 Maintenance of Insurance. The Company and its Subsidiaries will continue to carry its existing insurance through the Closing Date, and shall not allow any breach, default or cancellation (other than expiration and replacement of policies in the ordinary cause of business) of such insurance policies or agreements to occur or exist. The Company shall also apply the proceeds, if any, received under any insurance policy as a result of any loss or destruction of or damage to any of its assets to the repair or replacement of such assets.

         8.9 Resignation of Directors and Officers. The Company shall cause each member of the Board of Directors and each officer of, and each trustee or fiduciary of any plan or arrangement involving employee benefits of, the Company or any of its Subsidiaries, if so requested by Purchaser, to tender his or her resignation from such position effective as of the Closing Date.

         8.10 Repayment of Debt. Prior to or at the Closing, the Company shall pay or direct the Exchange Agent to pay (by the application of the Purchaser's Closing Payment in accordance with Section 4.2) all principal of, interest on, premium, if any, and other amounts, if any, owing to the lenders in respect of Extinguished Debt as set forth in the Lender Pay-Off Letters, in accordance with this Agreement and shall obtain the lenders' discharge and releases of all obligations of the Company or any of its Subsidiaries relating to the Extinguished Debt.




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



         8.11 Discharge of Liens, etc. Prior to or as of the Closing Date, the Company shall cause all Liens under the existing Extinguished Debt agreements and all other Liens other than Permitted Liens to be discharged and extinguished.

         8.12 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Purchaser and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby and thereby.

         8.13 Vacation Accrual. On or prior to the Closing Date, the Company will deliver to the Purchaser a schedule of setting for the name and total amount of accrued vacation of each employee of the Company and its Subsidiaries.

         8.14  Reserved.

         8.15 Financial  Statements.  The Company agrees to provide to Purchaser
(i) upon completion thereof, the audited consolidated financial statements of the Company and its Subsidiaries as of December 31, 1996, consisting of the consolidated balance sheet at such date and the related consolidated statements of income, retained earnings and cash flows for the twelve months then ended, and (ii) as soon as practicable after the end of each calendar month until the Closing Date, unaudited consolidated financial statements of the Company and its Subsidiaries, consisting of a balance sheet as of the end of such month and an income statement and statement of cash flows for that month and for the portion of the year then ended.

         8.16 Sandpiper Expansion. The Company will consult with Purchaser prior to making any Sandpiper Expenditures as required by the definition of Sandpiper Expenditures and will continue to consult with and allow Purchaser to monitor the progress of all developments with respect to the Sandpiper Expansion.

         8.17 Environmental Matters. The Company, at the Company's sole expense, shall cause the environmental reports set forth on Schedule 6.15 (the "Phase I") to be certified to the Purchaser and to Purchaser's lender.

         8.18 Real Property. The Company and its Subsidiaries shall operate and maintain the Real Property in the same manner as it has prior to the date hereof.




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



         8.19 Post-Closing Covenants. The Company, the Shareholders, the Resort Holders and Purchaser agree as follows with respect to the period following the
Closing:

         (a) In the event that certain Permits or Contracts are not transferable or replacements therefor are not obtainable on or before the Closing, but such Permits or Contracts are transferable or replacements therefor are obtainable after the Closing, the Shareholders and the Resort Holders shall continue to use such efforts in cooperation with Purchaser and the Surviving Corporation after the Closing as may be required to obtain all required consents and approvals to transfer, or obtain replacements for, such Permits and Contracts after Closing and shall do all things necessary to give Purchaser and the Surviving Corporation the benefits which would be obtained under such Permits and Contracts.

         (b)  Reserved.

         (c) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 12.1 or
Section 12.2). From and after the Closing, the Surviving Corporation will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company and its Subsidiaries.

         (d) In the event and for so long as any party hereto actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or any of its Subsidiaries, each of the other parties hereto will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under
Section 12.1 or Section 12.2).

         (e) The Surviving Corporation will distribute invoices consistent with the Company's past collection practices to collect on all accounts receivable and Long-term Receivables from and after the Closing Date and shall not modify the terms of the Long-term Receivables without the consent of the Representative. The Surviving Corporation will take all action requested by the Representative to collect such Long-term Receivables, provided that the costs of such action shall be borne by the Representative on behalf of the Shareholders (other than De Minimis Shareholders) and Resort Holders and such action does not unreasonably disrupt the business of the Surviving Corporation. The Surviving Corporation agrees that it will sell such Long-term Receivables at the direction of the Representative; provided that the

Representative provides the sale opportunity to the Surviving Corporation; provided further, that the Surviving Corporation has no obligation in connection with such transaction other than to deliver evidence of the Long-term Receivables at the Closing. The Shareholders and Resort Holders acknowledge and agree that all amounts collected with respect to the Long- term Receivables are for the benefit of the Resort Holders and the Shareholders (other than De Minimis Shareholders) who have all right to such amount and, subject to Section 8.19(h), the covenant contained in the Section 8.19(e) does not in any way or manner restrict or limit the ability of the Surviving Corporation to manage and operate its business, including its ability to terminate or otherwise modify the Management Agreements, its agreements, Contracts or understandings with the Innisbrook Condominium Association, Inc., the Tamarron Association of
Condominium Owners, Inc. or Hilton, and that any actions, omissions or terminations in respect thereof, without regard to the Long-term Receivables.

         (f) With respect to member golf tee times at Innisbrook, the Purchaser will generally observe the evolved customs regarding member access to such tee times consistent with past practices for the period from Closing through December 31, 2001 which past practices provide generally for certain accommodations with respect to tee times that may be pre- empted or rescheduled by the Company or Resorts in the Event of conflicts or special events.

         (g) Innisbrook Rental Pool Master Lease Agreement. Purchaser agrees that the Surviving Corporation shall be bound by and shall perform and comply with all terms and provisions of the Innisbrook Rental Pool Master Lease Agreement last amended July 17, 1995 through the calendar year 2001 or so long as such agreement is in existence under its present terms.

         (h) Prior to December 2, 2000, the Surviving Corporation will not terminate the Management Agreement with respect to the management and operation of Tamarron other than as a result of a default thereunder on the part of Hilton, unless either (A) the Surviving Corporation has used its reasonable best efforts consistent with the best interests of the Company to enter into an agreement to replace the Hilton flag at Tamarron with a successor hotel chain approved by the Tamarron Association of Condominium Owners, Inc. or any of the following flags: Hyatt Hotel, Lowes, Marriott, Sheraton, Ritz Carlton or Westin; provided that the Company shall not be required to enter into a management agreement on terms that are materially more burdensome to the Company than the current Management Agreement with Hilton or (B) the Long-term Receivable from the Tamarron Association of Condominium Owners, Inc. is not accelerated, reduced or terminated as a result of the termination of such Management Agreement. In addition, prior to December 2, 2000, the Surviving Corporation will not sell, directly or indirectly, the Tamarron Resort unless the Purchaser, and its successors and assigns, agrees to be bound by the covenant in this Section 8.19(h).




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




                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF PURCHASER

         The obligations of Purchaser to effect the Merger and purchase the Resort Shares at Closing under this Agreement are subject to the satisfaction or waiver by Purchaser of the following conditions precedent on or before the Closing Date:

         9.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of the Resort Holders in Article V and the Company in Article VI herein shall have been accurate, true and correct on and as of the date of this Agreement and shall also be accurate, true and correct on and as of the Effective Time with the same force and effect as though made on and as of the Effective Time.

         9.2 Compliance with Agreements and Covenants. The Company and the Resort Holders shall have performed and complied with all of the covenants, obligations and agreements contained in this Agreement and the Related Agreements to be performed and complied with by the Company or its Subsidiaries on or prior to the Closing Date.

         9.3 Required Consents. All material consents, authorizations and approvals from, and all material declarations, filings and registrations with, government agencies or third parties required to consummate the transactions contemplated by this Agreement or the Related Agreements and permit the Company and its Subsidiaries to continue their business consistent with prior practice without a Material Adverse Effect shall have been obtained or made and delivered to Purchaser, in form and substance to the reasonable satisfaction of Purchaser.

         9.4 No Prohibition. No action or proceeding by any Authority shall have been instituted or threatened that would enjoin, restrain or prohibit, or might result in substantial Losses in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, or that would, in the reasonable judgment of Purchaser, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any party that enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement and the Related Agreements including, among other things, the integration of the operation of the Company and its Subsidiaries with those of Purchaser and its Affiliates.

         9.5 Shareholder Approval. This Agreement and the Merger shall have been approved by the requisite vote of Shareholders of the Company in accordance with the applicable requirements of the BCA and the Articles of Incorporation and By-Laws of the Company.

         9.6 No Material Adverse Change. There shall not have occurred any material adverse change (taken together with all other developments) since the date of this Agreement in the business, operations, assets, results and condition (financial and other) or prospects of the Company or its Subsidiaries.

         9.7  Financial Statements; Financial Condition.  (a) Reserved.

         (b) The mix and composition of the assets and liabilities of the Company and its Subsidiaries at the Closing Date will be substantially similar to, and will not be different in any material respect, from such mix and composition as represented in the Financial Statements at December 31, 1996;

         (c) Since December 31, 1996, neither the Company nor any of its Subsidiaries shall have incurred any Indebtedness not reflected in the Financial Statements at December 31, 1996, except for Indebtedness incurred in accordance with Section 8.2;

         (d) Except as set forth in the Closing Determination under the caption "Remaining Indebtedness," neither the Company nor any of its Subsidiaries shall have any Indebtedness, including Indebtedness in respect of guaranties of the Company or its Subsidiaries, at the Closing Date after giving effect to the Lender Pay-Off Letters; and

         (e) Since December 31, 1996, the Company and its Subsidiaries shall not have modified or changed the timing or manner of payment of any invoices, bills or other payables or obligations.

         9.8  Reserved.

         9.9 Repayment of Indebtedness; Discharge of Liens. Subject to the deposit by Purchaser of the Purchaser's Closing Payment with the Exchange Agent, the Company or the Exchange Agent on its behalf for the Purchaser, shall pay in full all principal of, interest on, premium, if any, expenses and other amounts owing to the lenders in respect of the Extinguished Debt as set forth in the Lender Pay-Off Letters.

         9.10  Reserved.

         9.11 Liquor License. The Surviving Corporation, or the Surviving Corporation's nominee, shall possess all liquor licenses, alcoholic beverage licenses and other Permits and authorizations necessary to operate the restaurant, bars, snack shops and lounges presently operated by the Company and its Subsidiaries as a part of the Business.

         9.12  Reserved.

         9.13 Dissenting Shares. Holders of no more than two percent (2%) of the outstanding Shares shall have elected to exercise dissenters' rights pursuant to the BCA.



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



         9.14 Title Commitment and Survey. Purchaser shall be able to obtain the Title Commitment, committing to insure good and marketable fee simple title (or, in the case of the Easement, good and marketable easement rights) to the Real Property, subject to no exceptions other than Permitted Liens and other matters which require the existence of the Survey in Purchaser's and Title Company's discretion, and if available under applicable law, including the express affirmative coverages listed below (either by the terms of the Title Commitment or by endorsements thereto).

         (a) Express coverage insuring over (a) liens for labor, services or materials, whether or not of record; (b) the rights of parties in possession;
(c) unrecorded easements; (d) taxes or special assessments not shown by the public record; and (e) exceptions that a current, accurate survey would disclose, or if applicable, as otherwise set forth on the Survey;

         (b) An ALTA endorsement insuring that there are no encroachments over property lines or easements and that there are no violations of any covenants, conditions or restrictions of record;

         (c) Coverage insuring access, ingress and egress, and an endorsement insuring that all utilities servicing the Real Property come through publicly dedicated streets or valid, perpetual easements;

         (d) A survey endorsement insuring that all parts of the improvements are within lot lines and applicable setback lines, that the improvements do not encroach onto adjoining land or on to any easements, that there are not encroachments of improvements from adjoining land onto the Real Property, and that all title exceptions locatable on a survey are located where shown (and only where shown) on the Survey;

         (e) If the legal description for the Real Property contains more than one parcel, an endorsement insuring that such parcels are contiguous to one another;

         (f) An endorsement that the Real Property to be insured in the Title Commitment is the same as that shown on (i) that certain Boundary Survey of the Innisbrook Property dated October 10, 1995, prepared by Gerald P. Goulish Engineering Inc. and (ii) that certain Boundary Survey of the Tamarron Property, dated November 23, 1988, prepared by Golf Engineering;

         (g) An endorsement insuring that the Real Property includes only the tax parcel numbers listed on the Title Commitment and that none of such numbers covers property other than the Real Property; and

         (h) An endorsement insuring that the use and operation of the Real Property is in compliance with all applicable zoning laws.

         9.15 Documents. Purchaser shall have received in form and substance satisfactory to it:

         (a) A certificate, dated the Closing Date, of each of the Company and the Resort Holders substantially to the effect set forth in Sections 9.1 and 9.2;

         (b) Phase I certified to Purchaser and Purchaser's lender, dated within six months of the Closing Date, with respect to the Real Property;

         (c) The resignations of directors and the officers of the Company and each of its Subsidiaries pursuant to Section 8.9, effective as of the Effective Time;

         (d) The Articles of Incorporation of the Company certified by the Secretary of State the State of Florida, the By-laws of the Company and the resolutions of the Board of Directors and the Shareholders of the Company authorizing the execution and delivery of this Agreement, the Related Agreements and the transactions contemplated hereby or thereby, certified by the secretary, assistant secretary or equivalent Person of the Company;

         (e) Certificate of Good Standing for the Company from the Secretary of State of the State of Florida and from all jurisdictions in which the Company is qualified to do business;

         (f) An opinion dated the Closing Date, of Foley & Lardner, counsel for the Company, in form and substance satisfactory to Purchaser addressing the legal matters set forth in Sections 6.1(a), (b), (c) and (e), 6.6, 6.8 and 6.17;

         (g) The Articles of Incorporation of each of the Company's Subsidiaries certified by the Secretary of State of the state of such Subsidiary's jurisdiction and the By-laws of each Subsidiary certified by the secretary, assistant secretary or equivalent Person of each Subsidiary;

         (h) Certificate of Good Standing for each of the Company's Subsidiaries from the Secretary of State of the state of the Subsidiary's incorporation and from all jurisdictions in which the Subsidiary is qualified to do business;

         (i)   Certificates   evidencing  all  of  the  Resort   Shares,   which
certificates shall be duly endorsed in blank or accompanied by duly executed stock powers assigning them to Purchaser;

         (j)  Extinguished Debt Certificates;

         (k)  Lender Pay-Off Letters;

         (l)  Transaction Fee Pay-Off Letters;




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



         (m)  Transaction Fee Certificate;

         (n)  Title Commitment;

         (o)  Reserved;

         (p) As of the Closing Date, all conditions necessary for the effectiveness of the Development shall have been satisfied or waived in writing by the parties to the Development Agreement and a recorded copy of the memorandum relating to the Development Agreement shall have been recorded;

         (q) All documents necessary to evidence, in Purchaser's discretion, that Pinellas County and Wall Springs Conservatory, Inc. have entered into an agreement regarding an exchange of land as set forth in the Development Agreement;

         (r) A recorded copy of the First Amendment, together with title insurance insuring the Company's marketable title to the Easement Parcel free and clear of all Liens and encumbrances that can be satisfied by the payment of a definite and ascertainable monetary amount (excluding the Construction Loan). Should the Company or any of its Subsidiaries elect to close on the Construction Loan, the Company shall notify Purchaser of the same and shall be responsible for all costs associated with such closing, including, without limitation, attorney's fees, recording costs, title costs and bank fees and the Purchaser's Closing Payment shall be adjusted such that all if such costs shall be deemed not to be a documented Sandpiper Expenditure as set forth in Section 4.2(a) hereof);

         (s)  Reserved.

         (t) An opinion of water counsel and a report of a water engineer each in form and substance acceptable to Purchaser dated the Closing Date, each selected by Purchaser, at the sole cost and expense of the Company addressed to Purchaser and Purchaser's lender (which cost shall not exceed $25,000), stating that the water rights of the Company are materially



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the same as the Water  Rights  set  forth on  Schedule  6.8 and that such  Water
Rights have been and currently are adequate to meet the obligations set forth in the Water Agreements and have been and currently are sufficient to operate the golf course at the Tamarron Resort in the ordinary course of business and, with respect to the water engineer's report, that there are no material defects or inadequacies with respect to the water and wastewater facilities and related water needs at the Tamarron Resort;

         (u) Structural engineering reports and reliance letters for Purchaser's lender ("Engineering Reports"), by an engineer selected by the Purchaser, at the sole cost and expense of the Company (which cost shall not exceed $27,100), in form and substance reasonably acceptable to Purchaser.

         (v) An opinion dated the Closing Date, of Shand, Newbold & Chapman, Colorado local counsel to the Company, in the form and substance of the draft dated April 24, 1997 delivered to the Purchaser prior to the date hereof; and

         (w)  Such other documents reasonably requested by Purchaser.

         9.16 Litigation. There shall exist no actual, pending or threatened litigation which the Purchaser reasonably believes could affect the terms of this Agreement or the consummation of the transactions contemplated hereby.


                                    ARTICLE X

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                      OF THE COMPANY AND THE RESORT HOLDERS

         The obligations of the Company and the Resort Holders at Closing under this Agreement are subject to the satisfaction or waiver by Company of the following conditions precedent on or before the Closing Date:

         10.1 Warranties True as of Both Present Date and Closing Date. The representations and warranties of Purchaser contained in Article VII herein shall have been accurate, true and correct on and as of the date of this Agreement and as of the Closing Date, in all material respects.

         10.2 Compliance with Agreements and Covenants. Purchaser shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date, in all material respects.




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



         10.3 No Prohibition. No action or proceeding by any Authority shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, and which would, in the reasonable judgment of the Representative, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains, or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

         10.4 Documents. The Company shall have received, in form and substance satisfactory to it:

         (a) A certificate, dated the Closing Date, of Purchaser substantially to the effect set forth in Sections 10.1 and 10.2 (the "Purchaser Closing Certificate");

         (b) The Articles of Incorporation of Purchaser certified by the Secretary of the State of Florida, the By-laws of Purchaser and the resolutions of the Board of Directors and shareholders of Purchaser authorizing the execution and delivery of this Agreement, the Related Agreements and the Merger and the other transactions contemplated hereby and thereby, certified by the secretary, assistant secretary or equivalent Person of Purchaser;

         (c) A Certificate of Good Standing for Purchaser from the Secretary of State of Florida;

         (d) An opinion, dated the Closing Date, of Mayer, Brown & Platt, counsel for Purchaser, in form and substance satisfactory to the Company as to the legal matters set forth in Sections 7.1, 7.2 and 7.3; and

         (e)  Such other documents reasonably requested by the Company.

         (f) A term promissory note, in a form reasonably acceptable to the Company and the Resort Holders, setting forth the terms upon which the Surviving Corporation will repay any and all amounts loaned to the Surviving Corporation by the Escrow Agent (the "Escrow Note").

         (g) A mortgage and security agreement, in a form reasonably acceptable to the Company and the Resort Holders, securing the Surviving Corporation's obligations under the Escrow Note.

         (h) Copies of any and all mortgages, each of which is in form reasonably acceptable to the Company and the Representative to ensure that its security interest in the real property that constitutes the Tamarron Resort is senior to any other indebtedness in excess of $250,000 secured by the real property which constitutes the Tamarron Resort, which purport



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to create a mortgage,  lien or other  encumbrance on all or any part of the real property that constitutes the Tamarron Resort.


                                   ARTICLE XI

                                   TERMINATION

         11.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

         (a)  With the mutual consent of the Company and Purchaser;

         (b) By written notice from the Company or Purchaser to the other, if the Closing shall not have taken place on or before June 30, 1997; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to perform any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; provided further, that if the Closing shall not have taken place on or before June 30, 1997, as a result of the failure of the conditions precedent contained in Sections 9.5, 9.13 or 9.16 to be satisfied or any other reason relating to the Shareholders, the Resort Holders or Hilton, neither the Company nor the Purchaser shall have a right to terminate this Agreement pursuant to this Section 11.1(b) until August 29, 1997;

         (c) By Purchaser, if there shall have been a material breach of any covenant, representation or warranty of Company or the Company hereunder, and such breach shall not have been remedied within thirty (30) business days after receipt by the Company of a notice in writing from Purchaser specifying the breach and requesting such be remedied;

         (d) By the Company, if there shall have been a material breach of any covenant, representation or warranty of Purchaser hereunder, and such breach shall not have been remedied within thirty (30) business days after receipt by Purchaser of notice in writing from the Company specifying the breach and requesting such be remedied;

         (e) By written notice from the Company or Purchaser to the other, if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the Related Agreements and such order, decree, ruling or other action shall have become final and nonappealable;

         (f) By Purchaser if the Shareholders of the Company do not approve the Merger at the Special Shareholders Meeting or at any adjournment or postponement thereof;




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         (g) By Purchaser  if the Board of  Directors  of the Company  shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its Shareholders, or shall have resolved to do so;

         (h) By Purchaser or the Company, if Purchaser shall not have deposited the Deposit Amount with the Escrow Agent in accordance with the requirements of
Section 8.5; provided that the right to terminate this Agreement pursuant to this Section 11.1(h) shall expire 5 business days after the date on which the Deposit Amount is required to be paid pursuant to Section 8.5; and

         (i)  By Purchaser pursuant to Section 8.7.

         11.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 11.1(a), 11.1(b) or 11.1(e) or all obligations of the parties hereunder (except for the obligations set forth in Section 13.1, which shall survive the termination of this Agreement) shall terminate without liability of any party (or any shareholder, Affiliate, director, officer, employee, agent, consultant or representative of any party). If this Agreement is terminated by the Company or the Purchaser pursuant to Section 11.1(h), all obligations of the parties hereunder (except for the obligations set forth in Section 13.1, which shall survive the termination of this Agreement) shall terminate without liability of any party (or any shareholder, Affiliate, director, officer, employee, agent, consultant or representative of any party); provided, however, that the Purchaser shall be liable (i) to pay $52,100 to the Company as reimbursement for the expenses incurred by the Company with respect to the matters set forth in
Section 9.15(t) and Section 9.15(u), and (ii) to remove any Liens encumbering any Real Property resulting from (A) the preparation of the Survey or (B) the matters set forth in Section 9.15(t) and Section 9.15(u). If this Agreement is terminated pursuant to Section 11.1(a), 11.1(b), 11.1(c), 11.1(e), 11.1(f),
11.1(g) or 11.1(i), Purchaser shall be entitled to the return of the Deposit Amount and such termination will be without liability on the part of Purchaser or its shareholders, Affiliates, directors, officers, employees, agents, consultants or representatives. If this Agreement is terminated pursuant to
Section 11.1(d), the Company shall be entitled, as its sole remedy, to the Deposit Amount as full and complete liquidated damages and the Company and each of its Subsidiaries shall fully release Purchaser, its shareholders, Affiliates, directors, officers, employees, agents, consultants, and representatives from any and all liability other than the return of the Deposit Amount. Retention by the Company of the Deposit Amount as liquidated damages is not intended as a forfeiture or penalty, but instead, is intended to constitute liquidated damages the Company and its Subsidiaries. Due to the special nature of the negotiations which preceded acceptance by the Company of Purchaser's offer to proceed under this Agreement of Merger, the parties acknowledge that the actual damage which would result the Company and its Subsidiaries as a result of Purchaser's default under the terms of this Agreement of Merger would be extremely difficult to establish. In addition, Purchaser desires to have a limitation put on Purchaser's potential liability the Company and its Subsidiaries in the event



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



that this transaction shall fail to close. Therefore, in order to induce the Company to accept Purchaser's offer on the terms set forth herein, instead of terms more favorable to the Company, or instead of a competing offer from another party, Purchaser has proposed and the Company has accepted the concept of liquidated damages as set forth herein with the retention by the Company of the Deposit Amount having been the subject of considerable negotiation between the parties. In any case, the Deposit Amount shall be promptly, and in any event within five business days, paid to the entitled party by the Escrow Agent. No termination pursuant to Section 11.1(c), or 11.1(d) shall relieve any party from liability for any willful breach of this Agreement prior to such termination, and the willfully breaching party shall be fully liable for any and all Losses sustained or incurred by any other party from such breach; provided that Purchaser's aggregate liability will be limited to the Deposit Amount; and, provided further, in the event this Agreement is terminated prior to the Closing by the Purchaser pursuant to Section 11.1(c) as a result of a nonwillful breach on the part of the Company or the Resort Holders, the aggregate liability of the Company and the Resort Holders will be limited to $1,000,000.


                                   ARTICLE XII

                      SURVIVAL AND REMEDY; INDEMNIFICATION

         12.1 Survival. All of the terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants of Shareholders set forth in the Shareholders Consents and the Letters of Transmittal shall survive and continue until all obligations set forth therein shall have been performed and satisfied and the applicable statute of limitations for breaches or defaults of such agreements and covenants has expired; (b) the agreements and covenants (other than the indemnification provisions set forth in this Article XII, which will survive as provided below) set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied and the applicable statute of limitations for breaches or defaults of such agreements and covenants has expired; and (c) all representations and warranties, and the related agreements of the Company and its Subsidiaries, the Resort Holders, the Shareholders and Purchaser to indemnify each other set forth in this Article XII, shall survive and continue for, and all indemnification claims with respect thereto shall be made prior to the end of, three years from the Closing Date, except for (i) the representations and warranties of the Resort Holders and the Shareholders as to title to the Resort Shares or Shares contained in this Agreement, the Shareholders Consents or the Letters of Transmittal, which shall survive without limitation, (ii) the representations and warranties of the Company set forth in
Section 6.14 [Taxes], which shall survive until 90 days after the expiration of the applicable statute of limitations, (iii) indemnification claims with respect to alleged breaches or inaccuracies pursuant to Section 12.2(i) which shall



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



survive  only  until  delivery  to the  Surviving  Corporation  of  its  audited financial statements for the year ending December 31, 1998, and (iv) representations, warranties and related indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such indemnification claim until the final disposition thereof (the "Indemnification Period").

         12.2 Indemnification by the Company, the Resort Holders and the Shareholders. Each of the Company, the Resort Holders and the Shareholders agree to indemnify on an actual after-tax basis Purchaser, the Surviving Corporation and each of their respective officers, directors, shareholders, employees and agents, against, and agree to hold them harmless from, any and all Losses incurred or suffered by Purchaser or any of the foregoing persons (or any combination thereof) arising out of any of the following: (i) any breach or material alleged breach resulting from a third party claim of or any inaccuracy or material alleged inaccuracy resulting from a third party claim in any representation or warranty made by the Company, the Resort Holders or the Shareholders pursuant to this Agreement, or any Related Agreement, any agreement, or instrument contemplated hereby, (including, without limitation, the insurance of any survey or legal description which currently exists for the Real Property or for any matters disclosed on the Survey (to be delivered by the Company to the Surviving Corporation within six (6) months of the date hereof) that adversely affect the Real Property), any document relating hereto or thereto or contained in any exhibit or schedule to this Agreement; (ii) any breach of or failure by the Company or any Resort Holders or any Shareholders to perform any covenant, agreement or obligation required by this Agreement, or any other instrument contemplated hereby, any document relating hereto or thereto or contained in any exhibit or schedule to this Agreement; (iii) any claims by or liabilities with respect to any employee of the Company or its Subsidiaries with respect to his or her employment or termination of employment on or prior to the Closing Date by the Company or any of its Subsidiaries, including, without limitation, any and all worker's compensation claims or liabilities arising out of any accidents, illness or other events which occurred on or prior to the Closing Date; (iv) any Environmental Liabilities and Costs or Remedial Action relating to the business and activities or the operation by the Company or any of its Subsidiaries of facilities in respect of any periods prior to the Closing; (v) any claims by or liabilities with respect to any Shareholder, including those related to a claim for "fair value" under the BCA or any other applicable law or regulation, that arise out of or in connection with the transaction contemplated by this Agreement and the consideration paid hereunder or received by the Shareholder pursuant to this Agreement or the Exchange Agreement, provided that indemnification under this Section 12.2(v), with respect to claims for "fair value" by holders of Dissenting Shares, shall be limited to the amount by which any Losses with respect to any holder of Dissenting Shares exceeds the amount of Merger Consideration paid or payable to such holder; (vi) any claim by Hilton or liabilities with respect to the Management Agreement that arise from actions or activities taken on or prior to the Closing Date or that arise from the transaction contemplated by this Agreement; (vii) all vacation pay or pay for other compensated absences earned or accrued by the employees as of the close of business on the Closing Date to the extent not fully reserved on



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the Financial  Statements and reflected in the Final  Determination;  (viii) all other obligations arising with respect to employees of the Company or any of its Subsidiaries, including all severance payments and other amounts due to such employees as a result of or in connection with the termination of their employment with the Company or any of its Subsidiaries, including all payments pursuant to Regulation, law, Contract or other agreement or arrangement; provided, that such employee is terminated on or prior to the forty-fifth day after the Closing Date and provided, further that the Surviving Corporation shall be responsible for the payment of severance obligations for employees terminated after the Closing Date to the extent that such obligation shall not exceed the payment of more than two weeks salary; (ix) the litigation matters referred to on Schedule 6.17; (x) all Taxes that relate to periods prior to the Closing Date and (xi) all demands, assessments, judgements, costs and reasonable legal and other expenses arising from, or in connection with, any investigation, action, suit, proceeding or other claim incident to any of the foregoing in this Agreement; provided that, with respect to claims among the parties hereto that do not involve a third-party claim, Purchaser is entitled to indemnification with respect to the underlying investigation, action, suit, proceeding or other claim pursuant to this Agreement. The parties hereto agree that (i) Purchaser and the Surviving Corporation shall not be entitled to indemnification pursuant to Section 12.2 for amounts which, in the aggregate, exceed the Escrow Amount;
(ii) any indemnification pursuant to this Section 12.2 shall be provided by the Escrow Account and (iii) the Company shall have no obligation to indemnify the Purchaser for Losses arising out of any breach of or any inaccuracy in any representation or warranty made by the Resort Holders or any breach of or failure by the Resort Holders to perform any covenant, agreement or obligation pursuant to this Agreement to the extent such indemnification would be a breach of the fiduciary duties of the Company.

         12.3 Indemnification by Purchaser and the Surviving Corporation. Purchaser and the Surviving Corporation agree to indemnify the Resort Holders and the Shareholders against, and agree to hold them harmless from, any and all Losses incurred or suffered by the Resort Holders or the Shareholders or any of the foregoing persons (or any combination thereof) arising out of (i) any breach of or any inaccuracy in any representation or warranty made by Purchaser pursuant to this Agreement or any Related Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any exhibit or schedule to this Agreement; (ii) any breach of or failure by Purchaser to perform any agreement, covenant or obligation of Purchaser set out in this Agreement or any Related Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any exhibit or schedule to this Agreement occurring after the Closing Date; and (iii) any acts or omissions by the Surviving Corporation and any obligations and liabilities in respect of the Surviving Corporation from and after the Closing Date; (iv) any Environmental Liabilities and Costs relating to the business and activities or the operation by the Surviving Corporation of facilities in respect of any periods after the Closing; and (v) all demands, assessments, judgements, costs and reasonable legal and other expenses arising from, or in connection with, any investigation, action, suit, proceeding or other claim incident to any of the foregoing in this Agreement; provided that the Resort



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Holders or the Shareholders are entitled to indemnification  with respect to the underlying investigation, action, suit, proceeding or other claim pursuant to this Agreement.

         12.4  Third-Party   Claims.   Except  as  otherwise  provided  in  this
Agreement, the following procedures shall be applicable with respect to indemnification pursuant to this Article XII relating to or arising out of claims, actions or omissions by Authorities, or other third parties. Promptly after receipt by the party seeking indemnification hereunder (hereinafter the "indemnitee") of notice of the commencement of any (a) tax audit or proceeding for the assessment of any Tax by any taxing authority or any other proceeding likely to result in the imposition of a liability or obligation for Taxes or (b) any action or the assertion of any claim, liability or obligation by an authority or a third party (whether by legal process or otherwise), against which claim, liability or obligation a party under this Article XII (hereinafter the "indemnitor") that is, or may be, required under this Agreement to indemnify such indemnitee, the indemnitee will, if a claim thereon is to be, or may be, made against the indemnitor pursuant to this Article XII, notify the indemnitor in writing of the commencement or assertion thereof and give the indemnitor a copy of such claim, process and all legal pleadings and other written evidence thereof. The indemnitor shall have, in all instances, the right to participate in the defense of such action with counsel of reputable standing. The indemnitor shall have the right to assume the defense of such action unless such action (a) may result in orders, injunctions or other equitable remedies in respect of the indemnitee or its business; or (b) may result in liabilities which, taken with other then existing claims under this Article XII, would not be fully indemnified hereunder. The indemnitor shall have 10 days, after receipt of notice of such claim, process, legal proceeding and other written notice, to assume the defense thereof. If the indemnitor does assume such defense, it will, within such 10 days, so notify the indemnitee. If the indemnitor does not assume such defense and so notify the indemnitee, or if the indemnitor is barred from assuming such defense pursuant to this Section 12.4, then the indemnitee shall assume such defense, subject to the participation of the indemnitor, as provided in this Section 12.4, and the indemnitee's fees and expenses (including fees and expenses of counsel) in connection with such defense will be borne by the indemnitor. In any case, the indemnitor and indemnitee shall cooperate and assist each other in such defense, and shall make available to the other all records, documents and information (written or otherwise) relevant to such defense. If the indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the indemnitor has agreed to indemnify the indemnitee under this Agreement, the indemnitee shall make a claim with the Escrow Agent for such amount (which shall include all reasonable legal fees and documented expenses related thereto) to be withdrawn from the Escrow Account in accordance with the terms and provisions of the Escrow Agreement, subject to this Article XII. An indemnitor or indemnitee shall have the authority to settle or compromise any claim for which it has assumed or conducted the defense pursuant to this Section 12.4; provided, that an indemnitor shall not settle or compromise any such claim if such settlement or compromise would result in an order, injunction or other equitable remedy in respect of the indemnitee or the Company, would result in liabilities which, taken together with other existing claims under this Article XII, would not be fully indemnified hereunder



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



or would have a material adverse effect on the indemnitee; in each case, without the prior written consent of the indemnitee, which consent will not be unreasonably withheld. An indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the indemnitee, unless (x) the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or claim, (y) the indemnitor shall not have assumed the defense, or shall be barred from assuming the defense, of such action or claim pursuant to this Section 12.4, or (z) such indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor, in accordance with this Section 12.4.

         In the event that the Escrow Account is the provider of indemnification or in the event that the indemnitor shall have the right to assume defense of a claim pursuant this Section or is required to pay the legal fees and expenses of the indemnitee, all such reasonable fees and expenses in connection with the defense of such claim shall be advanced from the Escrow Account, in accordance with the Escrow Agreement and Purchaser and any indemnitee shall execute any joint written notice to the applicable Escrow Agent and otherwise to cooperate with the other in obtaining such advance or advances of funds.

         12.5 Purchaser-Resort Holder-Shareholder Claims. In the event that any indemnitee believes that it is entitled to claim indemnification from an indemnitor under this Article XII, the indemnitee shall notify the indemnitor of such claim, the amount or estimated amount thereof and the basis for such claim (which will be described in reasonable detail). The indemnitor, on the one hand, and the indemnitee, on the other hand, will proceed, in good faith, and using reasonable efforts, to agree on the amount of such indemnification claim. If they are unable to agree on the amount of such indemnification claim within 30 days after such notice, then the indemnification claim will be submitted to arbitration conducted pursuant to the rules and procedures of the American Arbitration Association. The determination of the amount of any indemnification claim pursuant to this Section 12.5 will be final, binding and conclusive, and the indemnitee, upon final determination of the amount of the indemnification claim will be paid, by the indemnitor, within 10 days of such final determination, the full amount, in cash, of such indemnification claim, as finally determined, and will be entitled to apply to any court or authority of competent jurisdiction to enforce such payment (the fees and expenses of such enforcement, if necessary, to be borne by the indemnitor subject to the provisions of this Article XII, if applicable).

         12.6 Indemnification Limits. (a) Indemnification claims shall be reduced, by and to the extent, that (i) an indemnitee shall actually receive proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim by such indemnitee; provided, however, that indemnification claims shall not be reduced by tax benefits, if any, and (ii) with respect to



                                       69

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claims against the Company,  to the extent reserved and reflected on the balance sheet of the Company as of the Closing Date and reflected in Net Value.

         (b)  Purchaser  shall not be  entitled to  indemnification  pursuant to
Section 12.2 and the Resort Holders and the Shareholders shall not be entitled to indemnification pursuant to Section 12.3 with respect to any breach or misrepresentation of any representation or warranty until such time as such party's respective aggregate right to such indemnification exceeds $150,000 after which threshold is reached, Purchaser and the Surviving Corporation, or the Resort Holders and the Shareholders, will be entitled to such indemnification for the total amount without regard to such threshold. Purchaser and the Surviving Corporation shall be entitled to indemnification pursuant to
Section 12.2 with respect to any Losses in connection with claims by holders of Dissenting Shares and title to Shares and Resort Shares without regard to any threshold. Shareholders and Resort Holders shall not be entitled to indemnification pursuant to Section 12.3 for amounts in excess of the Merger Consideration and/or Resort Proceeds, respectively, which such holder was entitled to pursuant to Article III or Section 4.2. Purchaser's Closing Payments adjustments pursuant to Section 4.3 shall not be subject to this Section 12.6(b). From and after the Closing Date, Purchaser and the Surviving Corporation shall not be entitled to indemnification pursuant to Section 12.2 for amounts which, in the aggregate, exceed the Escrow Amount. From and after the Closing Date, Shareholders and Resort Holders shall be jointly and severally liable for indemnification pursuant to Section 12.2; provided, however, that the liability of the Company, the Shareholders and the Resort Holders for indemnification with respect to claims arising prior to the Closing Date shall be several and not joint.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 Expenses. Each party hereto shall bear its own expenses (including legal fees and expenses) with respect to this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Expenses of the Company and its Subsidiaries, the Resort Holders and the Shareholders (including legal fees and expenses of counsel to the Company and its Subsidiaries and the holders of the Shares) shall be paid by the Company. All expenses to be paid by the Company shall be paid on the Closing Date in accordance with Section 4.2(c).

         13.2 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by Purchaser and the Company.

         13.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission, (c) on the business day



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



after deposit with a reputable overnight delivery service or (d) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:


         (a) If to the Company prior to the Closing Date, addressed as follows:

               Golf Hosts, Inc.
               36750 U.S. Highway 19 North
               Palm Harbor, Florida 34684
               Attention:  Stanley D. Wadsworth
               Facsimile No.:  (813) 942-5579

               with a copy to:

               Foley & Lardner
               100 North Tampa Street
               Suite 2700
               Tampa, Florida
               Attention:  Lewis H. Hill III
               Facsimile No.:  (813) 221-4210

         (b) If to the Resort Holders or the Representative, addressed as follows:

               Stanley D. Wadsworth
               4418 Highway 160 West
               Hesperus, Colorado 81326
               Facsimile No.:  (970) 533-1297

               with a copy to:

               Foley & Lardner
               100 North Tampa Street
               Suite 2700
               Tampa, Florida
               Attention:  Lewis H. Hill III
               Facsimile No.:  (813) 221-4210

         (c) If to Purchaser, addressed as follows:

               c/o Starwood Capital Group
               Three Pickwick Plaza
               Suite 250
               Greenwich, Connecticut  06830
               Attention:  Merrick R. Kleeman
               Facsimile No.:   (203) 861-2100

               with a copy to:

               Mayer, Brown & Platt
               1675 Broadway
               New York, New York  10019
               Attention:   James B. Carlson
               Facsimile No.:  (212) 262-1910

         (d)  If to the Surviving Corporation, addressed as follows:

               Golf Hosts, Inc.
               36750 U.S. Highway 19 North
               Palm Harbor, Florida 34684
               Attention:  President
               Facsimile No.:  (813) 942-5579

               with copies to:

               Mayer, Brown & Platt
               1675 Broadway
               New York, New York  10019
               Attention:   James B. Carlson
               Facsimile No.:  (212) 262-1910

               Starwood Capital Group
               Three Pickwick Plaza
               Suite 250
               Greenwich, Connecticut  06830
               Attention:  Merrick R. Kleeman
               Facsimile No.:   (203) 861-2100


or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         13.4 Representative. (a) Notwithstanding any statement to the contrary contained herein, the Company and each Resort Holder and each Shareholder irrevocably authorizes and appoints Stanley D. Wadsworth or his successor appointed pursuant to this Section 13.4 (the "Representative") as its true and lawful attorney and representative with full power and authority to take any and all actions and execute any and all documents and agreements in the Company or such Resort Holder's or Shareholders' name, place and stead, with the same effect as if such action were taken or such document or agreement were executed by the Company or such Resort Holder or Shareholder, in connection with any matter or thing relating to this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby, including (without limitation) (i) to negotiate and settle any claim for indemnification by Purchaser or the Surviving Corporation against the Company, any Resort Holder or any Shareholder,
(ii) to accept any funds on behalf of the Company, any Resort Holder or any Shareholder, (iii) to enter into amendments of this Agreement and the Related Agreements, (iv) to set aside funds under the Exchange Agent Agreement and to utilize such funds to pay (A) obligations of the Company and/or Resort relating to liabilities incurred prior to the Closing Date which are not reflected in the Net Value or not otherwise the responsibility of the Purchaser hereunder and (B) other expenses incurred or paid by the Representative and the former directors of the Company in connection with the consummation of the transactions contemplated hereby, and (v) to make the determinations and payments described in Article III. Stanley D. Wadsworth hereby accepts his appointment as the Representative and agrees to perform all of the duties of the Representative hereunder. The appointment shall terminate with respect to the Company at the Closing.

         (b) The Representative cannot resign or be removed by the Resort Holders, the Shareholders or the Company, respectively, except upon delivery to Purchaser or the Surviving Corporation of a written instrument signed by the successor Representative and by the Company, the Resort Holders or the Shareholders (or their successors in interest) having a majority of the Resort Shares or Shares, as the case may be, in which the successor Representative agrees to serve as Representative and the Company or said Resort Holders or Shareholders consent thereto (such instrument being referred to as a "Representative Replacement Instrument").

         (c) The signature of the Representative on behalf of the Company, the Resort Holders or Shareholders shall be deemed to be the signature of the Company or each of the Resort Holders or Shareholders, as the case may be, and they shall be bound by the terms of any documents and agreements executed and delivered by the Representative pursuant to this Agreement as though they were actual signatories thereto. Purchaser shall be entitled to rely, without any investigation or inquiry by Purchaser, upon all action by the Representative as having been taken upon the authority of the Company, the Resort Holders or the Shareholders. Any action by the Representative taken on behalf of the Company, the Resort Holders or a Shareholder shall be conclusively deemed to be the action of the Company, such Resort Holder or such Shareholder, and Purchaser shall not have any liability or responsibility to the Company, any Resort Holder or any Shareholder for any action taken in reliance thereon.

         (d) The Resort Holders and the Shareholders hereby agree to bear the reasonable charges of the Representative, including reimbursement for out-of-pocket expenses and other costs, and such attorneys' fees, expenses and other costs as may be incurred by Representative in connection with the administration of the provisions of this Agreement. The Representative shall have the right to direct the Exchange Agent to set aside and hold a portion of the funds held by the Exchange Agent pursuant to the Exchange Agent Agreement to provide for the aforementioned reimbursement and/or the matters described in
Section 13.4(a).

         (e) Notwithstanding anything herein to the contrary, the Representative shall not be obligated to inquire as to the form, execution, sufficiency or validity of any such instruments or agreements or the identity or authority or offices of the persons executing and delivering the same. The Representative shall not be liable to any party hereto for any act which he may do or omit to do hereunder in good faith, and the Resort Holders and the Shareholders hereby covenant and agree, severally, forever to save, hold and keep the Representative harmless from any liability or claims (including attorneys' fees, court costs and arbitration costs) suffered or incurred, directly or indirectly, in connection with this Agreement; provided, however, that the Representative shall be fully responsible for any and all acts of willful misconduct or fraud on the part of the Representative.

         13.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         13.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.7 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Sections of the Disclosure Schedule are for convenience only and shall not be deemed part of this Agreement or the Disclosure Schedule or be given any effect in interpreting this Agreement or the Disclosure Schedule. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

         13.8 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL

LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         13.9 Binding Agreement. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Copies of original signatures sent by facsimile transmission shall be binding as if an original. No Shareholder or Resort Holder may assign its rights or obligations under this Agreement except by operation of law.

         13.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         13.11 Enforcement of this Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         13.12 Publicity. Prior to the Closing Date, except as required by law, no public announcement or other publicity regarding this Agreement or the transactions referred to herein shall be made by any party hereto or any of their respective Affiliates, officers, directors, employees, representations or agents, without the prior consent of the other party, in any case (including a public announcement or other publicly required by law), as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such transactions.

         13.13 Further Assurances. Upon the reasonable request of the Surviving Corporation or the Company, each party will on and after the Closing Date execute and deliver to the other parties such other documents, assignments and other instruments as may be required to effectuate completely the transfer and assignment to the Surviving Corporation of, and to vest fully in the Surviving Corporation's title to, the Shares and the Resort Shares, and to effect and evidence the provisions of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

         13.14 Entire Understanding. The Exhibits and Schedules (including the Disclosure Schedule) identified in this Agreement are incorporated herein by reference and made a part hereof. This Agreement and the Related Agreements supersede any and all prior oral agreements, arrangements and understandings among the parties and the binding sale letter of intent that sets forth the material terms and conditions on which the Purchaser agreed to acquire the Company and Resorts, between the Company, Resorts and Purchaser, dated as of February 4, 1997.

         13.15 Jurisdiction; Attorneys' Fees. The parties hereto consent to personal jurisdiction in the State of Florida and agree that the exclusive venue and place of trial for their solution of any disputes arising in connection with the interpretation or enforcement of this Agreement shall be a court of competent jurisdiction located in Orange County, Florida. In the event of any dispute between the parties hereto involving this Agreement or any Related Agreement or arising out of the subject matter of this Agreement or any Related Agreement, the prevailing party shall be entitled to recover against the other party reasonable attorneys' fees and court costs.

         13.16 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity of enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other situation or in any other jurisdiction. If the final judgement of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         13.17 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        GOLF HOSTS, INC.


                                        By: /s/ Stanley D. Wadsworth
                                        Name:  Stanley D. Wadsworth
                                        Title:  President



                                        TM GOLF, INC.


                                        By:  /s/ Merrick R. Kleeman
                                        Name:  Merrick R. Kleeman
                                        Title:  President


                                        RESORT HOLDERS:


                                        /s/ Stanley D. Wadsworth
                                        Stanley D. Wadsworth


                                        /s/ Brenton Wadsworth
                                        Brenton Wadsworth


                                        /s/ C. James McCormick
                                        C. James McCormick

                                                              EXECUTION COPY










                                 LOAN AGREEMENT


                                     between

                             GOLF HOST RESORTS, INC.

                                   "Borrower"


                                       and

                           GOLF TRUST OF AMERICA, L.P.


                                    "Lender"

                                TABLE OF CONTENTS

                                                                           Page

R E C I T A L S............................................................  1

ARTICLE I
DEFINITIONS................................................................  1
             1.1         Defined Terms.....................................  1
             1.2         Rules of Construction............................. 19

ARTICLE II
THE LOAN................................................................... 20
             2.1         Agreement to Lend and Borrow...................... 20
             2.2         Evidence of Indebtedness.......................... 21
             2.3         Tranche I Loan Interest........................... 21
                         (a)    Base Interest.............................. 21
                         (b)    Increase in Base Interest.................. 21
                         (c)    Participating Interest..................... 22
                         (d)    Annual Reconciliation of
                                Participating Interest..................... 22
                         (e)    Record-keeping............................. 23
             2.4         Tranche II Loan Interest.......................... 23
             2.5         Additional Charges................................ 23
             2.6         Late Payment of Interest.......................... 23
             2.7         No Deductions..................................... 24
             2.8         Payment of Principal.............................. 24
             2.9         Prepayment........................................ 24
             2.10        Security.......................................... 25
             2.11        Partial Release................................... 25

ARTICLE III
LOAN CLOSING............................................................... 27
             3.1         Loan Documents.................................... 27
             3.2         Borrower's Deliveries............................. 27
             3.3         Representations, Warranties and
                         Covenants......................................... 27
             3.4         Title Insurance................................... 28
             3.5         Title to Property................................. 28
             3.6         Condition of Property............................. 28
             3.7         Utilities......................................... 28
             3.8         Liquor License.................................... 28
             3.9         Partnership Agreement............................. 28
             3.10        Certification of Non-Foreign
                         Status............................................ 28
             3.11        Legal Opinions.................................... 28
             3.12        Satisfaction or Waiver of
                         Conditions Precedent to Merger
                         Agreement......................................... 28

ARTICLE IV
DISBURSEMENTS OF THE LOAN.................................................. 29
             4.1         Disbursement on Closing Date ..................... 29

             4.2         Requests for Subsequent
                         Disbursements of the Tranche I
                         Loan.............................................. 29
             4.3         Requests for Subsequent
                         Disbursements of the Tranche II
                         Loan.............................................. 29

ARTICLE V
REPRESENTATIONS AND WARRANTIES............................................. 30
             5.1         Organization and Power............................ 30
             5.2         Authorization and Execution....................... 30
             5.3         Noncontravention.................................. 30
             5.4         No Special Taxes.................................. 31
             5.5         Compliance with Existing Laws..................... 31
             5.6         Real Property..................................... 32
             5.7         Personal Property................................. 32
             5.8         Warranties and Guaranties......................... 32
             5.9         Insurance......................................... 32
             5.10        Condemnation Proceedings;
                         Roadways.......................................... 33
             5.11        Litigation........................................ 33
             5.12        Labor Disputes and Agreements..................... 33
             5.13        Financial Information............................. 34
             5.14        Organizational Documents.......................... 34
             5.15        Land Use.......................................... 34
             5.16        Hazardous Materials............................... 34
             5.17        Utilities......................................... 34
             5.18        Curb Cuts......................................... 35
             5.19        Leased Property................................... 35
             5.20        Defects and Hazards............................... 35
             5.21        Principal Place of Business....................... 35
             5.22        Single Purpose Entity............................. 35
             5.23        Removal of Collateral............................. 35
             5.24        Rights in Escrow Account.......................... 35
             5.25        Notices Under Merger Agreement.................... 36

ARTICLE VI
COVENANTS OF BORROWER...................................................... 36
             6.1         Obligation to Withhold
                         Distributions..................................... 36
             6.2         Impositions....................................... 37
                         (a)    Payment of Impositions..................... 37
                         (b)    Information and Reporting.................. 37
                         (c)    Refunds.................................... 37
                         (d)    Utility Charges............................ 37
                         (e)    Assessment Districts....................... 37
             6.3         Maintenance of the Collateral..................... 38
                         (a)    Maintenance of Property.................... 38
                         (b)    Borrower's Obligations..................... 38
             6.4         Use of Property................................... 38
                         (a)    Use........................................ 38
                         (b)    Specific Prohibited Uses................... 38
                         (c)    Membership Sales........................... 39

                         (d)    Grant of Easements, Etc.................... 39
                         (e)    Borrower's Additional
                                Covenants as to Use........................ 40
             6.5         Hazardous Materials............................... 40
                         (a)    Remediation................................ 40
                         (b)    Borrower's Indemnification
                                of Lender.................................. 40
                         (c)    Survival of Indemnification
                                Obligations................................ 41
                         (d)    Environmental Violations at
                                Expiration or Termination of
                                Agreement.................................. 41
                         (e)    Environmental Statements................... 41
             6.6         Maintenance and Repair............................ 42
                         (a)    Borrower's Obligations..................... 42
                         (b)    Mechanic's Liens........................... 42
             6.7         Borrower's Right to Modify
                         Property.......................................... 43
                         (a)    Borrower's Right to
                                Construct. ................................ 43
                         (b)    Scope of Right............................. 44
             6.8         Lender's Right to Audit
                         Calculation of ................................... 44
             6.9         Annual Budget..................................... 45
             6.10        Financial Statements.............................. 47
             6.11        Liens, Encroachments and Other
                         Title Matters..................................... 48
                         (a)    Liens...................................... 48
                         (b)    Encroachments and Other Title Matters...... 48
                         (c)    Survey..................................... 49
             6.12        Permitted Contests................................ 49
                         (a)    Authorization.............................. 49
                         (b)    Indemnification of Lender.................. 50
             6.13        Legal Requirements................................ 51
             6.14        Actions Affecting Property........................ 51
             6.15        Material Agreements............................... 51
             6.16        Lender Inspections................................ 51
             6.17        Trade Names....................................... 52
             6.18        Officer's Certificates............................ 52
             6.19        Protective Advances............................... 53
             6.20        Reporting of Original Issue
                         Discount.......................................... 53

ARTICLE VII
INSURANCE.................................................................. 54
             7.1         General Insurance Requirements.................... 54
                         (a)    All Risk................................... 54
                         (b)    Liability.................................. 54
                         (c)    Flood...................................... 54
                         (d)    Worker's Compensation...................... 55
             7.2         Other Insurance................................... 55
             7.3         Replacement Cost.................................. 55
             7.4         Waiver of Subrogation............................. 55

             7.5         Form Satisfactory, Etc............................ 55
             7.6         Change in Limits.................................. 56
             7.7         Blanket Policy.................................... 56
             7.8         Insurance Proceeds................................ 56
             7.9         Disbursement of Proceeds.......................... 57
             7.10        Excess Proceeds, Deficiency of
                         Proceeds.......................................... 58
             7.11        Reconstruction Covered by
                         Insurance......................................... 58
                         (a)    Destruction Rendering
                                Property Unsuitable for its
                                Primary Use................................ 58
                         (b)    Destruction Not Rendering
                                Property Unsuitable for its
                                Primary Use................................ 58
             7.12        Reconstruction Not Covered by
                         Insurance......................................... 59
             7.13        No Abatement of Obligations....................... 59
             7.14        Damage Near End of Term........................... 59

ARTICLE VIII
CONDEMNATION............................................................... 59
             8.1         Total Taking...................................... 59
             8.2         Partial Taking.................................... 60
             8.3         Restoration....................................... 60
             8.4         Award-Distribution................................ 60
             8.5         Temporary Taking.................................. 60

ARTICLE IX
CAPITAL REPLACEMENT FUND................................................... 61
             9.1         Capital Replacement Fund.......................... 61
             9.2         Capital Replacement Fund to Be
                         Held Pursuant to the Terms of
                         the Westin Management Agreement................... 61

ARTICLE X
EVENTS OF DEFAULT AND REMEDIES............................................. 62
             10.1        Events of Default................................. 62
             10.2        Payment of Costs.................................. 64
             10.3        Appointment of Receiver........................... 64
             10.4        Waiver............................................ 64
             10.5        Prepayment Premium................................ 64
             10.6        Application of Funds.............................. 64

ARTICLE XI
PURCHASE OPTION............................................................ 64

ARTICLE XII
SALE, LEASING AND ASSIGNMENT............................................... 66
             12.1        Prohibition Against .............................. 66
             12.2        Leases............................................ 66
                         (a)    Permitted Leases........................... 66
                         (b)    Terms of Leases............................ 66

                         (c)    Copies..................................... 67
                         (d)    Assignment of Rights in Leases............. 67
                         (e)    Licenses, Etc.............................. 67
             12.3        Transfers......................................... 67
             12.4        REIT Limitations.................................. 68
             12.5        Management Agreement.............................. 68

ARTICLE XIII
ARBITRATION................................................................ 68
             13.1        Arbitration....................................... 68
             13.2        Arbitration Procedures............................ 69

ARTICLE XIV
LENDER'S RIGHT TO PLEDGE THE NOTES; BORROWER'S AND LENDER'S
RIGHT OF FIRST OFFER....................................................... 69
             14.1        Lender May Grant Liens............................ 69
             14.2        Borrower's Right of First Offer
                         to Purchase....................................... 69
             14.3        Lender's Right of First Offer to
                         Purchase.......................................... 70

ARTICLE XV
INDEMNIFICATION............................................................ 70
             15.1        Borrower's Indemnification of
                         Lender............................................ 70
             15.2        Lender's Indemnification of
                         Borrower.......................................... 71
             15.3        Mechanics of Indemnification...................... 72
             15.4        Survival of Indemnification
                         Obligations; Available Insurance
                         Proceeds.......................................... 72

ARTICLE XVI
MISCELLANEOUS.............................................................. 72
             16.1        Notices........................................... 72
             16.2        Authority to File Notices......................... 73
             16.3        Inconsistencies with Loan
                         Documents......................................... 73
             16.4        No Waiver; Remedies Cumulative.................... 74
             16.5        Lender Approval of Instruments
                         and Parties....................................... 74
             16.6        Lender Determination of Facts..................... 74
             16.7        Incorporation of Preamble,
                         Recitals and Exhibits............................. 74
             16.8        Entire Agreement.................................. 74
             16.9        Further Assurances................................ 75
             16.10       Changes, Waivers, Discharge and
                         Modifications in Writing.......................... 75
             16.11       Choice of Law..................................... 75
             16.12       Disbursements in Excess of Loan
                         Amount............................................ 75
             16.13       Counterparts...................................... 75
             16.14       Time is of the Essence............................ 75

             16.15       Attorneys' Fees................................... 76
             16.16       Severability...................................... 76
             16.17       Interest Rate Limitation.......................... 76
             16.18       Brokers........................................... 76
             16.19       Non-Recourse as to Lender and
                         Borrower.......................................... 77
             16.20       No Relationship................................... 78
             16.21       Successors and Assigns............................ 78
             16.22       Competition Between Lender and
                         Borrower.......................................... 78
             16.23       Waiver of Jury Trial.............................. 78
             16.24       Right of First Offer to Lease
                         Additional Golf Courses
                         Proximate to the Innisbrook
                         Property.......................................... 79

EXHIBITS:

EXHIBIT A              LEGAL DESCRIPTION OF INNISBROOK PREMISES
EXHIBIT B              LEGAL DESCRIPTION OF TAMARRON PREMISES
EXHIBIT C              CALCULATION OF NET OPERATING INCOME
EXHIBIT D              CALCULATION OF GROSS REVENUE DURING
                       BASE YEAR
EXHIBIT E              BUDGET
EXHIBIT F              DESCRIPTION OF PROPOSED SANDPIPER AND HOTEL COMMON
                       AREA IMPROVEMENTS
EXHIBIT G              DISBURSEMENT PROCEDURES
EXHIBIT H              OPINION OF BORROWER'S COUNSEL
EXHIBIT I              FORM OF PLEDGE AGREEMENT
EXHIBIT J              FORM OF NOTE
EXHIBIT K              FORM OF SECURITIES PURCHASE AGREEMENT
EXHIBIT L              FORM OF SECURITY AGREEMENT
EXHIBIT M              FORM OF DEED OF TRUST/MORTGAGE
EXHIBIT N              FORM OF GUARANTY
EXHIBIT O              FORM OF BORROWER'S CLOSING CERTIFICATE
EXHIBIT P              FORM OF PARTNERSHIP AGREEMENT
EXHIBIT Q              SPECIFIC CHANGE IN USE PROVISIONS FOR INNISBROOK
EXHIBIT R              WARRANTY DISCLOSURE SCHEDULE
EXHIBIT S              PERSONAL PROPERTY SCHEDULE
EXHIBIT T              FAIR MARKET VALUE DETERMINATION PROCEDURES
EXHIBIT U              ADDITIONAL COLLATERAL-INNISBROOK PROPERTY

                                 LOAN AGREEMENT


                  THIS LOAN AGREEMENT (this "Agreement") is made as of ______________, 1997 by and between GOLF HOST RESORTS, INC., a Colorado corporation ("Borrower"), and GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership ("Lender").


                                 R E C I T A L S



                  A. On the Closing Date (as defined  below),  Borrower will own
(i) that certain real property located in the County of Pinellas, State of Florida described on Exhibit A attached hereto (the "Innisbrook Premises"), together with certain Tangible Personal Property (as defined below) and Intangible Personal Property (as defined below) associated therewith (collectively with the Innisbrook Premises, the "Innisbrook Property") and (ii) that certain real property located in the County of La Plata, State of Colorado described on Exhibit B attached hereto (the "Tamarron Premises"), together with certain Tangible Personal Property and Intangible Personal Property associated therewith (collectively with the Tamarron Premises, the "Tamarron Property").

                  B. Borrower has applied to Lender for the loan described herein for the purpose of (i) purchasing certain Lender's Shares (as defined below) pursuant to the Securities Purchase Agreement (as defined below) and (ii) acquisition of the Innisbrook Property and the Tamarron Property.

                  C. Lender is willing to make the loan described herein, upon the terms and subject to the conditions set forth herein. Each of the parties acknowledges and agrees that the transaction contemplated hereby creates a creditor/debtor relationship and not that of a landlord/tenant or partnership.

                  NOW,   THEREFORE,   in  consideration  of  the  covenants  and
conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1 Defined Terms. As used herein, the following terms have the respective meanings set forth below:

                  "AAA" has the meaning provided in Section 13.1.

                  "Additional Base Interest" means interest, payable monthly, on each dollar of the Tranche I Loan in excess of Sixty- Nine Million Nine Hundred Seventy-Five Thousand Dollars ($69,975,000), accruing at the rate of 9.75% per annum.

                  "Additional Charges" has the meaning provided in Section 2.5.

                  "Additional Collateral" means collectively:

                  (a) the Tamarron Property;

                  (b) Improvements located on the Tamarron Premises;


                  (c) those portions of the Innisbrook Property and those Improvements located on the Innisbrook Premises that are not directly associated with the operation of the golf course located on the Innisbrook Premises, as more particularly shown on Exhibit U attached hereto;

                  (d) any rights of Golf Hosts, Inc., a Florida corporation (the parent of Borrower) ("Golf Hosts") in and to any amounts held in the escrow account established pursuant to the Escrow Agreement (as defined in the Merger Agreement); and

                  (e) the Lender's Shares, exclusive of the Pledged Lender's Shares (and provided such shares shall not be pledged to Lender and do not constitute security for Borrower's obligations hereunder or otherwise under this Agreement or any of the other Loan Documents).


                  "Additional Interest Amount" means an amount of additional interest lent to Borrower upon the date of the Transfer Triggering Event, calculated as Seventeen Million Four Hundred Two Thousand Dollars ($17,402,000) on the scheduled Maturity Date, discounted to present value using a discount rate of 11.50%.

                  "Adjusted Net Operating Income" has the meaning set forth in Exhibit C of this Agreement.

                  "Advisory Association" means that certain association of lessees operating golf courses under a lease with Lender or any Affiliate of Lender.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

                  "Annual Budget" has the meaning provided in Section 6.9.

                  "Assignee" means any entity to which Lender assigns all or any part of the Loans or the Notes.

                  "Assignment of Contracts and Permits" means a first priority assignment of, and a first priority security interest in, the Innisbrook Agreements and the Tamarron Agreements, executed by Borrower in favor of Lender, together with all necessary third party consents to such assignment and such other parties as Lender may require, all in form and substance satisfactory to Lender.

                  "Authorizations" means all material licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

                  "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                  "Bankruptcy Event of Default" means any Event of Default described in Section 10.1(c), (d) or (e).

                  "Base Interest" means, from time to time, (a) the Initial Base Interest, plus (b) the Additional Base Interest, plus (c) the Tranche II Interest (if applicable), in each case as increased from time to time pursuant to the terms of this Agreement.

                  "Base Interest Escalator" has the meaning provided in Section 2.3(b).

                  "Base  Year"  means  the   calendar   year  1996.  A  quarter-
by-quarter calculation of Gross Revenue in the Base Year is attached hereto as Exhibit D.

                  "Borrower" means Golf Host Resorts, Inc. and any successor thereto, or assignee thereof, as permitted by the terms of this Agreement.

                  "Borrower's Counsel" means Mayer, Brown & Platt.

                  "Borrower's Organizational Documents" means the partnership agreement, articles of incorporation or operating agreement creating Borrower, all other organizational documents of Borrower, and any and all amendments, supplements and modifications thereto.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banking institutions in the City of New York,

New York are authorized or required by law or other governmental action to be closed.

                  "Capital Budget" has the meaning provided in Section 6.9.

                  "Capital Expenditures" means expenditures that are properly capitalized under GAAP; provided that Capital Expenditures shall exclude the Tranche I Capital Expenditures .

                  "Capital Replacement Fund" means the amount of the Capital Replacement Reserve, together with interest thereon as provided in Section 9.1, less amounts withdrawn from the Capital Replacement Fund as provided in Section 9.1.

                  "Capital Replacement Reserve" means an amount equal to $1,076,850 for Fiscal Year 1997 (pro rated from the Closing Date), $2,000,000 for Fiscal Year 1998 and for each Fiscal Year thereafter such amount increased by 3% per annum, compounded annually, through 2001 and 4% per annum thereafter, or such lesser amount as may be mutually agreed to by Borrower and Lender. Such amount shall be deposited by Borrower quarterly as part of the Capital Replacement Fund, as provided in Section 9.1 hereof.

                  "Certification of Non-Foreign Status" means a representation and warranty contained in the Deed of Trust or in a separate affidavit, signed under penalty of perjury by an authorized representative of Borrower stating (a) that Borrower is not a "foreign corporation", "foreign partnership", "foreign trust", or "foreign estate", as those terms are defined in the Code and the regulations promulgated thereunder, (b) that Borrower is duly qualified to do business in the States of Florida and Colorado, (c) Borrower's U.S. employer identification number, and (d) the address of Borrower's principal place of business. Such affidavit shall be consistent with the requirements of the regulations promulgated under Section 1445 of the Code, as amended, and shall otherwise be in form and substance acceptable to Lender.

                  "Change of Control" means:

                  (a) the issuance and/or sale by Borrower or the sale by any stockholder or partner of Borrower of a Controlling interest in Borrower to a Person other than to a Person that is an Affiliate of Borrower, which shall include spouses and lineal descendants of any stockholder of Borrower as well as any trusts created for estate planning purposes where such stockholder and/or spouses and lineal descendants are beneficiaries;

                  (b)  the  sale,   conveyance  or  other  transfer  of  all  or
         substantially all of the assets of Borrower (whether by operation of law or otherwise), other than to a Person that is an Affiliate of Borrower;

                  (c) any other transaction, or series of transactions, which results in the shareholders or partners who control Borrower as of the date hereof no longer having Control of Borrower; or

                  (d) any transaction pursuant to which Borrower is merged with or consolidated into another entity (other than an entity owned and Controlled by an Affiliate of Borrower), and Borrower is not the surviving entity.

         Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred for purposes of this Agreement if the shareholders or partners who Control Borrower as of the date hereof remain in Control of Borrower through an agreement or equity interest.

                  "Closing Date" or "Closing" means the date upon which all of the conditions set forth in Article III are satisfied and the proceeds of the Tranche I Loan are disbursed to Borrower, which date shall in no event be later than the Termination Date.

                  "Code" means the Internal Revenue Code of 1986, as the same may be amended or supplemented, and the rules and regulations promulgated thereunder.

                  "Collateral" has the meaning given such term in the Security Agreement.

                  "Company" means GTA, Inc. and any subsidiaries thereof, including GTA LP and GTA GP.

                  "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Lender to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

                  "Condominiums" means the residential condominiums located on the Innisbrook Property.

                  "Control" means (including, with correlative meanings, the terms "Controlling" and "Controlled by"), as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Conversion Date" means the date Borrower elects, in its sole discretion, to receive additional Lender's Shares, purchased with the Tranche II Loan, in accordance with the rights of Borrower provided in the Securities Purchase Agreement.

                  "Conversion Date Capitalization Rate" has the meaning given such term in the Securities Purchase Agreement.

                  "CPI" means the United States Consumer Price Index, All Urban Consumers, U.S. City Average, All Items (1982-84=100).

                  "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

                  "Debt Service" means all Interest and principal payable by Borrower to Lender pursuant to the terms of this Agreement.

                  "Deed of Trust" means, collectively, one or more deeds of trust or mortgages, with assignments of rents, fixture filings and memorandums of option to purchase, in substantially the form attached hereto as Exhibit M, executed by Borrower, as trustor or mortgagor, for the benefit of Lender as beneficiary or mortgagee, creating a first priority lien, subject only to Permitted Exceptions, on the Innisbrook Premises and the Tamarron Premises and all buildings, fixtures and improvements now or hereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto, in the amount of the Loan Amount.

                  "Draw Request Documents" means the documents listed in clauses
(a) through (g), inclusive, of Exhibit G attached hereto.

                  "Employment Agreements" shall mean all employment agreements, written or oral, between Borrower and the persons employed with respect to the Property in effect as of the date hereof.

                  "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99- 499 and 99-563; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss. 651, et seq.; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. ss.201, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq.; and all federal, state and local environmental health and safety statutes, ordinance, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

                  "Event of Default" means the occurrence of any of the events listed in Section 10.1 and the expiration of any applicable cure period provided therein.

                  "Fair Market Value" means the market value of the applicable Property on the date of determination, as established pursuant to the procedures identified on Exhibit T.

                  "Financing   Statement"  means  a  UCC-1  financing  statement
executed by Borrower in favor of Lender, perfecting Lender's security interest in the Collateral, in form and substance satisfactory to Lender.

                  "Fiscal Quarter" means the three-month periods (or applicable portions thereof) in any Fiscal Year from January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31.

                  "Fiscal Year" means the twelve (12) month period from January 1 to December 31 of each year; provided that for purposes of the Term and the Pledge Agreement, the first Fiscal Year shall be deemed to include the period from the Closing Date to December 31, 1997.

                  "Fixtures" means all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now or hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Property, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

                  "Full Replacement Cost" means the actual replacement cost from time to time of the improvement being insured, including the increased cost of a construction endorsement, less exclusions provided in the fire insurance policy.

                  "GAAP"  means  generally   accepted   accounting   principles,
consistently applied.

                  "Golf Hosts Guaranty" means the payment and performance guaranty to be executed at Closing by Golf Hosts, Inc., a Florida corporation, as guarantor.

                  "Gross Revenue" means all revenues accrued by Borrower (whether by Borrower or any subtenants, assignees, concessionaires or licensees) from or by reason of the operation of the operations at the Innisbrook Property calculated in accordance with GAAP (but excluding reasonable reserves for refunds, allowances and bad debts applicable to such operations), including (i) revenues received from the operation of the hotel at the Innisbrook Property excluding payments made by Borrower pursuant to the Master Lease, (ii) revenues from membership initiation fees (to the extent described in Exhibit E attached hereto), (iii) periodic membership dues, (iv) greens fees, (v) fees to reserve a tee time, (vi) guest fees, (vii) golf cart rentals, (viii) parking lot fees, (ix) locker rentals, (x) fees for golf club storage, (xi) fees for the use of swim, tennis or other facilities, (xii) charges for range balls, range fees or other fees for golf practice facilities, (xiii) fees or other charges paid for golf or tennis lessons (except where retained by or paid to a USTA or PGA professional in accordance with historical practice at the Innisbrook Property), (xiv) fees or other charges for fitness centers, (xv) forfeited deposits with respect to any membership application, (xvi) transfer fees imposed on any member in connection with the transfer of any membership interest, (xvii) fees or other charges paid to Borrower by sponsors of golf tournaments at the Innisbrook Property, (xviii) advertising or placement fees paid by vendors in exchange for exclusive use or name rights at the Innisbrook Property, (xvix) fees received in connection with any golf package sponsored by any hotel group, condominium group, golf association, travel agency, tourist or travel association or similar payments,
(xx) the operation of snack bars, restaurants, bars, catering functions, and banquet operations, (xxi) sale of merchandise and inventory on the Innisbrook Property, and (xxii) photography services provided, however, that Gross Revenue shall not include:


                  (a) The amount of all taxes, assessments, Impositions and other governmental charges and assessments of every kind and nature, including, without limitation, city, county, state or federal taxes, including all sales, admissions, usage, or excise tax on the items included in Gross Revenue, which is both added to or incorporated in the selling price and paid to the taxing authority by Borrower;

                  (b) Revenues or proceeds from sales or trade-ins of machinery, vehicles, trade fixtures or personal property owned by Borrower used in connection with Borrower's operation of the Innisbrook Property;

                  (c) Interest or other income derived from the investment of surplus funds or reserves;

                  (d) Any amounts recovered in any litigation against third parties except for amounts awarded to compensate for lost revenues otherwise includable in Gross Revenue;

                  (e) Any condemnation or taking proceeds, whether or not such proceeds are characterized as compensation for lost rent;

                  (f) Insurance proceeds, unless (and except to the extent that) such proceeds are characterized as business interruption and/or loss of "rental value" insurance proceeds (except for such proceeds attributable to a Lease if (and for so long as) the tenant thereunder has the right to terminate such Lease as a result of the casualty in question);

                  (g) Any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of the Real Property, Tangible Personal Property or Intangible Personal Property;

                  (h) Any capital or equity contributions or other infusions of capital or equity to the Borrower or the sale of any Property, Collateral or Lender's Shares;

                  (i) Any proceeds of any other indebtedness of the Borrower;

                  (j) Forfeited security deposits and other security deposits received or surrender or termination payment made or other amounts received from tenants or guests to compensate for damage to or loss of all or portions of the Real Property or Tangible Personal Property; and

                  (k) Gratuities to employees if separately itemized on the customer's bills or checks.

                  "GTA GP" means GTA GP, Inc. and any successor thereto.

                  "GTA, Inc." means Golf Trust of America, Inc., a Maryland corporation, an Affiliate of Lender.

                  "GTA LP" means GTA LP, Inc. and any successor thereto.

                  "Guarantor" means Westin Hotel Company.

                  "Hazardous Material" means any substance, material, waste, gas or particulate matter which is regulated by any local, state or federal governmental authority, including but not limited to any material or substance which is (i) defined as a "hazardous waste", "hazardous material", or "restricted hazardous waste" or words of similar import under any provision of any Environmental Law; (ii) petroleum or petroleum products; (iii) asbestos;
(iv) polychlorinated biphenyl; (v) radioactive material; (vi) radon gas; (vii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (42 U.S.C. Section 1317); (viii) defined as a "hazardous waste" pursuant to Section 1004 of the

Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903); or (ix) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

                  "Hilton   Management   Agreement  -   Innisbrook"   means  the
management agreement dated as of March 25, 1993 by and between Hilton Hotels Corporation and Borrower, whereby Hilton Hotels
Corporation manages the Innisbrook Property.

                  "Hilton Management Agreement - Tamarron" means the management agreement dated as of November 20, 1995 by and between Hilton Hotels Corporation and Borrower, whereby Hilton Hotels
Corporation manages the Tamarron Property.

                  "Impartial Appraiser" means the casualty insurance company which is then carrying the largest amount of casualty insurance carried on the Property.

                  "Impositions" means collectively:

                           (a) all taxes (including all real and personal property, ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes);

                           (b) assessments and levies (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term);

                           (c)      excises;

                           (d) fees (including license, permit, inspection, authorization and similar fees); and

                           (e)      all other governmental charges;

in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or the Interest or Additional Charges (including all interest and penalties thereon due to any failure in payment by Borrower), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Lender or Lender's interest in the Property; (ii) the Property or any part thereof or any therefrom or any estate, right, title or interest therein; or
(iii) any operation, use or possession of, or sales from or activity conducted on or in connection with the Property or the leasing or use of the Property or any part thereof; provided, however, that Impositions shall not include:

                  (aa) any taxes based on net income (whether denominated as an income, franchise, capital stock or other tax) imposed on Lender or any other Person other than Borrower;

                  (bb) any transfer or net revenue tax of Lender or any other Person other than Borrower; or

                  (cc) any tax imposed with respect to any principal or interest on any indebtedness on the Property.

                  "Improvements" means the golf course, driving range, putting greens, clubhouse facilities, snack bar, restaurant, pro shop, buildings, structures, parking lots, improvements, Fixtures and other items of real estate located on (a) the Innisbrook Premises as more particularly described in Exhibit A attached hereto, and (b) the Tamarron Premises as more particularly described on Exhibit B attached hereto; provided that the Improvements shall exclude any portion of the Additional Collateral released in accordance with the terms of the Loan Documents.

                  "Initial Base Interest" means interest payments of $561,588.58 per month (pro rated for any partial months), totaling $6,739,063 per annum.

                  "Innisbrook Agreements" means the Master Lease, the Hilton Management Agreement - Innisbrook, the Westin Management Agreement and Merger Agreement.

                  "Innisbrook Hotel" means the existing hotel facility on the Innisbrook Property, including all common areas and common facilities, as the same may be altered, added to or reconstructed from time to time.

                  "Innisbrook Premises" means that certain real property located in the City of Tarpon Springs, County of Pinellas, State of Florida described on Exhibit A attached hereto.

                  "Innisbrook Property" has the meaning given in Recital A.

                  "Insurance Requirements" mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy.

                  "Intangible Personal Property" means all intangible personal property owned by Borrower and used solely in connection with the ownership, operation, leasing or maintenance of the Real Property or the Tangible Personal Property, and any and all trademarks and copyrights, guarantees, Authorizations, general intangibles, business records, plans and specifications, surveys, all licenses, permits and approvals solely with respect to the construction, ownership, operation or maintenance of the Property.

                  "Interest"   means,   collectively,   the  Base  Interest  (as
increased by the Base Rent Escalator) and the Participating Interest.

                  "Legal Requirements" means all federal, state, county, municipal and other governmental statutes, laws (including the Americans with Disabilities Act and any Environmental Laws), rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which (i) require repairs, modifications, or alterations in or to the Property; (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower (other than encumbrances created by Lender without the consent of Borrower), at any time in force affecting the Property; or (iii) require the cleanup or other treatment of any Hazardous Material.

                  "Lender" means Golf Trust of America, L.P., and any successor or assignee permitted in accordance with the terms of this Agreement.

                  "Lender Assignee" has the meaning given in Article XIV.

                  "Lender's Shares" means partnership units of Lender and common stock of GTA, Inc.

                  "Lender's Shares/Purchase Price" means an amount equal to 400,000 partnership units of Lender; provided such amount shall be reduced to 125,000 partnership units of Lender upon a Transfer Triggering Event; and further provided in either event such partnership units shall be immediately convertible, on a one for one basis, into shares of common stock of GTA, Inc.

                  "Lender's Title Policy" means a title insurance policy in the form of an American Land Title Association Extended Coverage Loan Policy - 1970 (without modification, revision or amendment) with ALTA Endorsement Form 1 Coverage (LP 10), if available insuring that on the Closing Date, Borrower owns fee simple title to the Real Property (or with respect to the land described in Exhibit F relating to the expansion of the Sandpiper golf course, an irrevocable easement over such land) and that the Deed of Trust is a valid first lien on the Property in the amount of the Loan Amount. The Lender's Title Policy shall, if available, contain CLTA Endorsements (or equivalent) 100, 103.7, 104.6, 111.5, 116.1, a shared appreciation/participating mortgage endorsement in form and substance satisfactory to Lender, and such other endorsements as Lender requires. Except as approved by Lender in writing prior to the Closing Date, the Lender's Title Policy shall not contain any exceptions for rights of parties in possession, easements not of record or unpaid installments of special assessments, or any other exceptions to coverage not approved by Lender. The Lender's Title Policy shall contain such reinsurance agreements and direct access agreements as Lender may require. During the term of the Loans, Lender may reasonably require, if available, other endorsements to the Lender's Title Policy, including CLTA Endorsements 101.2 and 122 (or equivalent).

                  "Loan or Loans" means the participating loans described in this Agreement in the maximum principal amount of the Loan Amount, consisting of the Tranche I Loan, the Tranche II Loan and the Additional Interest Amount.

                  "Loan Amount" means the Tranche I Loan Amount, the Tranche II Loan Amount and the Additional Interest Amount.

                  "Loan Documents" means this Agreement, the Notes and the documents described in Section 2.10

                  "Master Lease" means, (i) with respect to the Innisbrook Property, the master lease adopted August 1, 1990 and amended and restated August 1, 1992, September 15, 1993 and July 17, 1995, and (ii) with respect to the Tamarron Property, the master lease dated July 15, 1993 as amended on September 15, 1994, in each case between Borrower and certain of the owners of the condominiums at the Innisbrook Property and the Tamarron Property, respectively, as the same may be modified, amended or supplemented from time to time.

                  "Maturity Date" means _______________, 2027, or such earlier date as the principal balance of the Loan is due following an Event of Default hereunder.

                  "Merger   Agreement"  means  the  Stock  Purchase  and  Merger
Agreement by and among Golf Hosts, Inc., Stanley D. Wadsworth, Brenton Wadsworth, C. James McCormick and TM Golf Hosts, Inc.

                  "Net Operating Income" has the meaning set forth in Exhibit C of this Agreement. Interest accruing on the Additional Interest Amount shall not be included for the purposes of calculating Net Operating Income under this Agreement or any of the other Loan Documents, including, without limitation, the Securities Purchase Agreement and the Pledge Agreement.

                  "Non-Complying  Party"  has the  meaning  provided  in Section
13.2.

                  "Note A" has the meaning provided in Section 2.2.

                  "Note B" has the meaning provided in Section 2.2.

                  "Notes" means each secured promissory note evidencing the Loan, executed by Borrower, payable to the order of Lender, in an original principal amount equal to, in the case of Note A, the Tranche I Loan Amount and, in the case of Note B, the Tranche II Loan Amount, each in the form attached hereto as Exhibit J.

                  "Officer's Certificate" means a certificate of Borrower signed by an officer authorized to so sign by the board of directors or by-laws, or if Borrower is a partnership, by an officer authorized to so sign by the general partners.

                  "Official Records" means the Official Records of a particular State and County.

                  "Operating Budget" has the meaning provided in Section 6.9.

                  "Other Leased Properties" means the property or properties leased or hereafter leased to Borrower or an Affiliate of Borrower by Lender or an Affiliate of Lender, or mortgaged by Borrower or an Affiliate of Borrower to Lender or an Affiliate of Lender, other than pursuant to this Agreement.

                  "Overdue Rate" means, on any date, a rate equal to the Prime Rate plus an additional five percent (5%) per annum, but in no event greater than the maximum rate then permitted under applicable law.

                  "Participating Interest" means, for any Fiscal Year during the Term, a percentage of the positive difference between that year's Gross Revenue and the Gross Revenue for the Base Year, pro rated for any partial periods. For purposes of calculating the Participating Interest, the following threshold amounts (excepting the Base Year Gross Revenue) shall each be increased (but not decreased) each year beginning in 1998 in an amount equal to the increase in the CPI for 1997 (pro rated from the Closing Date). The Participating Interest shall be calculated as follows:

                  (i) Seventeen percent (17%) of the positive difference between that year's Gross Revenue and the Base Year Gross Revenue in excess of $39,968,000, but less than or equal to $43,000,000 (as increased by the CPI);

                  (ii) Twenty percent (20%) of the positive difference between that year's Gross Revenue and the Base Year Gross Revenue in excess of $43,000,000 (as increased by the CPI) but less than $50,000,000 (as increased by the CPI); and

                  (iii) Twenty-five percent (25%) of the positive difference between that year's Gross Revenue and the Base Year Gross Revenue in excess of $50,000,000 (as increased by the CPI).

                  "Partnership" means Golf Trust of America, L.P., a Delaware limited partnership.

                  "Permitted Assignee" means a Person or an Affiliate of a Person meeting one or more of the following standards:

                  (a) an existing lessee under a lease with Lender or any Affiliate of Lender who is not then in default under its lease;

                  (b) any entity affiliated with an entity acquiring from Borrower or an Affiliate of Borrower its resort and related operations located at or adjacent to the Innisbrook Property or the Tamarron Property, and provided such entity (i) is not generally recognized in the community as being of ill-repute or as being in any other manner a Person with whom or with which a prudent business person would not wish to associate in a commercial venture and (ii) shall have the financial resources sufficient to enable it to satisfy the obligations of Borrower under this Agreement (provided for purposes of this subsection
         (ii) such entity shall not be required to have financial resources in excess of those of Borrower at the time of such transfer);

                  (c) a list of pre-approved assignees prepared by Lender from time to time in consultation with the Advisory Association.

                  "Payment and Performance Guaranty" means an Agreement Re Guaranty of Funds executed by Guarantor in the form attached hereto as Exhibit N.

                  "Permits" means, collectively, (a) all authorizations, approvals, permits, variances and land use entitlements relating to the Property and (b) all permits, licenses and agreements required for the use, occupancy or operation of the Property.

                  "Permitted Exceptions" means those exceptions to title contained in the Lender's Title Policy as accepted and approved by Lender on the Closing Date, which approval shall not be unreasonably withheld or delayed, together with any other exceptions permitted by this Agreement or the Loan Documents.

                  "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Pledge Agreement" means that certain pledge agreement dated as of the date of this Agreement, by and between Borrower and Lender, in the form attached hereto as Exhibit I.

                  "Pledged Lender's Shares" means the Lender's Shares pledged pursuant to the Pledge Agreement.

                  "Potential Default" means the existence of any circumstance or the occurrence of any event which, with the giving of notice, the passage of time or both would constitute an Event of Default under any of the Loan Documents.

                  "Preliminary Title Report" means a current preliminary title report issued by the Title Company covering the Real Property and showing all exceptions to title and accompanied by legible copies of all recorded documents referred to in such exceptions.

                  "Prepayment Differential" shall mean the interest rate that is equal to (a) the Base Interest then payable, together with any increases as herein provided, plus the amount of Participating Interest payable for the immediately prior calendar year calculated as a percentage yield, minus the Reinvestment Yield, divided by (b) twelve (12), provided the Prepayment Differential shall in no event be less than zero.

                  "Primary Intended Use" means the operation of a golf course and the operation of the related resort and conference facilities and other uses and activities incidental or related to the operation thereof, including development and sale of adjacent single or multi-family home sites, commercial properties and condominium and timeshare units.

                  "Prime Rate" means on any date, a rate equal to the annual rate on such date announced by Citibank, N.A., or its successor entity, to be its prime rate or, if the prime rate is discontinued, the base rate for a 90-day unsecured loan to its corporate borrowers of the highest credit standing.

                  "Property" means, collectively, the Innisbrook Property and the Tamarron Property; provided that the Property shall exclude any portion of the Additional Collateral released in accordance with the terms of the Loan Documents.

                  "Purchase Option" has the meaning specified in Article XI.

                  "Purchase Price for the Contingent Additional OP Units" has the meaning set forth in the Securities Purchase Agreement.

                  "Real Property" means, collectively, the Innisbrook Premises and the Tamarron Premises, together with all Improvements thereon, and all easements and appurtenances attached thereto; provided that the Real Property shall exclude any portion of the Additional Collateral released in accordance with the terms of the Loan Documents.

                  "Reinvestment Yield" shall mean the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the scheduled Maturity Date, with such yield based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to such prepayment date (or if such bid price is not published on that date, the next preceding date when such bid price is published), less two hundred (200) basis points.

                  "Release Date" has the meaning set forth in Section 2.11(b). The term "Release Date" shall also include the date upon which the Loan is repaid in full and Borrower has fully discharged its obligations under the Loan Documents.

                  "Securities Purchase Agreement" means the Purchase Agreement between Borrower and Lender in the form attached hereto as Exhibit K.

                  "Security Agreement" means a security agreement, executed by Borrower in favor of Lender, creating a first priority security interest in the Collateral, in the form attached hereto as Exhibit L.

                  "State" means, collectively, each State or Commonwealth in which the Property is located.

                  "Tangible Personal Property" means all items of tangible personal property and fixtures (if any) owned by Borrower and located on or used solely in connection with the Real Property, including, but not limited to, machinery, equipment, furniture, furnishings, movable walls or partitions, phone systems, restaurant equipment, computers or trade fixtures, golf course operation and maintenance equipment, including mowers, tractors, aerators, sprinklers, sprinkler and irrigation facilities and equipment, valves or rotors, driving range equipment, athletic training equipment, office equipment or machines, antiques or other decorations, furniture, computers or other control systems, and equipment or machinery of every kind or nature, including all warranties and guaranties associated therewith.

                  "Tamarron Agreements" means the Master Lease respecting the Tamarron Property and the Hilton Management Agreement - Tamarron.

                  "Tamarron Premises" means that certain real property located in the City of Durango, County of La Plata, State of Colorado described on Exhibit B attached hereto.

                  "Tamarron Property" has the meaning given in Recital A.

                  "Term" means the period from the Closing Date through the earlier of (a) the Maturity Date, or (b) such other date as this agreement is terminated due to a default by Borrower or otherwise.

                  "Termination Date" means September 30, 1997.

                  "Title Company" means as to the Innisbrook Property, Stewart Title of Tampa, Florida and as to the Tamarron Property, Basin Title Insurance Agency, Inc., Durango, Colorado, as agent for Stewart Title Guaranty Company.

                  "Tranche I Capital Expenditures" means the costs to be incurred in connection with the development of a nine-hole expansion of the Sandpiper golf course on to adjacent property described on Exhibit F on which Borrower has an irrevocable easement and improvements to the common areas and common facilities of the Innisbrook Hotel described on Exhibit F hereto (which shall be funded through a borrowing of the Tranche I Loan). The Tranche I Capital Expenditures shall also be deemed to include up to $1,000,000.00 to be used by Borrower for working capital purposes.

                  "Tranche I Loan" means the Loan made pursuant to Sections 2.1(a) and (b), evidenced by Note A, in a principal amount not to exceed the Tranche I Loan Amount.

                  "Tranche I Loan Amount" means Seventy-Eight Million Nine Hundred Seventy-Five Thousand Dollars ($78,975,000).

                  "Tranche II Interest" means the interest accruing on the Tranche II Loan Amount, initially at the rate of the Conversion Date Capitalization Rate, as increased by the Base Rent Escalator on the date of disbursement of such loan and for each of the next four (4) years.

                  "Tranche  II Loan"  means the Loan made  pursuant  to  Section
2.1(c),  evidenced  by Note B in the  principal  amount of the  Tranche  II Loan
Amount.

                  "Tranche II Loan Amount" means the dollar amount of the Purchase Price for the Contingent Additional OP Units pursuant to the Securities Purchase Agreement.

                  "Transfer Triggering Event" means:

                  (a) the issuance and/or sale by Borrower (which for purposes of this definition includes Golf Hosts, Inc., which owns a one hundred percent (100%) interest in Borrower) of any interest in Borrower, including any common stock, preferred stock or otherwise, or the issuance and/or sale by

         Borrower of any debt instrument, option, warrant or other instrument convertible into an equity interest in Borrower, including the entering into an agreement to do the foregoing;

                  (b) the sale, pledge, transfer, assignment, hypothecation, gift or devise by any five percent (5%) or greater stockholder or partner of Borrower of any interest in Borrower (including any such transfers by any stockholder or partner of any Person which owns a five percent (5%) or greater interest in Borrower), to any Person regardless of whether following such transfer the transferor retains an interest in Borrower, including transfers by will, intestate succession, gift, devise, interspousal transfer or transfers to a trust, regardless of whether such trust is controlled by the transferor; transfers by operation or law, and any and all other transfers whether voluntary or involuntary, including the entering into an agreement to do the foregoing;

                  (c) the sale, pledge, conveyance or other transfer of all or substantially all of the assets of Borrower (whether by operation of law or otherwise, voluntary or involuntary), including transfers to an Affiliate of Borrower, including the entering into an agreement to do the foregoing, excluding, however, transfers to Lender to secure Borrower's obligations hereunder;

                  (d) any transaction pursuant to which Borrower is merged with or consolidated into another entity (including, without limitation, transfers to entities owned and Controlled by an Affiliate of Borrower as of the date hereof), including the entering into an agreement to do the foregoing; and

                  (e) any and all other transfers which have the effect of transferring or alienating any interest of a five percent (5%) holder of Borrower or any entity which owns Borrower, including the entering into an agreement to do the foregoing.

                  "Unsuitable For Its Primary Intended Use" means a state of condition of the Property such that in the good faith, reasonable judgment of Borrower, the Property cannot be operated on a commercially practicable basis for its Primary Intended Use.

                  "Utilities" means public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of the Property.

                  "Westin Management Agreement" means that certain Management Agreement by and between Westin and Borrower dated as of May 7, 1997 wherein Westin will manage the Innisbrook Property for an initial term of twenty (20) years, commencing upon expiration of the Hilton Management Agreement - Innisbrook.


                  1.2 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

                  (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

                  (b) All references  herein to particular  articles,  sections,
subsections,   clauses  or  exhibits  are  references  to  articles,   sections,
subsections, clauses or exhibits of this Agreement.

                  (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                  (d) "Including" and variants thereof shall be deemed to mean "including without limitation."

                  (e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles then in effect.

                  (f) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

                                   ARTICLE II
                                    THE LOAN

                  2.1 Agreement to Lend and Borrow. Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, up to the Loan Amount. The Loan proceeds shall be used for (a) the purchase of the Innisbrook Property and the Tamarron Property,
(b) payment of the purchase price for the Lender's Shares pursuant to the Securities Purchase Agreement, (c) in the case of the Tranche II Loan, payment of the Purchase Price for the Contingent Additional OP Units, and (d) subject to the satisfaction of the conditions set forth in Section 4.2, the development of a nine-hole expansion of the Sandpiper golf course and improvements to the common areas of the Innisbrook Hotel that constitute a portion of the Innisbrook Property, as more particularly described on Exhibit F hereto. All payments by

Borrower to Lender hereunder shall be made to the address specified in the Notes, or as otherwise specified in writing to Borrower. Loan proceeds shall be disbursed at the following times and in the following amounts:

                  (a) If Borrower has fully satisfied the conditions of Article III, Lender shall disburse Loan proceeds in the principal amount of $69,975,000 on the Closing Date.

                  (b) If Borrower has fully satisfied the conditions to additional disbursements in Section 4.2, Lender shall disburse additional Loan proceeds in an aggregate amount, together with all other amounts disbursed pursuant to this Section 2.1(b), not to exceed the principal amount of $9,000,000, when requested by Borrower in accordance with the terms and conditions of Article IV.

                  (c) If Borrower elects to buy the Contingent Additional OP Units, then Lender shall, subject to Borrower having fully satisfied the conditions to additional disbursements in Section 4.3, disburse to Borrower the Tranche II Loan in the Tranche II Loan Amount.

                  (d) If the Loan is not prepaid upon a Transfer Triggering Event, then Lender shall loan to Borrower the Additional Interest Amount. Such amount shall be added to the outstanding principal balance of the Loan, shall be evidenced by a separate instrument, shall accrue interest at 11.50% and shall not be prepayable in whole or in part. No interest shall be payable with respect to the Additional Interest Amount until the Maturity Date.

The aggregate principal amount of the Tranche I Loan shall not under any circumstances exceed the Tranche I Loan Amount. The aggregate principal amount of the Tranche II Loan shall not under any circumstances exceed the Tranche II Loan Amount. Notwithstanding anything in this agreement to the contrary, no further disbursements of the Tranche I Loan shall be made following December 31, 2000.

                  2.2 Evidence of Indebtedness. The Tranche I Loan shall be evidenced by a promissory note in the form of Exhibit J- 1 hereto ("Note A"). Disbursements of the Tranche I Loan shall be charged and funded under Note A. The Tranche II Loan shall be evidenced by a promissory note in the form of Exhibit J-2 hereto ("Note B"). Disbursements of the Tranche II Loan shall be charged and funded under Note B. Disbursements of the Additional Interest Amount shall be evidenced by a separate note and shall be charged and funded thereunder.

                  2.3 Tranche I Loan Interest. Borrower will pay to Lender, in lawful money of the United States of America, Interest until the Tranche I Loan is repaid in full on the outstanding principal amount of the Tranche I Loan in accordance with the following terms of this Section 2.3. If any payment owing hereunder shall otherwise be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day:

                  (a) Base Interest. Payments of Base Interest shall be paid monthly, on the first Business Day of each month in arrears.

                  (b) Increase in Base Interest. Beginning on January 1, 1998 and on each January 1 thereafter through and including January 1, 2002, the Base Interest payments for the year then-commencing shall be increased by five percent (5%) over the aggregate Base Interest payments for the previous year (the "Base Interest Escalator"); provided the January 1, 1998 increase shall be pro rated for the number of days in the Term in 1997. In addition, if the Tranche II Loan is funded, then the Base Interest Escalator shall equal three percent (3%) effective immediately and shall continue to apply to each of the four (4) years following such increase, with the increase effective on the anniversary of the increase in Base Interest as provided in Section 2.3(e) in lieu of increases on January of each year (after which time no increase will be applicable).

                  (c) Participating Interest. In addition to Base Interest, Borrower shall pay Participating Interest as provided herein. Beginning in the first year of the Term and continuing throughout the Term, Borrower shall calculate the Gross Revenue for each Fiscal Quarter (or shorter period, if applicable) within fifteen (15) days of the end of such Fiscal Quarter (or shorter period, if applicable) and submit such calculation in writing to Lender by way of an Officer's Certificate. If the Gross Revenue for that Fiscal Quarter (or shorter period, if applicable) is greater than the Gross Revenue for the same Fiscal Quarter (or shorter period, if applicable) in the Base Year (and, following the Fiscal Quarter ending March 31, on a year-to-date basis), on a pro rata basis, then Borrower shall pay to Lender the Participating Interest upon submittal of the Officer's Certificate. During any period in which the Participating interest is subject to a ceiling, such ceiling shall apply to each of the Participating Interest payments due during any Fiscal Quarter. The Participating Interest payable in any period in any Fiscal Year shall be adjusted to reflect the Participating Interest paid on a year-to-date cumulative basis for the Fiscal Year (pro rated for any partial periods) and the limits set forth in the next two sentences on a pro rated basis. The increase in Interest resulting from the payment of Participating Interest (together with any increase in Base Interest pursuant to Section 2.3(b)) payable, if any, during each of the first five (5) full calendar years of the Term shall be limited to seven percent (7%) of the aggregate Interest payable for the prior calendar year, or in the case of 1997, of the Base Interest pro rated. Borrower's obligation to pay Participating Interest shall be reduced during each Fiscal Quarter by an amount equal to the increase in the Base Interest over the Initial Base Interest during such Fiscal Quarter (excluding from such calculation any such increase attributable to the payment of Additional Base Interest as a result of additional Loans, but including increases in Base Interest applicable from time to time as a result of the application of the Base Interest Escalator to any such Additional Base Interest).

                  (d) Annual Reconciliation of Participating Interest. Within sixty (60) days after the end of each Fiscal Year, or after the expiration or termination of this Agreement, Borrower shall deliver to Lender an Officer's Certificate setting forth (i) the Gross Revenue for the Fiscal Year just ended, and (ii) a comparison of the amount of the Participating Interest actually paid during such Fiscal Year versus the amount of Participating Interest actually owing on the basis of the annual calculation of the Gross Revenue. If the Participating Interest for such Fiscal Year exceeds the sum of the quarterly payments of Participating Interest previously paid by Borrower, Borrower shall pay such deficiency to Lender along with such Officer's Certificate. If the Participating Interest for such Fiscal Year is less than the amount of Participating Interest previously paid by Borrower, Lender shall, at Borrower's option, either (i) remit to Borrower its funds in an amount equal to such difference, or (ii) grant Borrower a credit against the payment of Interest next coming due. Lender shall have the right to audit all of Borrower's business operations at the Property so as to determine the calculation of Participating Interest as provided in Section 6.8.

                  (e) Record-keeping. Borrower shall utilize an accounting system for the Property in accordance with its usual and customary practices and in accordance with GAAP which will accurately record all Gross Revenue. Borrower shall retain all accounting records for each Fiscal Year conforming to such accounting system until at least five (5) years after the expiration of such Fiscal Year.

                  2.4 Tranche II Loan Interest. Borrower will pay to Lender, in lawful money of the United States of America, Interest until the Tranche II Loan is repaid in full on the outstanding principal amount of the Tranche II Loan at a rate per annum equal to the Conversion Date Capitalization Rate. If any payment owing under this Section 2.4 shall otherwise be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day.

                  2.5 Additional Charges. In addition to the Base Interest, the Participating Interest and the Tranche II Interest, (a) Borrower shall also pay and discharge when due and payable all other amounts, liabilities, obligations and Impositions which

Borrower assumes or agrees to pay under this Agreement, including the Capital Replacement Reserve, and (b) in the event of any failure on the part of Borrower to pay any of those items referred to in clause (a) above, Borrower shall also pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"). Except as otherwise provided in this Agreement, all Additional Charges shall become due and payable at the earlier of (i) thirty (30) days after either Lender or the applicable third party delivers an invoice to Borrower, or (ii) the date of delinquency with respect to Impositions.

                  2.6 Late Payment of Interest. Borrower hereby acknowledges that late payment by Borrower to Lender of Base Interest, Participating Interest or Additional Charges will cause Lender to incur costs not contemplated under the terms of this Agreement, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if any installment of Interest shall not be paid on or before the date such payment is due, Borrower will pay Lender on demand, as Additional Charges, a late charge equal to the lesser of five percent (5%) of such late payment or $10,000. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lender will incur by reason of late payment by Borrower and is not a penalty. In addition, if any installment of Interest or Additional Charges (but only as to those Additional Charges which are payable directly to Lender) shall not be paid within five (5) days after the due date with respect to Base Interest or Participating Interest or delivery of an invoice to Borrower with respect to the Additional Charge, the amount unpaid shall bear interest, from such due date to the date of payment thereof, computed at the Overdue Rate on the amount of such installment, and Borrower will pay such interest to Lender as Additional Charges. The acceptance of any late charge or interest shall not constitute a waiver of, nor excuse or cure, any default under this Agreement, nor prevent Lender from exercising any other rights and remedies available to Lender.

                  2.7 No Deductions. All payments of principal or interest under the Notes shall be made without deduction of any present or future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Borrower (except as to amounts which are applicable to Lender based on Lender's specific operations and not generally applicable to similarly situated lenders). Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by the Notes. If Borrower shall be required by law to deduct any such amounts from or in respect of any principal or interest payment under the Notes, then (a) the sum payable to Lender shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision) Lender receives an amount equal to the sum it would have received had no deductions been made, (b) Borrower shall make such deductions, and (c) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. All stamp and documentary taxes shall be paid by Borrower. If, notwithstanding the foregoing, Lender pays such taxes, Borrower will reimburse Lender for the amount paid. Borrower will furnish Lender official tax receipts or other evidence of payment of all taxes within thirty (30) days following the date upon which such taxes are due and payable.

                  2.8 Payment of Principal. (a) The Tranche I Loan Amount, or so much thereof as has been disbursed and remains outstanding under Note A, together with all unpaid interest accrued thereon, and all other amounts payable by Borrower with respect to Note A under the terms of the Loan Documents, and
(b) the Tranche II Loan Amount, or so much thereof as has been disbursed and remains outstanding under Note B, together with all unpaid interest accrued thereon, and all other amounts payable by Borrower with respect to Note B under the terms of the Loan Documents, shall be due and payable on the Maturity Date.

                  2.9 Prepayment. Borrower shall have no right to prepay the Loans during the first ten years following the Closing Date, except upon a Transfer Triggering Event. On the tenth (10th) anniversary of the Closing Date, on each five (5) year anniversary thereafter, and upon a Transfer Triggering Event, Borrower shall have the right to prepay the Loan, provided each such prepayment shall (i) include the prepayment amount set forth in Section 10.5, and (ii) shall be preceded by not less than one hundred eighty (180) days prior written notice. Following a Transfer Triggering Event, and provided the Loans are not repaid on such date, Borrower shall no longer be permitted to prepay the Loans.

                  2.10 Security. Payment of the Notes shall be secured by the following:

                           (a)      the Deed of Trust;

                           (b)      the Security Agreement and the Financing
                                    Statement;

                           (c)      the Assignment of Contracts and Permits;

                           (d)      the Pledge Agreement;

                           (e)      the Golf Hosts Guaranty; and

                           (f)      the Payment and Performance Guaranty.

                  2.11     Partial Release.

                  (a) The Pledged Lender's Shares shall be released (and Lender shall release common stock of GTA Inc. prior to the release of partnership units of Lender unless otherwise directed by Borrower), and shall no longer constitute collateral security for the loan, at the following times and in accordance with the following provisions:

                         (i) One-third (1/3) of the Pledged  Lender's Shares (or
                    an equivalent dollar amount if held in cash or other securities) at such time as the Net Operating Income with respect to the Innisbrook Property shall have been, for each of the two (2) prior Fiscal Years, at least one hundred twenty percent (120%) of the Debt Service payable by Borrower for each such Fiscal Year.

                         (ii) An  aggregate of  two-thirds  (2/3) of the Pledged
                    Lender's Shares (or an equivalent dollar amount if held in cash or other securities) at such time as the Net Operating Income with respect to the Innisbrook Property shall have been, for each of the two (2) prior Fiscal Years, at least one hundred and thirty percent (130%) of Debt Service payable by Borrower for each such Fiscal Year.

                         (iii)  All  of  the  Pledged  Lender's  Shares  (or  an
                    equivalent dollar amount if held in cash or other securities) provided that the Net Operating Income with respect to the Innisbrook Property shall have been, for each of the two (2) prior Fiscal Years, one hundred and forty percent (140%) of the Debt Service payable by Borrower for each such Fiscal Year.

This release of Pledged Lender's Shares shall occur simultaneously with the circumstances triggering such an adjustment as described above, without the necessity for any further action on the part of Pledgor or Secured Party (other than the execution by Secured Party of any documentation of release required pursuant to the terms of the Pledge Agreement). Notwithstanding the foregoing, in no event shall any of the Pledged Lender's Shares be released until prior to the expiration of Lender's obligation to make disbursements of the Tranche II Loan, including without limitation, termination of such obligation at Borrower's election, in its sole discretion.


                  (b) The Additional Collateral shall be released, and shall no longer constitute collateral security for the Loans, on the date that the audited financial statements delivered pursuant to Section 6.10(c) demonstrate that the ratio of the Net Operating Income of the Innisbrook Property during such year (after required funding of the Capital Replacement Fund) to Debt Service, is equal to or greater than 1.135 to 1.00 on a trailing twelve (12) months basis, and Borrower has provided an Officer's Certificate to Lender certifying to that effect (such date, the "Release Date"). In addition, on the Release Date the Payment and Performance Guaranty and the Golf Hosts Guaranty and all of the obligations thereunder shall terminate and be of no further effect. Subject to the terms of the last sentence of the succeeding subparagraph, Borrower shall have the continuing right to cause the Tamarron Premises to be released prior to the Release Date upon delivery to Lender of $250,000, which amount shall be held by Lender as Additional Collateral pursuant to the terms of this Agreement.

                  (c) Borrower shall be permitted to sell, transfer, encumber, pledge or otherwise dispose of any portion of the Additional Collateral subject to the requirements of this subparagraph. The proceeds of any Additional Collateral shall be invested in Collateral, Additional Collateral or, to the extent not included within the Additional Collateral, the Innisbrook Premises or held by Lender as Additional Collateral pursuant to arrangements reasonably acceptable to Lender, all as more particularly set forth in the Security Agreement. Provided no Event of Default or Potential Event of Default then exists hereunder, Lender shall execute any and all necessary release documents to evidence such release upon receipt by Lender of an Officer's Certificate certifying to Lender that (i) such property is being sold or, with respect to any Lender's Shares, pledged, to a third-party unrelated to Borrower or any affiliate of Borrower or any affiliate of any officer, director or employee of Borrower or any affiliate of Borrower, or if an affiliate, identifying the affiliate relationship, (ii) the transaction was undertaken in good faith and on an arm's length basis, and (iii) the property is being sold or transferred for consideration that equals or exceeds eighty percent (80%) of the property's fair market value (ninety-five percent (95%) if the property is being sold to an affiliate). Without limiting the foregoing, in the event the Tamarron Property is sold or refinanced prior to the Release Date, the net proceeds therefrom, after repayment of the Permitted Exceptions, shall be considered Additional Collateral.

                                   ARTICLE III
                                  LOAN CLOSING

                  Lender's obligation to make the Loans and to perform the remainder of its obligations under this Agreement are expressly conditioned upon the occurrence of all of the following on or before the Termination Date:

                  3.1 Loan Documents. Borrower's delivery to Lender of the following documents, in form and substance satisfactory to Lender, duly executed (and acknowledged where necessary) by the appropriate parties thereto:

                  (a) This Agreement;

                  (b) The Notes;




                  (c) The Deed of Trust, which shall be duly recorded in such Official Records as are acceptable to Lender;

                  (d) The Security Agreement, together with the Financing Statement which shall be duly filed in the Office of the Florida Secretary of State and the Office of the Colorado Secretary of State;

                  (e) The Assignment of Contracts and Permits;

                  (f) The Securities Purchase Agreement;

                  (g) The Pledge Agreement;

                  (h) The Payment and Performance Guaranty; and

                  (i) The Golf Hosts Guaranty.


                  3.2 Borrower's Deliveries. Borrower shall have delivered to or for the benefit of Lender, as the case may be, on or before the Closing Date, all other documents and other information required of Borrower pursuant to this Agreement.

                  3.3 Representations,   Warranties  and  Covenants.   All   of
Borrower's representations and warranties made in this Agreement shall be true and correct as of the Closing Date as if then made, and there shall have occurred no material adverse change in the condition or financial results of the operation of the Property since January 1, 1997. Borrower shall have performed all of its covenants and other obligations under this Agreement and Borrower shall have executed and delivered to Lender on the Closing Date a certificate dated as of the Closing Date to the foregoing effect in the form attached hereto as Exhibit O.

                  3.4 Title Insurance. The Title Company shall have delivered the Lender's Title Policy to Lender.

                  3.5 Title to Property. Lender shall have determined that Borrower is the sole owner of good and marketable fee simple title to the Real Property and to the Tangible Personal Property, free and clear of all liens, encumbrances, restrictions, conditions and agreements except for Permitted Exceptions as evidenced by issuance of the Lender's Title Policy.

                  3.6 Condition of Property. The Real Property and the Tangible Personal Property (including but not limited to the golf course, driving range, putting greens, mechanical systems, plumbing, electrical wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in condition acceptable to Lender.

                  3.7 Utilities. All of the Utilities shall be installed in and operating at the Property, and service shall be available for the removal of garbage and other waste from the Property.

                  3.8 Liquor License. Borrower, or Borrower's nominee, shall possess all liquor licenses, alcoholic beverage licenses and other material Permits and Authorizations necessary to operate the restaurant, bars, snack shops and lounges presently located at the Property.

                  3.9 Partnership Agreement. Borrower shall have delivered to Lender a countersigned copy of the Partnership Agreement of Lender in a form prepared by Lender, which shall be in substantially the form attached hereto as Exhibit P.

                  3.10 Certification of Non-Foreign Status. Borrower shall have delivered to Lender a duly executed Certification of Non-Foreign Status.

                  3.11 Legal Opinions. Borrower shall have delivered to Lender a favorable opinion of Borrower's Counsel in the form attached hereto as Exhibit H.

                  3.12 Satisfaction or Waiver of Conditions Precedent to Merger Agreement. Borrower shall provide Lender with written certification that each of the conditions precedent set forth in Article IX of the Merger Agreement have been satisfied or waived by Borrower.

Each of the conditions and additional covenants contained in this Section are intended for the benefit of Lender and may be waived in whole or in part by Lender, but only by an instrument in writing signed by Lender.

                                   ARTICLE IV
                            DISBURSEMENTS OF THE LOAN

                  4.1 Disbursement on Closing Date . Lender shall disburse Loan proceeds in the principal amount of Sixty-Nine Million Nine Hundred Seventy-Five Thousand Dollars ($69,975,000) on the Closing Date, together with Tranche I Capital Expenditures incurred prior to the Closing Date for improvements to the Sandpiper golf course.

                  4.2 Requests for Subsequent Disbursements of the Tranche I Loan. Borrower shall request disbursements of the Tranche I Loan for the Tranche I Capital Expenditures not more frequently than monthly and not closer together than fifteen (15) days after the date on which the immediately preceding disbursement request was submitted to Lender. Upon satisfaction of the following conditions precedent:

                  (a) Lender has received and approved true, correct and complete copies of all of the items listed in Part I of Exhibit G, including the Draw Request Documents; and

                  (b) Borrower shall have evidenced to Lender's reasonable satisfaction that the cost to complete the improvements to made with such disbursements, together with the undisbursed loan proceeds and any funds separately set aside by Borrower, are sufficient to complete such work:

                  (c) No Event of Default or Potential Default shall have occurred and be continuing; and

                  (d) Lender has received an endorsement or endorsements to the Lender's Title Policy reasonably satisfactory to the Lender in connection with the additional advance requested.

Lender shall disburse within ten (10) Business Days after receipt of the Draw Request Documents, the Loan disbursement of the Tranche I Loan requested by Borrower therein; provided, however, that in no event shall the aggregate amount disbursed by Lender pursuant to this Section 4.2 exceed Nine Million Dollars ($9,000,000).

                  4.3 Requests for Subsequent Disbursements of the Tranche II Loan. Borrower shall request disbursements of the Tranche II Loan in accordance with the procedures set forth in the Securities Purchase Agreement and upon satisfaction of the following conditions precedent:

                  (a) no Event of Default or Potential Default shall have occurred and be continuing; and

                  (b) Lender has received an endorsement or endorsements to the Lender's Title Policy reasonably satisfactory to the Lender in connection with the additional advance requested.

In no event shall the  aggregate  amount  disbursed  by Lender  pursuant to this
Section 4.3 exceed the Purchase Price for the Contingent Additional OP Units on the Conversion Date.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  To induce Lender to enter into this Agreement, Borrower hereby makes the following representations, warranties and covenants with respect to the Property, subject to the Warranty Disclosure Schedule attached hereto as Exhibit R, upon each of which Borrower acknowledges and agrees that Lender is entitled to rely and has relied:

                  5.1 Organization and Power. Borrower is duly formed or organized, validly existing and in good standing under the laws of the state of its formation and is qualified to transact business in the State and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered by or on behalf of Borrower hereunder.

                  5.2 Authorization and Execution. This Agreement has been, and each of the agreements and certificates of Borrower to be delivered to Lender on the Closing Date as provided in Article IV will be, duly authorized by all necessary action on the part of Borrower, has been duly executed and delivered by Borrower, constitutes the valid and binding agreement of Borrower and is enforceable against Borrower in accordance with its terms, subject, in each case, to applicable bankruptcy, insolvency, moratorium or similar laws in effect from time to time. There is no other person or entity whose consent is required in connection with Borrower's performance of its obligations hereunder which consent has not been received or obtained. All action required pursuant to this Agreement necessary to effectuate the transactions contemplated herein has been, or will on the Closing Date be, taken promptly and in good faith by Borrower and its representatives and agents.

                  5.3 Noncontravention. The execution and delivery of, and the performance by Borrower of its obligations under, this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, Borrower's Organizational Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower, or result in the creation of any lien or other encumbrance on any asset of Borrower other than as set forth in this Agreement or which otherwise have no material adverse effect on the use and operation of the Property. There are no outstanding agreements (written or oral) pursuant to which Borrower (or any predecessor to or representative of Borrower) has agreed to contribute or has granted an option or right of first refusal to purchase the Property or any part thereof (other than in favor of Lender as set forth in Article XI). There are no purchase contracts, options or other agreements of any kind, written or oral, recorded or unrecorded, whereby any person or entity other than Borrower will have acquired or will have any basis to assert any right, title or interest in, or right to possession, use, enjoyment or proceeds of, all or any portion of the Property except as set forth on the Lender's Title Policy or which otherwise have no material adverse effect on the use and operation of the Property. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or to otherwise acquire any interest or profit participation of any kind in the Property or any part thereof other than as set forth in this Agreement or which otherwise have no material adverse effect on the use and operation of the Property.

                  5.4 No Special Taxes. Borrower has no knowledge of, nor has it received any notice of, any special taxes or assessments relating to the Property or any part thereof, including taxes relating to the business of the Property, or any planned public improvements that may result in a special tax or assessment against the Property, that are not otherwise disclosed in the Lender's Title Policy. To the best of Borrower's knowledge, there is not any proposed increase in the assessed valuation of the Real Property for tax purposes.

                  5.5 Compliance with Existing Laws. Borrower possesses all Authorizations, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated, except where the failure to possess such Authorizations would not have a material adverse effect on the operations of the Property. Borrower has not misrepresented or failed to disclose any material relevant fact in obtaining all Authorizations, and Borrower has no knowledge of any change in the circumstances under which any of those Authorizations were obtained that result in their termination, suspension, modification or limitation. Borrower has not taken any action (or failed to take any action), the omission of which would result in the revocation of any of the Authorizations. Borrower has no knowledge, nor has it received notice within the past three years, of any material existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any material repairs or alterations other than those that have been made prior to the date hereof which might have a material adverse effect on the ownership or operation of the Property.

                  5.6 Real Property. To the best of Borrower's knowledge, (i) the Improvements conform in all material respects to all legal requirements,
(ii) all easements necessary or appropriate for the use or operation of the Property have been obtained, (iii) all contractors and subcontractors retained by Borrower who have performed work on or supplied materials to the Property have been fully paid, and all materials used at or on the Property have been fully paid for, (iv) the Improvements have been completed in all material respects in a workmanlike manner of first-class quality, and (v) all equipment necessary or appropriate for the use or operation of the Property has been installed and is presently operative in good working order. Borrower has not received any written notice which is still in effect that there is, and, to the best of Borrower's knowledge, there does not exist, any material violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement effecting the Real Property, or any portion thereof.

                  5.7 Personal Property. All of the Tangible Personal Property and Intangible Personal Property being conveyed by Borrower to Lender is free and clear of all liens and encumbrances on the Closing Date, other than liens and encumbrances specifically permitted by this Agreement, and Borrower has good, merchantable title thereto and the right to convey same in accordance with the terms of this Agreement.

                  5.8 Warranties and Guaranties. Borrower shall not before or after the Closing Date, release or materially modify in a manner adverse to Borrower any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Personal Property or any part thereof, except with the prior written consent of Lender.

                  5.9 Insurance. All of Borrower's insurance policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by Borrower on or before the due date therefor. Borrower shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of Borrower's insurance policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. Borrower has not received any notice from any insurance company of any defect or inadequacies in the Property to any part thereof which would adversely affect the insurability of the Property, or which would increase the cost of insurance beyond that which would ordinarily and customarily be charged for similar properties in the vicinity of the Real Property. The Property is fully insured in accordance with the requirements of Section 7.1.

                  5.10 Condemnation Proceedings; Roadways. Borrower has received no notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. Borrower has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Property which would materially adversely affect the Property. To the best of Borrower's knowledge, no fact or condition exists which would result in the termination or material impairment of access to the Property from adjoining public or private streets or ways or which could result in discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services.

                  5.11 Litigation. Except as disclosed in writing to Borrower, there is no action, suit or proceeding pending or known to be threatened against or affecting Borrower or any of its properties in any court, before any arbitrator or before or by any federal state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which reasonably could be expected to (a) in any manner raise any question affecting the validity or enforceability of this Agreement or any other agreement executed in connection herewith, (b) materially and adversely affect the business, financial position or results of operations of Borrower, (c) materially and adversely affect the ability of Borrower to perform its obligations hereunder, or under any document to be delivered pursuant hereto,
(d) create a lien on the Property, any part thereof or any interest therein in violation of the terms of this Agreement, (e) otherwise adversely materially affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

                  5.12 Labor Disputes and Agreements. There are no labor disputes pending or, to the best of Borrower's knowledge, threatened as to the operation or maintenance of the Property or any part thereof which could reasonably be expected to adversely materially affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof. Borrower is not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. Borrower is not a party to any employment contracts or agreements, other than the Employment Agreements, and Borrower will not, between the date hereof and the Closing Date, enter into any new employment contracts or agreements, amend any existing Employment Agreement, except in the ordinary course of the operations of the Property. To the best of Borrower's knowledge, Borrower has complied with the requirements of the federal
Immigration and Reform Control Act respecting the employment of undocumented workers.

                  5.13 Financial Information. To the best of Borrower's knowledge, all of Borrower's financial information, including all books and records and financial statements, is correct and complete in all material respects and presents and will present accurately the results of the operations of the Property for the periods indicated.

                  5.14 Organizational Documents. Borrower's Organizational Documents are in full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

                  5.15 Land Use. The current use and occupancy of the Property for golfing, hospitality and all other related purposes (including the sale of merchandise and food and beverages) do not require any special use permit, special exception or other special permit, permission or consent which has not been obtained, and Borrower is not aware of any proposal to change or restrict such use. Borrower has all necessary certificates of occupancy or completion to operate the Property as presently operated.

                  5.16 Hazardous Materials. Except as may be disclosed in the Phase I environmental assessment report for the Property, to the best of Borrower's knowledge, (i) no Hazardous Materials are located on (except in immaterial amounts used in the ordinary course for the operation or maintenance of the Property by Borrower in accordance with all applicable laws), in or under the Property or have been released into the environment, or discharged, placed or disposed of at, on or under the Property except in accordance with applicable law; and (ii) no underground storage tanks are located at the Property except in accordance with applicable law. To the best of Borrower's knowledge, there currently exist no facts or circumstances that could reasonably be expected to give rise to a material non-compliance with Environmental Laws, material environmental liability or material environmental claim.

                  5.17 Utilities. All Utilities required for the operation of the Property either enter the Property through adjoining streets, or they pass through adjoining land and do so in accordance with valid public easements or private easements, and all of said Utilities are installed and are in good working order and repair and operating as necessary for the operation of the Property and all installation and connection charges therefor have been paid in full. The sewage, sanitation, plumbing, water retention and detention, refuse disposal and utility facilities in and on and/or servicing the Real Property are adequate to service the Real Property as it is currently being used and the Real Property's utilization of such facilities is in material compliance with all applicable governmental and environmental protection authorities' laws, rules, regulations and requirements.

                  5.18 Curb Cuts. All curb cut street opening permits or licenses required for vehicular access to and from the Property from any adjoining public street have been obtained and paid for and are in full force and effect.

                  5.19 Leased Property. The Personal Property identified on Exhibit S is all of the material leased property at the Property, and such exhibit reflects the date of each such lease, the name of the lessor, the name of the lessee, the term of each such lease, the lease payment terms and a description of the property demised by each such lease. To the best of Borrower's knowledge, all leases of such property are in good standing and free from any material default.

                  5.20 Defects and Hazards. Borrower does not know of any defects, facts or conditions affecting the Real Property that would make it unsuitable for the use contemplated hereunder or of any earth movement or slippage affecting the Real Property.

                  5.21 Principal Place of Business. Borrower's principal place of business is in the State of Florida at the address set forth in the preamble hereof. Borrower does not do business under any trade name or fictitious business names other than Golf Hosts, Inc., Golf Host Resorts, Inc., Golf Host Development, Inc. and Golf Host Securities, Inc.

                  5.22 Single Purpose Entity. Borrower (a) shall not engage, directly or indirectly, in any business or venture other than the ownership of the Property and (b) is not and shall not become liable on any guaranty for the obligations of another person or entity and has not pledged any of its assets except pursuant to or permitted by the Loan Documents. Borrower shall maintain and preserve its respective existence and all rights and franchises material to its business. Prior to the release of the Additional Collateral, Borrower shall evidence that the property to be released shall thereafter be owned and operated by a legal entity separate and apart from Borrower.

                  5.23 Removal of Collateral. Except as otherwise provided herein and as provided in the Annual Budget, the Tangible Property will be kept on or at the Real Property and Borrower will not, without the prior written consent of Lender, remove any material portion of the Collateral therefrom except such portions or items of Collateral which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Borrower with collateral of similar nature and of equal or greater value.

                  5.24 Rights in Escrow Account. Borrower shall grant, or cause to be granted, to Lender, to the extent permitted by law, a perfected first lien security interest in the rights of Borrower or Borrower's Affiliate, into the proceeds payable, if any, to Borrower or Borrower's Affiliate under the Escrow Account, as such term is defined in the Merger Agreement; provided Lender acknowledges and agrees that such right shall be subordinate and subject to the rights of the parties to the escrow, including the escrow holder.

                  5.25 Notices Under Merger Agreement. From and after the date hereof Borrower shall deliver to lender copies of all written notices given by or to Borrower (or Golf Hosts, Inc.) under the Merger Agreement promptly, but in no event later than Ten (10) Business Days of the date such notices are received or sent.

                  Each of the representations, warranties and covenants contained in this Article III are intended for the benefit of Lender. Each of said representations, warranties and covenants shall survive the Closing Date. No investigation, audit, inspection, review or the like conducted by or on behalf of Lender shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Lender has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to Lender to execute this Agreement and to close the transaction contemplated hereby

                                   ARTICLE VI
                              COVENANTS OF BORROWER

                  As an inducement to Lender to execute this Agreement and to make each disbursement of the Loan, Borrower hereby covenants as set forth in this Article VI.

                  6.1 Obligation to Withhold Distributions. If the ratio of (a) the Net Operating Income (after payment of any required deposit into the Capital Replacement Fund) for the Innisbrook Property to (b) Debt Service falls below
1.20 to 1.00, at any time following the release of any Pledged Lender's Shares (or securities held by Lender in lieu thereof), then Borrower shall thereafter retain, and not make dividends or distributions (except as may be necessary to pay any applicable taxes attributable to the income of Borrower) to its shareholders, partners or members, as applicable, until such time as Borrower has accumulated six (6) months of Base Interest at the then current level. Such accumulated Base Interest shall be maintained at all times until Borrower has again maintained such coverage ratios for two (2) consecutive Fiscal Years. Borrower shall provide Lender with such documentation, including Officer's Certificates, within forty-five (45) days after the end of each Fiscal Quarter as are necessary to establish Borrower's compliance with the foregoing requirements.

                  6.2      Impositions.

                  (a) Payment of Impositions. Borrower will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible. All payments of Impositions shall be subject to Borrower's right of contest pursuant to the provisions of Section 6.12. Upon request, Borrower shall promptly furnish to Lender copies of official receipts, if available, or other satisfactory proof evidencing such payments, such as cancelled checks.

                  (b) Information and Reporting. Lender shall give prompt notice to Borrower of all Impositions payable by Borrower hereunder of which Lender at any time has actual knowledge, but

Lender's failure to give any such notice shall in no way diminish Borrower's obligations hereunder to pay such Impositions. Lender and Borrower shall, upon reasonable request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Property as may be necessary to prepare any required returns and reports. In the event any applicable governmental authorities classify any property covered by this Agreement as personal property, Borrower shall file all personal property tax returns in such jurisdictions where it must legally so file. Each party, to the extent it possesses the same, will provide the other party, upon reasonable request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.

                  (c) Refunds. If any refund shall be due from any taxing authority in respect of any Imposition paid by Borrower, the same shall be paid over to or retained by Borrower if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Lender due to an Event of Default shall be applied to the obligations of Borrower to Lender in such order as Lender may elect in its sole discretion.

                  (d) Utility Charges. Borrower shall pay or cause to be paid prior to delinquency charges for all utilities and services, including electricity, telephone, trash disposal, gas, oil, water, sewer, communication and all other utilities used in the Property during the Term.

                  (e) Assessment Districts. Borrower shall not voluntarily consent to or agree in writing to (i) any special assessment or (ii) the inclusion of any material portion of the Property into a special assessment district or other taxing jurisdiction unless Lender shall have consented thereto, which consent shall not be unreasonably withheld or delayed, or unless Borrower agrees to pay the cost thereof prior to the Maturity Date.

                  6.3      Maintenance of the Collateral.

                  (a) Maintenance of Property. Borrower shall maintain all of the Property necessary for the operation of Borrower's business, whether now existing or hereafter acquired by Borrower, in good condition and repair, normal wear and tear excepted. Upon the loss, destruction or obsolescence of any Tangible Personal Property, Borrower shall replace such property with replacements of the same type and quality as initially in place. If any of such Tangible Personal Property is stored away from the Property, Borrower will provide Lender with proper access to the storage facility.

                  (b) Borrower's Obligations. Borrower shall provide and maintain, or cause to be provided and maintained, during the Term, all Tangible Personal Property, as well as merchandise for sale to the public, and food and beverage, as shall be necessary in order to operate the Property in compliance with (a) all applicable Legal Requirements, (b) customary practices in the golf industry, and (c) the requirements of this Agreement.

                  6.4      Use of Property.

                  (a) Use. After the Closing Date and during the Term, Borrower shall use or cause to be used the Property and the Improvements for its Primary Intended Use and shall operate the Property to maximize its long-term value. Borrower shall not use the Property or any portion thereof for any other use without the prior written consent of Lender, in Lender's absolute discretion. No use shall be made or permitted to be made of the Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Property or any part thereof, nor shall Borrower sell or otherwise provide to patrons, or permit to be kept, used or sold in or about the Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Borrower shall, at its sole cost, comply with all of the requirements pertaining to the Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Property. Lender specifically consents to the proposed reconfiguration of the existing holes adjacent to one of the driving ranges at the Innisbrook Property and the construction of condominiums, homesites or homes, all as more particularly described on Exhibit Q attached hereto. In addition, Borrower shall have the right to relocate or reconfigure or eliminate the existing Island Course driving range at the Innisbrook Property provided the same does not adversely affect the long-term value of the Innisbrook Property.

                  (b) Specific Prohibited Uses. Borrower shall not use or occupy or permit the Property to be used or occupied, nor do or permit anything to be done in or on the Property, in a manner which would (i) violate or fail to comply with any law, rule or regulation or Legal Requirement, (ii) cause structural injury to any of the Improvements or (iii) constitute a public or private nuisance or waste. Borrower shall not allow any Hazardous Material to be located in, on or under the Property, or any adjacent property, or incorporated in the Property or any improvements thereon except in compliance with applicable law (including any Environmental Laws). Borrower shall not allow the Property to be used as a landfill or a waste disposal site, or a manufacturing, distribution or disposal facility for any Hazardous Materials. Borrower shall neither suffer nor permit the Property or any portion thereof to be used in such a manner as
(i) might reasonably tend to impair Lender's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Property or any portion thereof, or (iii) is in material violation of any applicable Environmental Law.

                  (c) Membership Sales. Borrower shall not sell and/or classify or reclassify memberships, or set initiation fees or other charges which results in a reduction in the individual membership dues payable by members at the Innisbrook Property without the consent of the Lender, which consent shall not be unreasonably withheld or delayed. In addition, Borrower shall not materially increase the number of golfing memberships in any calendar year at the Innisbrook Property if such sales would diminish the long-term value of the Property.

                  (d) Grant of Easements, Etc. Borrower may, from time to time, so long as no Event of Default has occurred and is continuing, at Borrower's cost and expense: (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Property; (iii) dedicate or transfer unimproved portions of the Property for road, highway or other public purposes;
(iv) execute petitions to have the Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants and restrictions affecting the Property; and (vi) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Property), but only upon delivery to Lender of an Officer's Certificate (which Officer's Certificate, if contested by Lender, shall not be binding on Lender) stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Borrower on the Property and does not materially reduce its value or usefulness for the Primary Intended Use. Borrower shall not grant, release, dedicate or execute any of the foregoing items in this
Section 6.4(d) without obtaining Lender's prior written approval, which approval shall not be unreasonably withheld or delayed; provided no such approvals shall be required for Borrower to grant easements in the normal course of operations and which do not materially adversely affect the value of the Property.

                  (e) Borrower's  Additional Covenants as to Use. Borrower shall
(a) join the Advisory Association and cooperate in the reasonable activities of such association; and (b) at its election, engage in reasonable cross-marketing endeavors with the members of the Advisory Association.

                  6.5      Hazardous Materials.

                  (a) Remediation. If Borrower becomes aware of the presence of any Hazardous Material in a quantity sufficient to require remediation or reporting under any Environmental Law in, on or under any portion of the Property or if Borrower, Lender, or any portion of the Property becomes subject to any order of any federal, state or local agency to investigate, remove, remediate, repair, close, detoxify, decontaminate or otherwise clean up any portion of the Property, Borrower shall, at its sole expense, but subject to the last sentence of Section 6.5(b), carry out and complete any required investigation, removal, remediation, repair, closure, detoxification, decontamination or other cleanup of the Property. If Borrower fails to implement and diligently pursue any such repair, closure, detoxification, decontamination or other cleanup of the Property in a timely manner, Lender shall have the right, but not the obligation, to carry out such action and to recover its costs and expenses therefor from Borrower as Additional Charges.

                  (b) Borrower's Indemnification of Lender. Borrower shall pay, protect, indemnify, save, hold harmless and defend Lender, the Company, Affiliates of the Company and Lender (including their respective officers, directors and controlling persons), and any Lender Assignee (collectively, the "Lender Indemnitees") from and against all liabilities, obligations, claims, damages (including punitive or consequential damages), penalties, causes of action, demands, judgments, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lender or any other Lender Indemnitee or the Property by reason of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental Law) in respect of the Property howsoever arising, without regard to fault on the part of Borrower, including (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit to any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity, or (d) by reason of a breach of a representation or warranty of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement (including Section 6.5(d) and Article 12), Borrower shall not be liable, or otherwise be required to indemnify Lender or any Lender Indemnitee for any matters or events that arise after the Closing Date that are caused by a breach by Lender of the terms of this Agreement.

                  (c)  Survival  of  Indemnification   Obligations.   Borrower's
obligations and/or liability under this Section 6.5 arising during the Term shall survive any termination of this Agreement.

                  (d) Environmental Violations at Expiration or Termination of Agreement. Notwithstanding any other provision of this Agreement (except the last sentence of Section 6.5(b)), if, at a time when the Term would otherwise terminate or expire, a violation of any Environmental Law has been asserted by Lender and has not been resolved in a manner reasonably satisfactory to Lender, or has been acknowledged by Borrower to exist or has been found to exist at the Property or has been asserted by any governmental authority and Borrower's failure to have completed all action required to correct, abate or remediate such a violation of any Environmental Law materially impairs the value or leaseability of the Property upon the expiration of the Term, then, at the option of Lender, the Purchase Option shall be automatically extended with respect to the Property beyond the date of termination or expiration until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) 12 months beyond such expiration or termination date.

                  (e) Environmental Statements. Immediately upon Borrower's learning, or having reasonable cause to believe, that any Hazardous Material in a quantity sufficient to require remediation or reporting under applicable law is located in, on or under the Property or any adjacent property, Borrower shall notify Lender in writing of (a) the existence of any such Hazardous Material;
(b) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened; (c) any claim made or threatened by any Person against Borrower or the Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Material; and (d) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Material in or removed from the Property, including any complaints, notices, warnings or asserted violations in connection therewith.

                  6.6      Maintenance and Repair.

                  (a) Borrower's  Obligations.  Borrower,  at its expense,  will operate and maintain the Property in good order, repair and appearance (whether or not the need for such repairs occurs as a result of Borrower's use, any prior use, the elements or the age of the Property or any portion thereof) and in accordance with any applicable Legal Requirements, and, except as otherwise provided in Article VII, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Closing Date (concealed or otherwise). Borrower shall maintain the Property in accordance with the maintenance practices of the Property at the Closing Date and otherwise in a manner comparable to other comparable golf courses (including the related resort and conference facilities) in the vicinity of the Property. Lender may consult with the Advisory Association from time to time with respect to Borrower's compliance with its maintenance and operation obligations under this Section 6.6(a), and Lender and representatives of Advisory Association shall have the right from time to time to enter the Property for the purpose of inspecting the Property. If Lender, in consultation with the Advisory Association, determines that Borrower has failed to comply with its maintenance obligations under this Section 6.6(a), Lender shall provide written notice to Borrower setting forth a list of remedial work and/or steps to be performed by Borrower. Borrower shall promptly and diligently perform such remedial work and/or steps as recommended by Lender, provided if Borrower objects to one or more of the remedial obligations proposed by Lender, then the matter shall be submitted to the dispute resolution procedure set forth in Article XIII. Borrower will not take or omit to take any action the taking or omission of which could reasonably be expected to impair the value or the usefulness of the Property or any part thereof for its Primary Intended Use. In no event shall Borrower be deemed to be in violation of this Section 6.6(a) if Borrower has requested that Lender disburse available funds from the Capital Replacement
Reserve to cure such default by making capital repairs, improvements or replacements and Lender has not consented to such disbursement.

                  (b) Mechanic's Liens. Nothing contained in this Agreement and no action or inaction by Lender shall be construed as (i) constituting the consent or request of Lender expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Property or any part thereof; or (ii) giving Borrower any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, in either case, in such fashion as would permit the making of any claim against Lender in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lender in the Property, or any portion thereof.

                  6.7      Borrower's Right to Modify Property.

                  (a) Borrower's Right to Construct. Subject to the prior written approval of Lender in its reasonable discretion, during the Term Borrower may make alterations, additions, changes and/or improvements to the Innisbrook Property (individually, a "Borrower Improvement," and collectively, "Borrower Improvements"), provided any Borrower Improvements costing $250,000 or less shall not require the approval of Lender. Any such Borrower Improvement shall be made at Borrower's sole expense and shall not affect Lender's option to purchase the Innisbrook Property pursuant to the terms of Article XI. Unless made on an emergency basis to prevent injury to Person or property, Borrower will submit plans and specifications for any Borrower Improvements, in the form necessary for any required building permits, to Lender for Lender's prior written approval, such approval not to be unreasonably withheld or delayed and shall not be withheld so long as such alterations, additions, changes and/or improvements do not have a material adverse affect on the value of the Innisbrook Property. Borrower shall not modify any of the Additional Collateral so as to materially diminish the value thereof or materially diminish the value of the Innisbrook Property. Borrower may make alterations, additions, changes and/or improvements to the Tamarron Property without the written consent of Lender, provided that such alterations do not materially diminish the value of the Tamarron Property.

                  Upon approval by Lender:

                                    (i)  Borrower  shall   diligently  seek  all
                  governmental approvals and any other necessary private approvals (e.g., ground lessor, mortgagee, etc.) relating to the construction of any Borrower Improvement; and

                                    (ii) once Borrower  begins the  construction
                  of any Borrower Improvement, Borrower shall diligently prosecute any such Borrower Improvement to completion in accordance with applicable insurance requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Property; and

                                    (iii)  Borrower  shall not  suffer or permit
                  any mechanics' liens exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any one time to exist against the Property (and with respect to such liens will cause them to be removed of record or bonded over not less than thirty (30) days prior to any scheduled foreclosure pursuant to such lien) or suffer or permit any other claims or demands arising from the work of construction of any Borrower Improvement to be enforced against the Property or any part thereof, and Borrower agrees to hold Lender and the Property free and harmless from all liability from any such liens, claims or demands, together with all costs and expenses in connection therewith; and

                                    (iv) all work shall be  performed  in a good
                  and workmanlike manner.


                  (b) Scope of Right. Subject to Section 6.7(a), at Borrower's cost and expense, Borrower shall have the right to:

                                    (i)   seek   any   governmental   approvals,
                  including building permits, licenses, conditional use permits and any certificates of need that Borrower requires to construct any Borrower Improvement;

                                    (ii) erect upon the Property  such  Borrower
                  Improvements as Borrower deems desirable; and

                                    (iii) engage in any other lawful  activities
                  that Borrower determines are necessary or desirable for the development of the Property in accordance with its Primary Intended Use.

                  Lender shall have the right at any time and from time to time to post and maintain upon the Property such notices as may be necessary to protect Lender's interest from mechanics' liens, materialmen's liens or liens of a similar nature.

                  6.8 Lender's Right to Audit Calculation of Gross Revenue. Lender, at its own expense except as provided hereinbelow, shall have the right from time to time directly or though its accountants to audit the information set forth in the Officer's Certificate referred to in Section 2.3(d) for a period of five (5) years from receipt of such Officer's Certificate and in connection with such audits to examine Borrower's book and records with respect thereto (including supporting data, sales tax returns and Borrower's work papers). If any such audit discloses a deficiency in the payment of Participating Interest, Borrower shall forthwith pay to Lender the amount of the deficiency as finally agreed or determined, together with interest on such amount at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any audit that is commenced more than twelve (12) months after the date Gross Revenue for any Fiscal Year is reported by Borrower to Lender in the Officer's Certificate, the deficiency, if any, with respect to such Gross Revenue shall bear interest as permitted herein only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Borrower. If any such audit discloses that the Gross Revenue actually received by Borrower for any Fiscal Year exceeds the Gross Revenue reported by Borrower in the Officer's Certificate by more than two percent (2%), then Borrower shall pay all reasonable costs of such audit and examination; provided Borrower shall have the right to submit the audit determination to arbitration in accordance with the procedures set forth in
Article XIII. Lender shall also have the right to review and audit from time to time Borrower's business operations including all books, records and financial statements of Borrower. Borrower shall promptly provide to Lender copies of all such books, records, financial statements or any other documentation of Borrower's business operations reasonably requested by Lender. Lender shall keep confidential the contents of such books, records, financial statements and other documentations, provided Lender shall be permitted to disclose the foregoing to its attorneys, accountants and advisors who agree to maintain the confidentiality of such information, and shall also be permitted to disclose the foregoing as may be necessary or appropriate in any public filings of the Company or GTA, Inc. or in any litigation proceedings.

                  6.9 Annual Budget. Not later than forty-five (45) days prior to the commencement of each Fiscal Year, Borrower shall prepare and submit to Lender an operating budget (the "Operating Budget") and a capital budget (the "Capital Budget") prepared in accordance with the requirements of this Section
6.9. The Operating Budget and the Capital Budget (together, the "Annual Budget") shall be prepared in a form approved by Lender for use throughout the Term and show by quarter and for the year as a whole the following:

                  (a) Borrower's reasonable estimate of Gross Revenue and Gross Expenses itemized on schedules on a quarterly basis as approved by Lender and Borrower, together with assumptions, in narrative form, forming the basis of such schedules.

                  (b) An estimate of any amounts Lender will be requested to fund for Capital Expenditures during the next two Fiscal Years, subject to the limitations set forth in Article IX.

                  (c) A cash flow projection.

                  (d) A narrative description of any anticipated significant events, including, if requested by Lender, a narrative description of any category of operating expenses that decrease or increase by five percent (5%) or more from the prior year's expenses.

                  (e) Borrower's reasonable estimate for each Fiscal Quarter of the Participating Interest to be paid for such quarter.

Lender shall have thirty (30) days after the date on which it receives the Annual Budget to review, approve or disapprove the Annual Budget, which approval shall not be withheld so long as such Annual Budget is reasonably designed to enhance the long-term value of the Innisbrook Property. If the parties are not able to reach agreement on the Annual Budget for any Fiscal Year during Lender's thirty (30) day review period, the parties shall attempt in good faith during the subsequent thirty (30) day period to resolve any disputes, which attempts shall include, if requested by either party, at least one (1) meeting of executive- level officers of Lender and Borrower and one (1) meeting with the directors of the Advisory Association. In the event the parties are still not able to reach agreement on the Annual Budget for any particular Fiscal Year after complying with the foregoing requirements of this Section 6.9, the parties shall adopt such portions of the Operating Budget and the Capital Budget as they may have agreed upon, and any matters not agreed upon shall be referred to a dispute resolution committee composed of three (3) members of the Advisory Association unaffiliated with Borrower and two (2) members of the board of directors of the Company. Such committee shall be responsible for resolving any such disagreement and the parties agree that the determination of such dispute resolution committee shall be binding on the parties. In resolving such dispute the committee shall base its determination on whether the Annual Budget is reasonably designed to enhance the long-term value of the Innisbrook Property. Pending the results of such resolution or the earlier agreement of the parties,
(i) if the Operating Budget has not been agreed upon, the Property will be operated in a manner consistent with the prior year's Operating Budget until a new Operating Budget is adopted, and (ii) if the Capital Budget has not been agreed upon, no Capital Expenditures shall be made unless the same are set forth in a previously approved Capital Budget or are specifically required by Lender or are otherwise required to comply with Legal Requirements or Insurance Requirements. Borrower shall operate the Property in a manner reasonably consistent with the Annual Budget. For purposes of 1997, the Annual Budget and the Operating Budget shall be the Budget attached hereto as Exhibit E, provided such Budget shall be updated by Borrower and approved by Lender not later than forty-five (45) days following the Closing Date.

                  (f) During the period in which the Innisbrook Property is being managed by Westin Hotel Company pursuant to the Westin Management Agreement, the Annual Budget and the Operating Budget shall be determined in accordance with the provisions of Section 2.3 and 2.4 of the Westin Management Agreement; provided Lender and Westin Hotel Company shall enter into a separate agreement respecting their respective rights.

                  6.10     Financial Statements.

                  (a) Borrower shall utilize, or cause to be utilized, an accounting system for the Property in accordance with its usual and customary practice, and in accordance with GAAP, that will accurately record all data necessary to compute Participating Interest, and Borrower shall retain for at least five (5) years after the expiration of each Fiscal Year, reasonably adequate records conforming to such accounting system showing all data necessary to compute Participating Interest. The books of account and all other records relating to or reflecting the operation of the Property shall be kept at either the Property, Borrower's offices or Westin's offices at 2001 Sixth Avenue, Seattle, Washington 98121. Such books and records shall be available to Lender and its representatives for examination, audit, inspection and transcription.

                  (b) Borrower shall furnish to Lender within thirty (30) days of the end of each Fiscal Quarter (i) unaudited financial statements for the Fiscal Quarter and year to date, together with the same information for the comparable prior Fiscal Quarter and year to date, including the following: results of operations, a balance sheet, statements of cash flows and statement of changes in owner's equity. If Lender requests, Borrower shall provide reviewed financial statements for such Fiscal Quarter at Borrower's expense. Each quarterly report shall also include a narrative explaining any deviation in any major revenue or expense category or operating expenses (by category) of more than ten percent (10%) from the amounts set forth on the Annual Budget, together with, if appropriate a revised Annual Budget, which budget shall be subject to Lender's review and approval as provided in Section 6.9. Each quarterly report shall also forecast any projected Participating Interest payable for the following Fiscal Quarter.

                  (c) For each Fiscal Year, Borrower shall deliver to Lender within seventy-five (75) days of the end of such Fiscal Year financial statements prepared in accordance with GAAP and audited by any nationally recognized independent accounting firm licensed to practice in front of the Securities and Exchange Commission.

                  (d) If requested by Lender, Borrower will make available to Lender and the Company and their respective lenders, underwriters, counsel, accountants and advisors such additional information and financial statements with respect to Borrower and the Property as Lender may reasonably request without any additional cost to Borrower, and Borrower agrees to reasonably cooperate with Lender and the Company in effecting public or private debt or equity financings by the Lender or the Company, without any additional cost to Borrower, modifications to this Agreement or the requirement of additional collateral from Borrower.

                  6.11     Liens, Encroachments and Other Title Matters.

                  (a) Liens. Subject to the provisions of Section 6.12 relating to permitted contests, Borrower will not directly or indirectly create or allow to remain, and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Property or any attachment, levy, claim or encumbrance emanating from Borrower's actions or negligence, not including, however:

                                    (i) this Agreement and other liens permitted
                  by the Loan Documents;

                                    (ii) the matters, if any, that existed as of
                  the Closing Date, as set forth on the title policy received (and approved in its sole discretion) by Lender;

                                    (iii)   restrictions,    liens   and   other
                  encumbrances which are consented to in writing by Lender, or any easements granted pursuant to the provisions of Section 6.4(d) of this Agreement;

                                    (iv) liens for those  taxes of Lender  which
                  Borrower is not required to pay hereunder;

                                    (v) leases or licenses  permitted by Article
                  XII;

                                    (vi)  liens  for  Impositions  or  for  sums
                  resulting from noncompliance with Legal Requirements so long as such liens are in the process of being contested as permitted by Section 6.12;

                                    (vii)   liens   of   mechanics,    laborers,
                  materialmen, suppliers or vendors for sums either disputed (provided that such liens are in the process of being contested as permitted by Section 6.12) or not yet due; and

                                    (viii)  the  mortgage  lien on the  Tamarron
                  Property to secure the obligations of Golf Hosts, Inc. under the Escrow Agreement and the obligations of Borrower with respect to additional improvements which may be made in the future.


                  (b) Encroachments and Other Title Matters. Excepting any matters granted or created by Lender after the Closing Date, if any of the Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Property is subject, or the use of the Property is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other rights under a lease or reservation of any oil, gas, water or other minerals, then promptly upon request of Lender or at the behest of any person affected by any such encroachment, violation or impairment, Borrower, at its sole cost and expense (subject to its right to contest the existence of any such encroachment, violation or impairment), shall protect, indemnify, save harmless and defend Lender, the
Company and any other Lender Indemnitee from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lender or Borrower; or (ii) make such changes in the Improvements, and take such other actions, as Borrower in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Improvements for the Primary Intended Use substantially in the manner and to the extent the Improvements were operated prior to the assertion of such violation or encroachment. Borrower's obligation under this Section 6.11 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Borrower shall be entitled to a credit for any sums recovered by Lender under any such policy of title or other insurance.

                  (c) Survey. Borrower shall, promptly following the Closing Date, undertake to provide Lender with an ALTA/ACSM survey of the Innisbrook Premises with such certifications as Lender shall reasonably require.

                  6.12     Permitted Contests.

                  (a) Authorization. Borrower may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement, or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Section 6.11(a); provided, however, that nothing in this Section 6.12 shall limit the right of Lender to contest the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, or any lien, attachment, levy, encumbrance, charge or claim with respect to the Property (and Borrower shall reasonably cooperate with Lender with respect to such contest), and, further provided that:

                                    (i) in the  case  of an  unpaid  Imposition,
                  lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lender and from the Property, and neither the Property nor any income therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings;

                                    (ii) in the  case  of a  Legal  Requirement,
                  Lender would not be subject to criminal or material




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



                  civil liability for failure to comply therewith pending the outcome of such proceedings. Nothing in this Section 6.12(a)(ii), however, shall permit Borrower to delay compliance with any requirement of an Environmental Law to the extent such non-compliance poses an immediate threat of injury to any Person or to the public health or safety or of material damage to any real or personal property;

                                    (iii)  in the  case of a  Legal  Requirement
                  and/or an Imposition, lien, encumbrance or charge, Borrower shall give such reasonable security, if any, as may be demanded by Lender to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Property or the Interest by reason of such non-payment or noncompliance, provided, however, the provisions of this Section 6.12 shall not be construed to permit Borrower to contest the payment of Interest or any other sums payable by Borrower to Lender hereunder;

                                    (iv) no such contest shall  interfere in any
                  material respect with the use or occupancy of the Property;

                                    (v) in the case of an Insurance Requirement,
                  the coverage required by Article VII shall be maintained; and

                                    (vi) if such  contest  be  finally  resolved
                  against Lender or Borrower, Borrower shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.


                  (b) Indemnification of Lender. If Lender so desires, Lender shall be permitted to join as a party in any contest permitted pursuant to this
Section 6.12. Borrower shall indemnify and save Lender harmless against any liability, cost or expense of any kind that may be imposed upon Lender in connection with any such contest and any loss resulting therefrom.

                  6.13 Legal Requirements. Subject to Section 6.12 regarding permitted contests, Borrower, at its expense, shall promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Property, whether or not compliance therewith shall require structural changes in any of the Improvements or interfere with the use and enjoyment of the Property; and (b) procure, maintain and comply with all material licenses and other authorizations required for any use of the Property then being made, and for the proper erection, installation, operation and maintenance of the Property or any party thereof.

                  6.14 Actions Affecting Property. Borrower shall give Lender prompt written notice of the assertion of any claim with respect to, or the filing of any action or proceeding purporting to affect the Property, any of the Loan Documents or the rights or powers of Lender. Borrower shall appear in and contest any such action or proceeding and shall pay all costs and expenses, including cost of evidence of title and attorneys' fees, in any such action or proceeding in which Lender may appear.

                  6.15 Material Agreements. Borrower agrees not to terminate or materially modify the Master Lease or the Westin Management Agreement or any interest therein without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. Any subsequent manager of the Innisbrook Property shall be a first-class upscale hotel operator with relevant experience in the operation and management of first-class golf facilities. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Borrower shall perform all obligations and agreements under the Master Lease and the Westin Management Agreement and shall not take any action or omit to take any action which would effect or permit the termination of any of said agreements. Borrower shall promptly notify Lender in writing with respect to any default or alleged default by any party thereto and to deliver to Lender copies of all notices, demands, complaints or other communications received or given by Borrower with respect to any such default or alleged default. Lender shall have the option, but no obligation, to cure any such default and to perform any or all of Borrower's obligations thereunder. All sums expended by Lender in curing any such default shall be secured by the Loan Documents and shall be immediately due and payable without demand or notice and shall bear interest from date of expenditure at the Overdue Rate.

                  6.16 Lender Inspections. At any time that any material Capital Expenditure individually in excess of $100,000 is being incurred during the Term, during normal business hours, Borrower shall permit Lender and Lender's representatives, inspectors and consultants to enter upon the Real Property, to inspect any construction and materials to be used therein and to examine all contracts, records, plans and shop drawings which are kept at the construction site or at Borrower's offices. Lender shall keep confidential the information obtained from such inspections, provided Lender shall be permitted to disclose such information to its attorneys, accountants and advisors who agree to maintain the confidentiality of such information, and shall also be permitted to disclose such information as may be necessary or appropriate in any public filing of the Company or GTA, Inc. or in any litigation proceedings.

                  6.17 Trade Names. Borrower shall immediately notify Lender in writing of any change in the place of business of, or




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



the change in the legal, trade or fictitious business names used by, Borrower, any of its constituent general partners or Guarantor and shall, upon Lender's request, execute any additional financing statements and other certificates necessary to reflect any change in trade names or fictitious business names.

                  6.18 Officer's Certificates. At any time, and from time to time upon Borrower's receipt of not less than ten (10) days' prior written request by Lender, Borrower will furnish to Lender an Officer's Certificate certifying that:

                  (a) this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications);

                  (b) the dates to which the Interest has been paid;

                  (c) whether or not to the best knowledge of Borrower, Lender is in default in the performance of any covenant, agreement or condition contained in this Agreement and, if so, specifying each such default of which Borrower may have knowledge;

                  (d) that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signatory, threatened, against Borrower before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Borrower; and

                  (e) responding to such other questions or statements of fact as Lender shall reasonably request.

                  Borrower's failure to deliver such Officer's Certificate within such time shall constitute an acknowledgement by Borrower that this Agreement is unmodified and in full force and effect except as may be represented to the contrary by Lender, Lender is not in default in the performance of any covenant, agreement or condition contained in this Agreement and the other matters set forth in such request, if any, are true and correct. Any such Officer's Certificate furnished pursuant to this Section 6.18 may be relied upon by Lender and any prospective lender or purchaser.

                  6.19 Protective Advances. If Borrower shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Borrower's part to be performed and complied with under this Agreement, any of the other Loan Documents or any other agreement that, under the terms of this Agreement, Borrower is required to perform, then Lender, without waiving or releasing Borrower from any of its obligations hereunder, may, in its sole discretion upon ten (10) days prior written notice to Borrower (except in an emergency in which case no notice shall be required):

                  (a) make any payments hereunder or thereunder payable by Borrower and take out, pay for and maintain any of the insurance policies provided for herein; and/or

                  (b) after the expiration of any applicable grace period and subject to Borrower's rights to contest certain obligations specifically granted hereby, perform any such other acts hereunder or thereunder on the part of Borrower to be performed and enter upon the Property for such purpose; and/or

                  (c) perform any act in such manner and to such extent as Lender may deem necessary to protect the security hereof, Lender being authorized to enter upon the Property for such purpose; appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the obligations of Borrower hereunder, the security therefor or the rights or powers of Lender; pay, purchase or compromise any encumbrance, charge or lien that in the judgment of Lender is prior or superior to any mortgage granted Lender.

All sums so paid out of Lender's own funds and all reasonable out-of-pocket costs and expenses incurred and paid by Lender in connection with the performance of any such act, including, without limitation, attorneys' fees and any allocated costs of in-house counsel (provided such services are not redundant with the services of any outside counsel), together with interest on unpaid balances thereof at the Overdue Rate from the respective dates of Lender's making of each such payment, shall be added to the principal of the Note, shall be secured by the Loan Documents and by the lien of any mortgage granted Lender, prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the lien of any mortgage or security interest granted Lender and shall be payable by Borrower to Lender on demand.

                  6.20 Reporting of Original Issue Discount. Borrower agrees that it will report for purposes of calculating original issue discount interest accruing at an annual rate of 11.5% for the term of the Loan.

                                   ARTICLE VII
                                    INSURANCE

                  7.1 General Insurance Requirements. During the Term, Borrower shall at all times keep the Property, and all property located in or on the Property, including any Borrower Improvements, insured with the kinds and amounts of insurance described below. Lender and Borrower acknowledge that the Condominiums are not owned by Borrower and, except as may be set forth in the Master Lease, Borrower shall have no obligation pursuant to this Agreement or the other Loan Documents to insure and/or rebuild the Condominiums following any damage or destruction. This insurance shall be written by companies authorized to do insurance business in the State, and shall otherwise meet the requirements set forth in Section 7.5 of this Agreement. The policies must name Lender as an additional insured or loss payee, as applicable, by way of a standard form of mortgagee's loss payable endorsement. Losses shall be payable to Lender and/or Borrower as provided in this Article VII. In addition, the policies shall name as a loss payee any Lender Assignee by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment in excess of $250,000 shall require the written consent of Lender, Borrower, and each Lender Assignee, if any. Evidence of insurance shall be deposited with Lender and, if requested, with any Lender Assignee(s). The policies on the Property, including the Improvements, Fixtures, Tangible and Intangible Personal Property and any Borrower Improvements, shall insure against the following risks:

                  (a) All Risk. Loss or damage by all risks or perils including, but not limited to, fire, vandalism, malicious mischief and extended coverages, including sprinkler leakage, in an amount not less than 100% of the then Full Replacement Cost thereof covering all structures built on the Property and all Tangible Personal Property; and further provided the Tangible Personal Property may be insured at its fair market value.

                  (b) Liability. Claims for personal injury or property damage under a policy of comprehensive general public liability insurance with amounts not less than five million dollars ($5,000,000) per occurrence and in the aggregate.

                  (c) Flood. Flood insurance (when the Property is located in whole or in material part a designated flood plain area) in an amount similar to the amount insured by comparable golf course properties in the area. Notwithstanding the foregoing, Borrower shall not be required to participate in the National Flood Insurance Program or otherwise obtain flood insurance to the extent not available at commercially reasonable rates; provided Borrower shall give Lender written notice thereof prior to cancelling or not obtaining any flood insurance. Borrower may opt to insure the structures only, and not the Land, subject to the approval of Lender, in Lender's reasonable discretion.

                  (d) Worker's Compensation. Adequate worker's compensation insurance coverage for all Persons employed by Borrower on the Property in accordance with the requirements of applicable federal, state and local laws. Borrower shall have the option to self-insure up to five thousand dollars ($5,000) of the amount of insurance required in the event State law permits such self-insurance, subject to the approval of Lender, in Lender's sole and absolute discretion.

                  7.2 Other Insurance. Such other insurance on or in connection with any of the Property as Lender or any Lender Assignee may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size and use to the Property and located in the geographic area where the Property is located.

                  7.3 Replacement Cost. In the event either party believes that the Full Replacement Cost of the insured property has increased or decreased at any time during the Term, it shall have the right to have such Full Replacement Cost redetermined by the Impartial Appraiser. The party desiring to have the Full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such Impartial Appraiser, give written notice thereof to the other party hereto. The determination of such Impartial Appraiser shall be final and binding on the parties hereto, and Borrower shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Section 7.3, as the case may be, to the amount so determined by the Impartial Appraiser. Each party shall pay one-half of the fee, if any, of the Impartial Appraiser.

                  7.4 Waiver of Subrogation. All insurance policies carried by either party covering the Property including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party (including any Lender Assignee). The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

                  7.5 Form Satisfactory, Etc. All of the policies of insurance referred to in this Article VII shall be written in a form reasonably satisfactory to Lender and by insurance companies rated not less than B+, XI by A.M. Best's Insurance Guide. Borrower shall pay all premiums for the policies of insurance referred to in Sections 7.1 and 7.2 and shall deliver certificates thereof to Lender prior to their effective date (and with respect to any renewal policy, at least ten (10) days prior to the expiration of the existing policy). In the event Borrower fails to satisfy its obligations under this Article VII, Lender shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Lender upon written demand as Additional Charges. Each insurer issuing policies pursuant to this Article VII shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lender, that it will give to Lender thirty (30) days' written notice before the policy or policies in question shall be altered, allowed to expire or cancelled. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Lender or Borrower which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Property for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any Lender Assignee pursuant to any provision of a mortgage, note, assignment or other document evidencing or securing a loan upon the happening of an event of default therein or (iv) any change in title to or ownership of the Property.

                  7.6 Change in Limits. In the event that Lender shall at any time reasonably determine on the basis of prudent industry practice that the liability insurance carried by Borrower pursuant to Sections 7.1 and 7.2 is either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried; and such insurance shall thereafter be carried with the limits thus agreed on until further changed pursuant to the provisions of this Article VII; provided, however, that the deductibles for such insurance or the amount of such insurance which is self-retained by Borrower shall be as reasonably determined by Borrower so long as Borrower can reasonably demonstrate its ability to satisfy such deductible or amount of such self-retained insurance.

                  7.7 Blanket Policy. Notwithstanding anything to the contrary contained in this Article VII, Borrower's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Borrower; provided, however, that the coverage afforded Lender will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Agreement by reason of the use of such blanket policy of insurance, and provided further that the requirements of this
Article VII are otherwise satisfied. The amount of this total insurance allocated to each of the Innisbrook Facility and the Tamarron Facility, which amount shall be not less than the amounts required pursuant to Sections 7.1 and 7.2, shall be specified either (i) in each such "blanket" or umbrella policy or
(ii) in a written statement, which Borrower shall deliver to Lender and Lender Assignee, from the insurer thereunder. A certificate of each such "blanket" or umbrella policy shall promptly be delivered to Lender and Lender Assignee.

                  7.8 Insurance Proceeds. All proceeds of insurance payable by reason of any loss or damage to the Property, or any portion thereof, and insured under any policy of insurance required by this Article VII shall (i) if greater than $250,000, be paid to Lender and held by Lender and (ii) if less than such amount, be paid to Borrower and held by Borrower. All such proceeds shall be held in trust and deposited in an interest bearing account and shall be made available, together with any interest, for reconstruction or repair, as the case may be, of any damage to or destruction of the Property, or any portion thereof.

                  7.9 Disbursement of Proceeds. Any proceeds held by Lender or Borrower shall be paid out by Lender or Borrower from time to time for the reasonable costs of such reconstruction or repair; provided, however, that Lender shall disburse proceeds subject to the following requirements:

                  (a) prior to commencement of restoration, (i) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Lender, which approval shall not be unreasonably withheld or delayed and (ii) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

                  (b) Borrower shall have obtained and delivered to Lender copies of all necessary governmental and private approvals necessary to complete the reconstruction or repair, including building permits, licenses, conditional use permits and certificates of need;

                  (c) at the time of any disbursement, subject to Section 6.12, no mechanics' or materialmen's liens shall have been filed against any of the Property and remain undischarged, unless a satisfactory bond shall have been posted in accordance with the laws of the State;

                  (d) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (i) satisfactory evidence of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications,
(ii) waivers of liens,  (iii) a satisfactory  bring down of title  insurance and
(iv) other evidence of cost and payment so that Lender and Lender Assignee can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                  (e) each request for disbursement shall be accompanied by a certificate of Borrower, signed by a senior member or officer of Borrower, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Borrower has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Agreement; and

                  (f) to the extent actually held by Lender and not a Lender Assignee, (1) the proceeds shall be held in a separate account and shall not be commingled with Lender's other funds, and (2) interest shall accrue on funds so held at the money market rate of interest and such interest shall constitute part of the proceeds.

                  7.10 Excess Proceeds, Deficiency of Proceeds. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Property (or in the event neither Lender nor Borrower is required to or elects to repair and restore) shall be paid to Borrower. All salvage resulting from any risk covered by insurance shall belong to Borrower.

                  If the costs of restoration or reconstruction exceeds the amount of proceeds received by Lender or Borrower from insurance, Borrower shall pay for such excess cost of restoration or reconstruction, except that Borrower shall be entitled to withdraw from the Capital Replacement Fund an amount necessary to cover some or all of such excess subject; provided any amount so withdrawn must be restored by Borrower to the Capital Replacement Fund within two (2) years of such withdrawal.

                  7.11     Reconstruction Covered by Insurance.

                  (a) Destruction Rendering Property Unsuitable for its Primary Use. If during the term the Property is totally or partially destroyed from a risk covered by the insurance described in Article VII and the Property thereby is rendered Unsuitable For Its Primary Intended Use, Borrower shall, at its election, either (i) diligently restore the Property to substantially the same condition as existed immediately before the damage or destruction, or (ii) prepay the Loans.

                  (b) Destruction Not Rendering Property Unsuitable for its Primary Use. If during the term, the Property is totally or partially destroyed from a risk covered by the insurance described in Article VII, but the Property is not thereby rendered Unsuitable For Its Primary Intended Use, Borrower shall diligently restore the Property to substantially the same condition as existed immediately before the damage or destruction; provided, however, Borrower shall not be required to restore certain Tangible Personal Property and/or any Borrower Improvements if failure to do so does not adversely affect the amount of Interest payable hereunder or the Primary Intended Use in substantially the same manner immediately prior to such damage or destruction. Such damage or destruction shall not terminate this Agreement; provided further, however, if Borrower cannot within eighteen (18) months obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so in order to be able to perform all required repair and restoration work and to operate the Property for its Primary Intended Use in substantially the same manner immediately prior to such damage or destruction, Borrower may prepay the Loans.

                  7.12 Reconstruction Not Covered by Insurance. If during the Term, the Property is totally or materially destroyed from a risk not covered by the insurance described in Article VII, whether or not such damage or destruction renders the

Property Unsuitable For Its Primary Intended Use, Borrower shall restore the Property to substantially the same condition as existed immediately before the damage or destruction. Borrower shall have the right to use proceeds from the Capital Replacement Fund to perform such work, subject to the conditions set forth in Article IX hereof.

                  7.13 No Abatement of Obligations. This Agreement shall remain in full force and effect and Borrower's obligation to make interest payments and to pay all other charges required by this Agreement shall remain unabated during the period required for repair and restoration.

                  7.14 Damage Near End of Term. Notwithstanding any other provision to the contrary in this Article VII, if damage to or destruction of the Property occurs during the last twenty-four (24) months of the Term, and if such damage or destruction cannot reasonably be expected by Lender to be fully repaired or restored prior to the date that is twelve (12) months prior to the end of the Term, then either Lender or Borrower shall have the right to accelerate the Maturity Date on thirty (30) days' prior notice to the other by giving notice thereof within sixty (60) days after the date of such damage or destruction. Upon any such termination, Lender shall be entitled to retain all insurance proceeds, grossed up by Borrower to account for the deductible or any self-insured retention. If Lender shall give Borrower a notice under this
Section 7.14 that it seeks to terminate this Agreement at a time prior to the end of the Term, then such termination notice shall be of no effect if Borrower shall so notify Lender within thirty (30) days.

                                  ARTICLE VIII
                                  CONDEMNATION

                  8.1 Total Taking. If at any time during the Term the Innisbrook Premises are totally and permanently taken by Condemnation, this Agreement shall terminate on the Date of Taking and Borrower shall promptly pay all outstanding Interest, principal and other charges through the date of termination. Lender shall be entitled to immediately exercise its purchase option pursuant to Article XI, with the exercise of such option deemed to have taken place immediately prior to the effectiveness of any such condemnation action. If at any time during the Term and prior to the Release Date the Tamarron Premises are totally and permanently taken by Condemnation, this Agreement shall continue in full force and effect, and Lender shall be entitled to the first $250,000 of proceeds therefrom together with any additional amounts payable to Borrower after repayment of the Permitted Exceptions with respect to the Tamarron Premises, which amount Lender shall hold as Additional Collateral in accordance with the terms hereof. Amounts so held as Additional Collateral pursuant to this Section 8.1 from time to time shall be deemed to accrue interest at a money market rate as reasonably determined




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



by Lender and such interest shall be credited to such cash collateral account.

                  8.2 Partial Taking. If a portion of the Property is taken by Condemnation, this Agreement shall remain in effect if the Innisbrook Property is not thereby rendered Unsuitable For Its Primary Intended Use, but if the Innisbrook Property is thereby rendered Unsuitable For Its Primary Intended Use, this Agreement shall terminate on the Date of Taking.

                  8.3 Restoration. If there is a partial taking of the Property and this Agreement remains in full force and effect pursuant to Section 8.2, Borrower at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the Award payable to Borrower, as provided herein. If the partial taking affects the Tamarron Property, and restoration is not feasible, the proceeds of the applicable Award shall be treated as cash collateral in accordance with the terms set forth in Section 8.1.

                  8.4 Award-Distribution. The entire Award shall belong to and be paid to Lender, except that, subject to the rights of the Lender Assignee, Borrower shall be entitled, in the event that Borrower restores the Property, to receive from the Award disbursements in the same manner as the disbursement of insurance proceeds pursuant to Section 7.9. Borrower shall also be entitled to disbursement from any Award, if and to the extent such Award specifically includes such item, a sum attributable to the value of the loss of Borrower's business during the remaining term, less the amount of any such value in which Lender would have participated pursuant to the terms of this Agreement.

                  8.5 Temporary Taking. The taking of the Property, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period, which shall be a temporary taking, all the provisions of this Agreement shall remain in full force and effect. In the event of any such temporary taking, the entire amount of any such Award made for such temporary taking allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Borrower.





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



                                   ARTICLE IX
                            CAPITAL REPLACEMENT FUND

                  9.1 Capital Replacement Fund. Borrower shall be obligated to pay to Lender, and Lender shall be obligated to accrue, the Capital Replacement Reserve. Amounts in the Capital Replacement Fund shall be and remain the property of Borrower, shall be subject to the rights of Lender as herein provided, and shall be additional security for Borrower's obligations hereunder. The Capital Replacement Reserve shall be paid to Lender by Borrower on the last day of each Fiscal Quarter of Borrower. Amounts in the Capital Replacement Fund from time to time shall be deemed to accrue interest at a money market rate as reasonably determined by Lender and such interest shall be credited to the Capital Replacement Fund. Upon the written request by Borrower to Lender stating the specific use to be made and subject to the reasonable approval of Lender, the Capital Replacement Fund shall be made available to Borrower for Capital Expenditures. Borrower shall have no rights with respect to any amounts in the Capital Replacement Fund except as provided herein. Subject to Lender's approval of the Capital Expenditures (which approval shall not be unreasonably withheld and which shall be granted provided such improvements are reasonably expected to increase the long-term value of the Property), Lender shall make available to Borrower amounts from the Capital Replacement Fund under the following conditions:



                  (a) No Event of Default exists and is continuing;

                  (b) Borrower presents paid qualifying receipts or invoices;

                  (c) Such expenditures are included in the Capital Budget submitted to and approved by Lender in accordance with Section 6.9 or will enhance the long-term value of the Property; and

                  (d) If from time to time Borrower shall expend monies beyond the balance in the Capital Replacement Fund, then Borrower shall be afforded the opportunity to present such paid invoices for reimbursement at later dates when the Borrower's reserve balance shall be replenished to a level that can support such expenditure.

                  9.2 Capital Replacement Fund to Be Held Pursuant to the Terms of the Westin Management Agreement. During the period Westin Hotel Company is managing the Innisbrook Property pursuant to the Westin Management Agreement, the Capital Replacement Fund shall be held by Westin Hotel Company pursuant to the terms of the Westin Management Agreement; provided Lender and Westin Hotel Company shall enter into a separate agreement respecting their respective rights.





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



                                    ARTICLE X
                         EVENTS OF DEFAULT AND REMEDIES

                  10.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") shall occur:

                  (a) if Borrower shall fail to make payment of the Interest payable by Borrower under this Agreement when the same becomes due and payable and such failure is not cured by Borrower within a period of ten (10) days after receipt by Borrower of notice thereof from Lender; provided, however, Borrower is only entitled to three (3) such notices per twelve (12) month period and that such notice shall be in lieu of and not in addition to any notice required under applicable law;

                  (b) if Borrower shall fail to observe or perform any material term, covenant or condition of this Agreement and such failure is not cured by Borrower within a period of thirty (30) days after receipt by Borrower of notice thereof from Lender, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Borrower proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof as soon as reasonably practicable following receipt of notice from Lender of the default; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law; provided further, however, that the cure period shall not extend beyond thirty (30) days as otherwise provided by this Section 10.1(b) if the facts or circumstances giving rise to the default are creating a further harm to Lender or the Property and Lender makes a good faith determination that Borrower is not undertaking remedial steps that Lender would cause to be taken if this Agreement were then to terminate;

                  (c) if Borrower shall:

                                    (i) admit in writing  its  inability  to pay
                  its debts as they become due,

                                    (ii)      file a petition in bankruptcy or a
                  petition to take advantage of any insolvency act,

                                    (iii) make an assignment  for the benefit of
                  its creditors,

                                    (iv)  be  unable  to pay its  debts  as they
                  mature,

                                    (v) consent to the appointment of a receiver
                  of itself or of the whole or any substantial part of its property, or





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



                                    (vi)  file  a  petition  or  answer  seeking
                  reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;


                  (d) if Borrower shall, on a petition in bankruptcy filed against it, be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Borrower, a receiver of Borrower or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Borrower under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

                  (e) if Borrower shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution;

                  (f) if the estate or interest of Borrower in the Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged or bonded within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Borrower of notice thereof from Lender (unless Borrower shall be contesting such lien or attachment in accordance with Section 6.12); provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

                  (g) if, except as a result of damage, destruction or a partial or complete Condemnation Borrower voluntarily ceases operations on the Property;

                  (h) any representation or warranty made by Borrower herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect and the same has not been cured or remedied within a period of thirty (30) days after receipt by Borrower of notice thereof from Lender; or

                  (i) an "Event of Default" (as defined in any lease or loan) by any Affiliate of Borrower in any other lease or loan by and between such party and Lender or any Affiliate of Lender, or an "Event of Default" under the Pledge Agreement;

                  THEN, Borrower shall be declared to have breached this Agreement. Lender may accelerate Borrower's obligations hereunder by giving Borrower not less than ten (10) days' notice (or no notice for clauses (c), (d), (e), (f) and (g)) of such termination and upon the expiration of the time fixed in such notice, all amounts due and payable hereunder or under any of the Loan Documents shall become immediately due and payable and all




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



rights of Borrower under this Agreement shall cease. Lender shall have all rights at law and in equity available to Lender and to secured lenders generally as a result of Borrower's breach of this Agreement.

                  10.2 Payment of Costs. Borrower shall, to the extent permitted by law, pay as Additional Charges all costs and expenses incurred by or on behalf of Lender, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

                  10.3 Appointment of Receiver. Upon the occurrence of an Event of Default, and upon filing of a suit or other commencement of judicial proceedings to enforce the rights of Lender hereunder, Lender shall be entitled, as a matter or right, to the appointment of a receiver or receivers acceptable to Lender of the Property and of the revenues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

                  10.4  Waiver.  If this  Agreement  is  terminated  pursuant to
Section 10.1, Borrower waives, to the extent permitted by applicable law (a) any right of redemption, re-entry or repossession.

                  10.5 Prepayment Premium.  Upon acceleration of the obligations of Borrower hereunder, whether before or after an Event of Default, then in addition to payment of all other amounts due and owing under this Agreement or the other Loan Documents, Borrower shall pay to Lender, as prepayment consideration, an amount equal to the greater of (a) ten (10%) percent of the outstanding Loan balance, or (b) the present value of a series of payments each equal to the Payment Differential payable on each monthly payment date over the balance of the term of the Note discounted at the Reinvestment Yield. Notwithstanding the foregoing, no prepayment premium shall be due and owing upon the repayment of the Loan as a result of a prepayment in accordance with Article VII or Article VIII.

                  10.6 Application of Funds. Any payments received by Lender under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and such payment is made to Lender rather than Borrower due to the existence of an Event of Default) shall be applied to Borrower's obligations in the order which Lender may determine or as may be prescribed by the laws of the State.

                                   ARTICLE XI
                                 PURCHASE OPTION

                  Upon the expiration or sooner termination of this Agreement for any purpose whatsoever (including in the event of an Event of Default and the exercise by Lender of its remedies under the Loan Documents), and without limiting any other rights




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



or remedies available to Lender hereunder, Lender shall have the right to acquire the Innisbrook Property from Borrower (the "Purchase Option") for either of the following forms of consideration:

                  (a) The payment by Lender to Borrower, in cash, of the Fair Market Value of the Innisbrook Property on the date of exercise of the Purchase Option (subject to Borrower's obligation to pay the outstanding principal amount of the Loan and accrued interest, together with any other payments due and owing under this Agreement or the Loan Documents, including the Additional Interest Amount); or

                  (b) Cancellation of the outstanding principal balance of the Loan, including any obligation to pay the Additional Interest Amount, and the issuance by Lender to Borrower of the Purchase Price/Lender's Shares (as increased by any stock splits or stock dividends issued by GTA Inc. during the term of this Agreement and adjusted for any successor entity to GTA by way of merger or otherwise based on the exchange rate at the time of such merger).

Upon notice of exercise by Lender of the Purchase Option, Borrower shall execute a special warranty deed, bill of sale, and such other documents and instruments as Lender reasonably requires, and shall take all other actions reasonably necessary or desirable to convey good and marketable title to the Innisbrook Property to Lender, subject only to Permitted Exceptions. Borrower shall not remove any Tangible Personal Property from the Property upon termination of the Agreement and any amounts remaining in the Capital Replacement Reserve shall be paid over to Lender. Borrower shall pay for an owner's title insurance policy for Lender, in customary form, and shall pay for all transfer and recording taxes applicable to such purchase and sale. The purchase option granted to Lender herein shall be memorialized and recorded in the Deed of Trust. Upon consummation of Lender's option to purchase the Innisbrook Property pursuant to this Article XI, Borrower shall vacate and surrender the Innisbrook Property to Lender in the condition in which the Innisbrook Property was in on the Closing Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement and except for ordinary wear and tear (subject to the obligation of Borrower to maintain the Property in good order and repair during the Term). Lender shall cooperate with Borrower to minimize any adverse tax impact to Borrower upon Lender's exercise of the Purchase Option, including, without limitation, the purchase of the stock of the entity owning the Innisbrook Property; provided such cooperation shall be at no additional cost to Lender, shall not result in Lender having a different tax basis in the Innisbrook Property, shall not subject Lender to additional liabilities, nor delay the conveyance of the Innisbrook Property to Lender.





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



                                   ARTICLE XII
                          SALE, LEASING AND ASSIGNMENT

                  12.1 Prohibition Against Sale. Borrower shall not, without the prior written consent of Lender, which consent Lender may withhold in its reasonable discretion, sell, assign, or otherwise transfer (except to an Affiliate of Borrower or a Permitted Assignee) the Property or any interest therein, whether voluntarily, involuntarily or by operation of law. For purposes of this Article 12, a Change in Control of the Borrower shall constitute a sale of the Property. In no event shall Borrower be permitted to place junior encumbrances on all or any part of the Innisbrook Property, except to the extent specially permitted by Section 2.11(c).

                  12.2     Leases.

                  (a) Permitted Leases. In no event shall Borrower lease all or any portion of the Property in a manner which is inconsistent with Borrower's obligation to enhance the long-term value of the Property, nor shall Lender withhold its consent to any assignment or sublease of the Property which is consistent with such obligation. Lender hereby approves all existing leases and licenses on the Property which are set forth in Schedule 6.9 of the Stock Purchase and Merger Agreement. Borrower's proposed lease or any of the following transfers shall require Lender's prior written consent, which consent Lender may withhold in its reasonable discretion provided Lender determines that such lease or transfer is inconsistent with Borrower's obligation to enhance the long-term value of the Property:

                                    (i)  lease  or  license   to  operate   golf
                  courses;

                                    (ii)  lease  or  license  to  operate   golf
                  professionals' shops;

                                    (iii)  lease  or  license  to  operate  golf
                  driving ranges;

                                    (iv) lease or  license to operate  hotel and
                  conference facilities; and

                                    (v) lease or license  to  operate  any other
                  portions (but not the entirety) of the Property customarily associated with or incidental to the operation of the golf course which provide for an annual lease or license payment of in excess of $25,000 (which amount shall be increased by increases in the CPI from the Commencement Date).


                  (b) Terms of Leases. Each lease with respect to the Property shall be subject and subordinate to the lien of the Lender in the Property. No lease made as permitted by this




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



Section 12.2 shall affect or reduce any of the obligations of Borrower hereunder, and all such obligations shall continue in full force and effect as if no lease had been made. No lease shall impose any additional obligations on Lender under this Agreement.

                  (c) Copies. Borrower shall, not less than sixty (60) days prior to any proposed assignment or lease, deliver to Lender written notice of its intent to assign or lease, which notice shall identify the intended assignee or sublessee by name and address, shall specify the effective date of the intended assignment or lease, and shall be accompanied by an exact copy of the proposed assignment or lease. Borrower shall provide Lender with such additional information or documents reasonably requested by Lender with respect to the proposed transaction and the proposed assignee or subtenant, and an opportunity to meet and interview the proposed assignee or subtenant, if requested.

                  (d) Assignment of Rights in Leases. As security for performance of its obligations under this Agreement, Borrower hereby grants, conveys and assigns to Lender all right, title and interest of Borrower in and to all leases now in existence or hereinafter entered into for any or all of the Property, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Lender hereby grants to Borrower a license to collect and enjoy all rents and other sums of money payable under any lease of any of the Property; provided, however, that Lender shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Borrower and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Borrower shall not (i) consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the leases or the termination thereof, without the prior written approval of Lender nor (ii) accept any rents (other than customary security deposits) more than ninety (90) days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the leases.

                  (e) Licenses, Etc. For purposes of this Section 12.2, leases shall be deemed to include any licenses, concession arrangements, management contracts (except to an Affiliate of the Lessee) or other arrangements relating to the possession or use of all or any part of the Property.

                  12.3 Transfers. No assignment or lease shall in any way impair the continuing primary liability of Borrower hereunder, as a principal and not as a surety or guarantor, and no consent to any assignment or lease in a particular instance shall be deemed to be a waiver of the prohibition set forth in Section 12.1. Any assignment or other transfer of all or any portion of Borrower's interest in the Property in contravention




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



of the terms of this Agreement shall be voidable at Lender's option. Anything in this Agreement to the contrary notwithstanding, Borrower shall not lease all or any portion of the Property which is inconsistent with Borrower's obligation to maximize the long-term value of the Property, nor shall Lender withhold its consent to any assignment or sublease of the Property which is consistent with such obligation.

                  12.4 REIT Limitations. Anything contained in this Agreement to the contrary notwithstanding, Borrower shall not (i) lease or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) lease or assign the Property or this Agreement to any person that Lender owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code), a 10% or greater interest; or (iii) lease or assign the Property or this Agreement in any other manner or otherwise derive any income which could cause any portion of the amounts received by Lender pursuant to this Agreement or any lease to fail to qualify as "interest on obligations secured by mortgages on real property, or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code, or which could cause any other income received by Lender to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 12.4 shall likewise apply to any further subleasing by any subtenant.

                  12.5 Management Agreement. Borrower shall not enter into any management agreement that provides for the management and operation of the Innisbrook Property by an unaffiliated third party without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower agrees not to terminate or materially modify the Master Lease - Innisbrook or the Westin Management Agreement or any interest therein without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. Any subsequent manager of the Innisbrook Property shall be a first-class upscale hotel operator with relevant experience in the operation and management of first-class golf facilities.

                                  ARTICLE XIII
                                   ARBITRATION

                  13.1 Arbitration. In each case specified in this Agreement in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Section 13.1. The party desiring such arbitration shall give notice to that effect to the other party, and an arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within thirty (30) days of such notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who




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



have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

                  13.2  Arbitration  Procedures.  In any  arbitration  commenced pursuant to Section 13.1 a single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties and shall not be subject to further review or appeal except as otherwise allowed by applicable law. Upon the failure of either party (the "noncomplying party") to comply with his decision, the arbitrator shall be empowered, at the request of the other party, to order such compliance by the non-complying party and to supervise or arrange for the supervision of the non-complying party. To the maximum extent practicable, the arbitrator and the parties, and the AAA if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days of the filing of such dispute. The fees and expenses of the arbitrator shall be shared equally by Lender and Borrower except as otherwise specified above in this Section 13.2. Unless otherwise agreed in writing by the parties or required by the arbitrator or AAA, if applicable, arbitration proceedings hereunder shall be conducted in the State. Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position and the arbitrator shall have access to and right to examine all books and records of Lender and Borrower regarding the Property during the arbitration.

                                   ARTICLE XIV
           LENDER'S RIGHT TO PLEDGE THE NOTES; BORROWER'S AND LENDER'S
                              RIGHT OF FIRST OFFER

                  14.1 Lender May Grant Liens. Without the consent of Borrower, Lender may, from time to time, directly or indirectly, create or otherwise cause to exist any lien on, or assignment of, its interest in the Loan, the Notes, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing (the holder of any such assignment or lien, a "Lender Assignee"). Upon Lender's reasonable request, Borrower shall provide written acknowledgement of any such assignment to any Lender Assignee. Following the Closing Date, Lender intends to assign its interest in the Loan and the Notes to NationsBank, N.A. as agent. In connection therewith, Borrower agrees to provide to NationsBank, N.A., as agent, a Phase I Environmental Report Certified to NationsBank, N.A., as agent, in conformity with the reasonable requirements of NationsBank, N.A. Borrower shall pay the first $10,000 of the cost thereof and any amounts in excess thereof shall be paid equally by Borrower and Lender.

                  14.2 Borrower's Right of First Offer to Purchase. Except for assignments permitted or contemplated by Section 14.1, including conveyances by any lender following the exercise of any remedies it may have, and excluding any financing transactions




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



wherein Lender retains any interest in a Note, if Lender intends to sell a Note, and provided no Event of Default then exists, Borrower shall have a right of first offer to purchase a Note ("Borrower's Right of First Offer to Purchase") on the terms and conditions at which Lender proposes to sell the Note to an unaffiliated third party. Lender shall give Borrower written notice of its intent to sell and shall indicate the terms and conditions (including the sale price) upon which Lender intends to sell such Note to a third party. Borrower shall thereafter have sixty (60) days to elect in writing to purchase such Note on the terms and conditions set forth in the notice provided by Lender to Borrower. If Borrower does not elect to purchase such Note, then Lender shall be free to sell the Note to a third party for a period of two hundred seventy (270) days. However, if the price at which Lender intends to sell the Note to a third party is less than 95% of the price set forth in the notice provided by Lender to Borrower or otherwise are on terms which are materially more favorable than the terms and conditions set forth in the notice, then Lender shall again offer Borrower the right to acquire the Note upon the same terms and conditions, provided that Borrower shall have only thirty (30) days thereafter to complete the acquisition at such price, terms and conditions.

                  14.3 Lender's Right of First Offer to Purchase. If Borrower intends to sell the Innisbrook Property, Borrower shall have a right of first offer to purchase the Innisbrook Property ("Lender's Right of First Offer to Purchase") on the terms and conditions at which Borrower proposes to sell the Innisbrook Property to an unaffiliated third party. Borrower shall give Lender written notice of its intent to sell and shall indicate the terms and conditions (including the sale price) upon which Borrower intends to sell the Innisbrook Property to a third party. Lender shall thereafter have sixty (60) days to elect in writing to purchase the Innisbrook Property on the terms and conditions set forth in the notice provided by Borrower to Lender. If Lender does not elect to purchase the Innisbrook Property, then Borrower shall be free to sell the Innisbrook Property to a third party for a period of two hundred seventy (270) days. However, if the price at which Borrower intends to sell the Innisbrook Property to a third party is less than 95% of the price set forth in the notice provided by Borrower to Lender or otherwise are on terms which are materially more favorable than the terms and conditions set forth in the notice, then Borrower shall again offer Lender the right to acquire the Innisbrook Property upon the same terms and conditions, provided that Lender shall have only thirty (30) days thereafter to complete the acquisition at such price, terms and conditions.

                                   ARTICLE XV
                                 INDEMNIFICATION

                  15.1 Borrower's Indemnification of Lender. Except as otherwise provided in Section 6.5(b) and notwithstanding the existence of any insurance provided for in Article VII, and




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without  regard  to the  policy  limits  of any such  insurance,  Borrower  will protect, indemnify, save harmless and defend any Lender Indemnitee from and against all liabilities, obligations, claims, actual damages (but excluding
consequential  damages),   penalties,  causes  of  action,  costs  and  expenses
(including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against any Lender Indemnitee by reason of:

                  (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Property or adjoining property, including, but not limited to, any accident, injury to or death of Person or loss of or damage to property resulting from golf balls, golf clubs, golf shoes, lawn mowers or other equipment, pesticides, fertilizers or other substances, golf carts, tractors or other motorized vehicles present on or adjacent to the Property;

                  (b) any use, misuse, non-use, condition, maintenance or repair of the Property;

                  (c) any Impositions (which are the obligations of Borrower to pay pursuant to the applicable provisions of this Agreement);

                  (d) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement;

                  (e) any so-called "dram shop" liability associated with the sale and/or consumption of alcohol at the Property;

                  (f) the non-performance of any of the terms and provisions of any and all existing and future leases of the Property to be performed by the landlord (Borrower) thereunder;

                  (g) the negligence or alleged negligence of Lender with respect to the Property;

                  (h) any liability Lender may incur or suffer as a result of any permitted contest by Borrower pursuant to Section 6.12;

                  (i) any other loss, damage or liability to any Lender Indemnitee arising out of this Agreement or in connection herewith, unless such suit, claim or damage is caused by the gross negligence or willful misconduct of such Lender Indemnitee.

                  15.2 Lender's Indemnification of Borrower. Lender shall protect, indemnify, save harmless and defend Borrower from and against all liabilities, obligations, claims, actual or consequential damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses)




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imposed upon or incurred by or asserted against Borrower as a result of Lender's gross negligence or willful misconduct.

                  15.3 Mechanics of Indemnification. As soon as reasonably practicable after receipt by the indemnified party of notice of any liability or claim incurred by or asserted against the indemnified party that is subject to indemnification under this Article XV, the indemnified party shall give notice thereof to the indemnifying party. The indemnified party may at its option demand indemnity under this Article XV as soon as a claim has been threatened by a third party, regardless of whether an actual loss has been suffered, so long as the indemnified party shall in good faith determine that such claim is not frivolous and that the indemnified party may be liable for, or otherwise incur, a loss as a result thereof and shall give notice of such determination to the indemnifying party. The indemnified party shall permit the indemnifying party, at its option and expense, to assume the defense of any such claim by counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party, and to settle or otherwise dispose of the same; provided, however, that the indemnified party may at all times participate in such defense at its expense, and provided further, however, that the indemnifying party shall not, in defense of any such claim, except with the prior written consent of the indemnified party, consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the indemnified party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the indemnifying party. If the indemnifying party shall fail to undertake such defense within thirty (30) days after such notice, or within such shorter time as may be reasonable under the circumstances, then the indemnified party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the indemnifying party.

                  15.4  Survival  of  Indemnification   Obligations;   Available
Insurance Proceeds. Borrower's or Lender's liability for a breach of the provisions of this Article XV arising during the term hereof shall survive any termination of this Agreement. Notwithstanding anything herein to the contrary, each party agrees to look first to the available proceeds from any insurance it carries in connection with the Property prior to seeking indemnification or otherwise seeking to recover any amounts to compensate a party for its damages and then to seek indemnification only to the extent of any loss not covered by their available insurance proceeds.





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



                                   ARTICLE XVI
                                  MISCELLANEOUS

                  16.1 Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as set forth below:


If to Lender:

Golf Trust of America, L.P.
14 North Adger's Wharf
Charleston, South Carolina  29401
Tel.:  (803) 723-4653
Fax:   (803) 723-0479
Attn:  W. Bradley Blair, II


Copy to:

O'Melveny & Myers LLP
Embarcadero Center West
275 Battery Street
San Francisco, California  94111
Attn: Peter T. Healy, Esq.
Tel.: (415) 984-8833
Fax: (415) 984-8701


If to the Borrower:

Mr. Merrick R. Kleeman
Starwood Capital Group, L.P.
Three Pickwick Plaza, Ste. 250
Greenwich, Connecticut  06830
Tel.: 203-861-2100
Fax: 203-861-2101


Copy to:

James B. Carlson, Esq.
Mayer, Brown & Platt
1675 Broadway, Suite 1900
New York, New York  10019
Tel.: 212-506-2515
Fax: 212-262-1910


                  16.2 Authority to File Notices. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower's cost and expense




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and in  Borrower's  name,  any notices of  completion,  notices of  cessation of labor, or any other notices that Lender considers necessary or desirable to protect its security.

                  16.3 Inconsistencies with Loan Documents. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

                  16.4 No Waiver; Remedies Cumulative. No disbursement of proceeds of the Loan shall constitute a waiver of any conditions to Lender's obligation to make further disbursements, and if Borrower is unable to satisfy any such conditions, the existence of any such waiver shall not preclude Lender from thereafter declaring such inability to constitute a default under this Agreement. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to and not exclusive of any rights or remedies provided by law or otherwise available.

                  16.5 Lender Approval of Instruments and Parties. All proceedings taken in accordance with transactions provided for herein; all waivers of lien, surveys, appraisals and documents required or contemplated by this Agreement and the Persons responsible for the execution and preparation thereof shall be satisfactory to, and subject to approval by, Lender. Lender's counsel shall be provided with copies of all documents which they may reasonably request in connection with this Agreement.

                  16.6 Lender Determination of Facts. Lender shall at all times be free to hire such independent consultants as it deems reasonably necessary to independently establish the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement or of any disbursement of Loan proceeds hereunder. The costs of such consultants are to be paid by Borrower, provided such consultants are hired in the ordinary course of Lender's business and similar consultants are generally engaged to review all properties in which Lender owns a fee, leasehold or mortgagee's interest. Provided no Event of Default then exists (in which case the foregoing limitation shall not apply) the annual cost of Lender's regular consultants shall not exceed on average Two Thousand Five Hundred Dollars ($2,500) per year, which amount shall be increased to reflect increases in the CPI from the date hereof.

                  16.7 Incorporation of Preamble, Recitals and Exhibits. The preamble, recitals and exhibits hereto are hereby incorporated into this Agreement and made a part hereof.




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



                  16.8 Entire Agreement. This Agreement and the other Loan Documents constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements between the parties with respect to the matters contained in this Agreement and the other Loan Documents. All prior or contemporaneous understandings, oral representations or agreements had among the parties with respect to this subject matter are merged and contained in this Agreement and the other Loan Documents.

                  16.9 Further Assurances. Borrower shall execute and deliver from time to time, promptly after any request therefor by Lender, any and all instruments, agreements and documents and shall take such other action as may be necessary or desirable in the opinion of Lender to maintain, perfect or insure Lender's security provided for herein and in the other Loan Documents, including the execution of UCC-1 renewal statements, the execution of such amendments to the Deed of Trust and the other Loan Documents, the delivery of such endorsements to the Title Company and any and all documents or instruments in respect of any revenues from the Property, all as Lender shall reasonably require, and shall pay all fees and expenses (including reasonable attorneys' fees) related thereto or incurred by Lender in connection therewith.

                  16.10 Changes, Waivers, Discharge and Modifications in Writing. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                  16.11 Choice of Law. THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  16.12 Disbursements in Excess of Loan Amount. If the total disbursements by Lender exceed the amount of the Loan, to the extent permitted by the laws of the State of New York, the total of all disbursements shall be secured by the Loan Documents. All other sums expended by Lender pursuant to this Agreement or any other Loan Documents shall be deemed to have been paid to Borrower and shall be secured by the Loan Documents. Funds advanced in the reasonable exercise of Lender's judgment that the same are needed to complete the Improvements or to protect its security are to be deemed obligatory advances hereunder and are to be added to the total indebtedness due under the Note and secured by the Loan Documents and said indebtedness shall be increased accordingly.

                  16.13 Counterparts. This Agreement and all other Loan Documents may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement. Signature and acknowledgement pages may be detached from the counterparts and




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attached to a single copy of the document to physically form one document.

                  16.14 Time is of the Essence. Time is of the essence of this Agreement.

                  16.15 Attorneys' Fees. For the purpose of this Agreement and the other Loan Documents, the terms "attorneys' fees" and "attorneys' fees and costs" shall each mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The terms "attorneys' fees" and "attorneys' fees and costs" shall also each include all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings, and whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred and shall also include all such fees and expenses incurred in enforcing any judgment. In the event of any dispute between the parties hereto involving the covenants or conditions contained in this Agreement or arising out of the subject matter of this Lease, the prevailing party shall be entitled to recover against the other party reasonable attorneys' fees and court costs.

                  16.16 Severability. Should any portion of this Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severed from this Agreement and shall not affect the remainder thereof.

                  16.17 Interest Rate Limitation. It is the intent of Borrower and Lender in the execution of this Agreement and the other Loan Documents that the Loans be exempt from the usury laws of the State of New York. In the event that, for any reason, it should be determined that the New York usury law is applicable to the Loans, Lender and Borrower stipulate and agree that none of the terms and provisions contained herein or in any of the other Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of New York. In such event, if Lender shall collect any monies which are deemed to constitute interest which would otherwise increase the effective interest rate on the Loans to a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of New York, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Lender, be credited to the payment of sums due hereunder or under the other Loan Documents or shall be returned to Borrower.

                  16.18 Brokers. Borrower hereby represents and warrants to Lender that there are no brokerage commissions or finders' fees due or claimed by any party to be due in connection




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



with or with respect to the transaction contemplated hereby as a result of any agreements or understandings, including alleged agreements and understandings, with Borrower or any affiliate of Borrower or anyone claiming to represent Borrower or any affiliate of Borrower. Lender hereby represents and warrants to Borrower that there are no brokerage commissions or finders' fees due or claimed by any party to be due in connection with or with respect to the transaction contemplated hereby as a result of any agreements or understandings, including alleged agreements and understandings, with Lender or any affiliate of Lender or anyone claiming to represent Lender or any affiliate of Lender.

                  16.19    Non-Recourse as to Lender and Borrower.

                  (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Lender under this Agreement shall be enforced only against Lender's interest in the Collateral and not against any other assets, properties or funds of (a) Lender, (b) any director, officer, general partner, limited partner, employee or agent of Lender, or any general partner of Lender, any of their respective general partners or stockholders (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Lender, or any of their respective general partners, either directly or through either Lender or their respective general partners or any predecessor or successor partnership or corporation or their stockholders, officers, directors, employees or agents (or other entity), or (d) any other Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof. Borrower shall have the right of setoff against payments due under the Note following a judicial determination of a court of competent jurisdiction of Lender's liability for the breach of one or more of its obligations hereunder.

                  (b) Except as expressly set forth below, the recourse of Lender with respect to the obligations evidenced by the Note and the Loan Documents shall be solely to the Property. Notwithstanding the foregoing, nothing shall be deemed in any way to impair, limit or prejudice the rights of
Lender:

                                    (i)  in  foreclosure  proceedings  or in any
                  ancillary proceedings brought to facilitate Lender's foreclosure on the Property or the Pledged Lender's Shares or any portion thereof, provided such exception shall not expand Lender's ability to seek recourse against assets in which it has no security interest;

                                    (ii)   to   recover   from    Borrower   any
                  condemnation or insurance proceeds attributable to the Property which were not paid to Lender or used to restore the Property in accordance with the terms of this Agreement;

                                    (iii) to recover  from  Borrower  any rents,
                  profits, security deposits, advances, rebates, prepaid rents, room or other hotel or golf course revenues or other similar sums attributable to the Property collected by or for Borrower following an Event of Default and not properly applied to the reasonable fixed and operating expenses of the Property, including payments of the Loan; and

                                    (iv) to recover  any  damages as a result of
                  any fraud or misrepresentation by Borrower in connection with the Property or the Loan Documents.

                  16.20 No Relationship. Lender shall in no event be construed for any purpose to be a partner, landlord, fee owner, joint venturer or associate of Borrower or of any tenant, operator, concessionaire or licensee of Borrower with respect to the Property or any of the Other Leased Properties or otherwise in the conduct of their respective businesses. Without limiting the foregoing, Borrower confirms that this Agreement creates a creditor/debtor relationship and not that of a landlord/tenant or partnership.

                  16.21 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the permitted heirs, executors, administrators, legal representatives, successors and assigns of the parties.

                  16.22 Competition Between Lender and Borrower. Lender and Borrower agree that neither party shall be restricted as to other relationships and competition. Affiliates of Borrower shall be allowed to own, lease and/or manage other golf courses or golf resorts that are not affiliated with Lender, provided that such other ownership, leasing or management arrangements are disclosed to Lender in writing. Subject to the provisions of Section 16.24, Lender may acquire or own golf courses that may be geographically proximate to one or more golf courses that Borrower or Affiliates of Borrower may own, manage or lease.

                  16.23 Waiver of Jury Trial. BORROWER AND LENDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower and Lender acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Borrower and




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



Lender further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  16.24 Right of First Offer to Lease Additional Golf Courses Proximate to the Innisbrook Property. Neither Lender nor any of its Affiliates, either individually or with any other Person, shall at any time while the Loan is outstanding own, lease, finance and/or manage an existing property containing a golf course which is located within a twenty-five mile radius (the "Restricted Radius") of the Innisbrook Premises except in accordance with the terms of this
Section 16.24. If at any time while the Loan is outstanding, Lender or any of its Affiliates shall be given the opportunity with an unrelated third-party (each such party, a "Third Party") to own or lease a golf course that is within the Restricted Radius, which opportunity Lender or any of its Affiliates intends to accept, then Lender shall send notice to Borrower of such opportunity together with a copy of the proposed agreement or term sheet (the "Proposed Agreement") between Lender or its Affiliate and the Third-Party pertaining to such opportunity. Within forty-five days of delivery of such notice to Borrower, Borrower and Lender shall endeavor in good faith to execute and deliver to the other a mutually satisfactory agreement setting forth such agreement, in lieu of the Third- Party, with the Lender or its Affiliate, on substantially the same terms and conditions in the Proposed Agreement. If agreement is not executed and delivered as aforesaid, then Lender and its Affiliates shall be free for a period of two hundred and seventy days to enter into such opportunity with the Third-Party on generally the same terms and conditions as set forth in the Proposed Agreement. Notwithstanding the foregoing, if any opportunity is presented to Lender or any of its Affiliates to own or lease a property that is within the Restricted Area and that has an existing and operating golf course, then Lender shall have no obligation to provide Borrower with the notice specified in this Section or to comply with the other requirements of this Section during the period that such property has a pre-existing arrangement with another owner, operator or manager, provided, that upon the expiration or termination of such pre-existing arrangement, Lender shall offer such opportunity to Borrower in accordance with the terms of this Section.





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                  IN WITNESS  WHEREOF,  Lender and  Borrower  have  caused  this
Agreement to be duly executed and delivered as of the date first above written.


Borrower:

GOLF HOST RESORTS, INC.,
a Colorado corporation



By: /s/ Merrick R. Kleeman
Its: President


By:_____________________________
Its:____________________________


Lender:

GOLF TRUST OF AMERICA, L.P.,
a Delaware limited partnership


By:  GTA GP, Inc., a Maryland corporation
Its: General Partner


     By: /s/ W. Bradley Blair
     Its: President





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